Exhibit 1.1

VEDTÆGTER / ARTICLES OF ASSOCIATION

EVAXION BIOTECH A/S CVR-nr. 31762863

1.	Selskabets navn og formål	1.	Name and object
1.1	Selskabets navn er Evaxion Biotech A/S. Selskabet driver tillige virksomhed under binavnet NovVac A/S.	1.1	The name of the Company is Evaxion Biotech A/S. The Company also carries on business under the secondary name NovVac A/S.
1.2	Selskabets formål er at skabe avanceret software med henblik på udvikling af nye immunterapier og vacciner.	1.2	The objective of the Company is to create advanced software that enables the development of novel immune therapies and vaccines.
2.	Kapitalforhold	2.	Capital
2.1	Selskabets kapital udgør nominelt 58.660.556 kr. fordelt på 58.660.556 aktier á nominelt 1 kr. eller multipla heraf.	2.1	The share capital is nominal DKK 58,660,556 divided into 58,660,556 shares of nominal DKK 1 each or any multiples hereof.
2.2	Kapitalejers navn og adresse indføres i selskabets ejerbog. Ejerbogen føres af Computershare A/S (CVR-nr. 27088899).	2.2	The names and addresses of the shareholders shall be entered into the Company’s shareholders’ register. The shareholders’ register shall be kept by Computershare A/S (CVR no. 27088899).
2.3	Ingen aktie har særlige rettigheder og ingen kapitalejer er pligtig at lade sine aktier indløse.	2.3	No share carries any special rights and no shareholder is obliged to let his shares be redeemed.
2.4	Aktierne er ikke-omsætningspapirer.	2.4	The shares are non-negotiable instruments.
2.5	Bestyrelsen er i perioden indtil 15. april 2029 bemyndiget til ad én eller flere gange at udstede warrants til medlemmer af selskabets bestyrelse og direktion samt nøglemedarbejdere i selskabet eller dets datterselskaber, som giver ret til tegning af i alt op til nominelt DKK 9.461.540 uden fortegningsret for selskabets aktionærer. Udnyttelseskursen for warrants, der er udstedt i henhold til denne bemyndigelse, skal fastsættes af bestyrelsen til markedskurs. Bestyrelsen fastlægger vilkårene for udstedte warrants og fordelingen heraf.	2.5	The board of directors is until 15 April 2029 authorized at one or more times to issue warrants to members of the company's board of directors and executive management as well as key-employees of the company or its subsidiaries entitling the holder to subscribe for shares for a total of up to nominal value of DKK 9,461,540 without pre-emptive subscription rights for the company's shareholders. The exercise price for the warrants issued according to this authorization shall be determined by the board of directors at market price. The board of directors shall determine the terms for the warrants issued and the distribution hereof.

	Bestyrelsen er samtidig bemyndiget til i perioden indtil 15. april 2029 ad én eller flere gange at forhøje selskabets aktiekapital med op til i alt nominelt DKK 9.461.540 uden fortegningsret for selskabets aktionærer ved kontant indbetaling med henblik på at gennemføre de til udnyttelsen af udstedte warrants tilhørende kapitalforhøjelser. Bestyrelsen kan med hjemmel i denne bemyndigelse minimum forhøje aktiekapitalen med DKK 1,00 og maksimalt med nominelt DKK 9.461.540.		At the same time, the board of directors is authorized until 15 April 2029 at one or more times to increase the company's share capital with up to nominal value of DKK 9,461,540 without pre-emptive rights for the company's shareholders by cash payment in order to implement the capital increase related to exercise of warrants. In accordance with this clause the board of directors may increase share capital with a minimum nominal value of DKK 1.00 and a maximum nominal value of DKK 9,461,540.
	De aktier, som måtte blive tegnet ved udnyttelse af warrants, skal være ikke-omsætningspapirer og skal lyde på navn og noteres på navn i ejerbogen. De nye aktier skal være underlagt samme indskrænkninger i aktiernes omsættelighed, som er gældende for selskabets øvrige aktier, og ingen aktionær skal være forpligtet til at lade sine aktier indløse helt eller delvist. Der kan ikke ske delvis indbetaling. Aktierne skal i det hele være ligestillet med den bestående aktiekapital og skal ikke tilhøre en særlig aktieklasse. Aktierne giver ret til udbytte og andre rettigheder i selskabet på tidspunktet for registreringen af kapitalforhøjelsen i Erhvervsstyrelsen.		The shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company's register of shareholders. The shares shall be subject to the same restrictions on transferability as the existing shares of the company and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital and shall not belong to a specific share class. The shares shall give rights to dividends and other rights in the company from the time of registration of the capital increase with the Danish Business Authority.
2.5.1	I henhold til en tidligere i punkt 2.5 indeholdt bemyndigelse fra generalforsamlingen har bestyrelsen den 17. december 2020 tildelt og udstedt 581.796 stk. warrants, hver med ret til at tegne en aktie med pålydende DKK 1,00. Tildelingen af warrants sker vederlagsfrit.	2.5.1	Pursuant to a previous authorization from the general meeting set out in clause 2.5, the board of directors has on 17 December 2020 granted and issued 581,796 warrants. Each warrant entitles the holder to subscribe for one share in the company with a nominal value of DKK 1.00. The grant of the warrants shall not be subject to payment from the holders.
	De således udstedte warrants udstedes på følgende vilkår:		The terms and conditions with respect to the granted warrants are as set forth below:
	67.464 warrants udstedes på de i vedtægternes bilag 3 angivne vilkår.		67,464 warrants are issued on the terms and conditions set forth in appendix 3 to the articles of association.

122.328 warrants udstedes på de i vedtægternes bilag 3 angivne vilkår, men således at disse warrants anses for optjent på tildelingstidspunktet.	122,328 warrants are issued on the terms and conditions set out in Appendix 3 to the articles of association, however, these warrants shall be deemed vested on the grant date.
61.560 warrants udstedes på de i vedtægternes bilag 5 angivne vilkår idet hver warrant giver ret til tegning af nominelt kr. 1 aktie mod kontant indbetaling af kr. 1, og således at optjening af warrants i henhold til bilag 5 regnes fra 1. januar 2020.	61,560 warrants are issued on the terms and conditions set forth in appendix 5 to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash payment of DKK 1 and vesting according to appendix 5 shall be calculated from 1 January 2020.
19.008 warrants udstedes på de i vedtægternes bilag 5 angivne vilkår idet hver warrant giver ret til tegning af nominelt kr. 1 aktie mod kontant indbetaling af kr. 1, og således at optjening af warrants i henhold til bilag 5 regnes fra 1. maj 2020.	19,008 warrants are issued on the terms and conditions set forth in appendix 5 to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash payment of DKK 1 and vesting according to appendix 5 shall be calculated from 1 May 2020.
150.660 warrants udstedes på de i vedtægternes bilag 5 angivne vilkår idet hver warrant giver ret til tegning af nominelt kr. 1 aktie mod kontant indbetaling af kr. 1, og således at optjening af warrants i henhold til bilag 5 regnes fra 1. oktober 2019.	150,660 warrants are issued on the terms and conditions set forth in appendix 5 to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash payment of DKK 1 and vesting according to appendix 5 shall be calculated from 1 October 2019.
120.024 warrants udstedes på de i vedtægternes bilag 5 angivne vilkår idet hver warrant giver ret til tegning af nominelt kr. 1 aktie mod kontant indbetaling af kr. 1, og således at warrants anses for optjent fuldt ud på tildelingstidspunktet. Herudover finder punkt 5 i bilag 5 ikke anvendelse.	120,024 warrants are issued on the terms and conditions set forth in appendix 5 to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash payment DKK 1 and all warrants shall be deemed vested on the grant date. Additionally, clause 5 of appendix 5 shall not apply.
40.752 warrants udstedes på de i vedtægternes bilag 5 angivne vilkår idet hver warrant giver ret til tegning af nominelt kr. 1 aktie mod kontant indbetaling af kr. 1, og således at warrants anses for optjent fuldt ud på tildelingstidspunktet.	40,752 warrants are issued on the terms and conditions set forth in appendix 5 to the articles of association. Each warrant confers the right to subscribe nominal DKK 1 share against cash payment of DKK and all warrants shall be deemed vested on the grant date.
Samtidig har bestyrelsen truffet beslutning om den dertil hørende kapitalforhøjelse, således at selskabskapitalen kan forhøjes med op til 581.796 aktier. Selskabets kapitalejere skal ikke have fortegningsret til aktier, som udstedes ved udnyttelse af warrants. De nærmere vilkår for kapitalforhøjelsen fremgår ovenfor og af bilag 1-3 og 5.	At the same time the board of directors has decided upon the related capital increase, such that the capital of the company can be increased by up to 581,796 shares. The company's shareholders shall not have priority subscription rights to shares issued by the exercise of warrants. The terms for this capital increase are also specified above and in appendices 1-3 and 5.

2.5.2	I henhold til en tidligere i punkt 2.5 indeholdt bemyndigelse fra generalforsamlingen har bestyrelsen den 17. december 2020 tildelt og udstedt 175.824 stk. warrants, hver med ret til at tegne en aktie med pålydende DKK 1,00. Tildelingen af warrants sker vederlagsfrit.	2.5.2	Pursuant to a previous authorization from the general meeting set out in clause 2.5, the board of directors has on 17 December 2020 granted and issued 175,824 warrants. Each warrant entitles the holder to subscribe for one share in the company with a nominal value of DKK 1.00. The grant of the warrants shall not be subject to payment from the holders.
	De således udstedte warrants udstedes på de i bilag 5 angivne vilkår, dog således at 90.216 warrants optjenes fra og med 1. januar 2021 og 6.084 warrants optjenes fra og med 1. januar 2020, 79.524 warrants anses for optjent på tildelingstidspunktet.		The terms and conditions with respect to the granted warrants are as set forth in appendix 5, however, 90,216 warrants start vesting from 1 January 2021 and 6,084 warrants start vesting from 1 January 2020, 79,524 shall be deemed vested as of the grant date.
	Samtidig har bestyrelsen truffet beslutning om den dertil hørende kapitalforhøjelse, således at selskabskapitalen kan forhøjes med op til 175.824 aktier. Selskabets kapitalejere skal ikke have fortegningsret til aktier, som udstedes ved udnyttelse af warrants. De nærmere vilkår for kapitalforhøjelsen fremgår ovenfor og af bilag 1-3 og 5.		At the same time the board of directors has decided upon the related capital increase, such that the capital of the company can be increased by up to 175,824 shares. The company's shareholders shall not have priority subscription rights to shares issued by the exercise of warrants. The terms for this capital increase are also specified above and in appendices 1-3 and 5.
2.5.3	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 og på de i bilag 5 angivne vilkår har bestyrelsen den 17. juni 2021 tildelt og den 21. oktober 2021 formelt udstedt i alt 62.147 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital, dog således at optjening af warrants i henhold til bilag 5 regnes fra den 1. april 2021. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 1.437.853.	2.5.3	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association and on the terms of appendix 5, the board of directors has on 17 June 2021 granted, and on 21 October 2021 formally issued, 62,147 warrants and resolved to carry out the increase of the company's share capital relating to the warrants, provided, however, that vesting according to appendix 5 shall be calculated from 1 April 2021. The authorization in article 2.5 is hereafter reduced to 1,437,853.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på DKK 1,00, dog således at regulerings-mekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of DKK 1.00, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.

	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 62.147, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 62,147, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.
-	Tegningskursen for kapitalforhøjelsen er fastsat til DKK 1,00 pr. aktie á nominelt DKK 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of DKK 1.00 per share of nominal DKK 1.00, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).		The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.
2.5.4	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 7. december 2021 tildelt og udstedt i alt 523.599 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således 500.683 warrants optjenes med 1/36 pr. md. fra og med 1. januar 2022 og 22.916 warrants anses for fuldt optjent på udstedelsestidspunktet. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 914.254.	2.5.4	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on 7 December 2021 granted and issued 523,599 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that 500,683 warrants vest with 1/36 per month from 1 January 2022 and 22,916 warrants shall be deemed fully vested at the time of issuance. The authorization in article 2.5 is hereafter reduced to 914,254.

	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 5,38, dog således at regulerings-mekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 5.38, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 523.599, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 523,599, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 5,38 pr. aktie á nominelt DKK 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 5.38 per share of nominal DKK 1.00, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association
2.5.5	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 11. marts 2022 tildelt og udstedt i alt 35.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således 35.000 warrants optjenes med 1/36 pr. md. fra og med 1. april 2022. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 879.254.	2.5.5	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on March 11, 2022 granted and issued 35.000 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that 35,000 warrants vest with 1/36 per month from April 1, 2022. The authorization in article 2.5 is hereafter reduced to 879,254.

	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 2,96, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 2.96, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 35.000, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 35,000, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 2,96 pr. aktie á nominelt DKK 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 2.96 per share of nominal DKK 1.00, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association
2.5.6	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 14. juni 2022 tildelt og udstedt i alt 65.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at 10.000 warrants optjenes med 1/36 pr. md. fra og med 1. februar 2022, 10.000 warrants optjenes med 1/36 pr. md. fra og med 1. april 2022 og 45.000 warrants optjenes med 1/36 pr. md. fra og med 1. juni 2022. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 814.254.	2.5.6	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on June 14, 2022 granted and issued 65,000 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that 10,000 warrants vest with 1/36 per month from February 1, 2022, 10,000 warrants vest with 1/36 per month from April 1, 2022 and 45,000 warrants vest with 1/36 per month from June 1, 2022. The authorization in article 2.5 is hereafter reduced to 814,254.

	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 1,83 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 1.83 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 65.000, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 65,000, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 1,83 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 1.83 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.

2.5.7	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 15. september 2022 tildelt og udstedt i alt 11.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at 5.000 warrants optjenes med 1/36 pr. md. fra og med 1. august 2022 og 6.000 warrants optjenes med 1/36 pr. md. fra og med 8. august 2022. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 803.254.	2.5.7	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on September 15, 2022 granted and issued 11,000 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that 5,000 warrants vest with 1/36 per month from August 1, 2022 and 6,000 warrants vest with 1/36 per month from August 8, 2022. The authorization in article 2.5 is hereafter reduced to 803,254.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 2,42 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at regulerings-mekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 2.42 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 11.000, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 11,000, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 2,42 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 2.42 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.

2.5.8	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 12. december 2022 tildelt og udstedt i alt 380.612 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at 2.500 warrants er fuldt optjent pr. 7. december 2022, 50.000 warrants optjenes med 1/36 pr. md. fra og med 7. december 2022, 299.362 warrants optjenes med 1/36 pr. md. fra og med 1. januar 2023 og 28.750 warrants optjenes med 1/12 pr. md. fra og med 1. januar 2023. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 422.642.	2.5.8	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on December 12, 2022 granted and issued 380,612 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that 2,500 warrants are vested immediately per December 7, 2022, 50,000 warrants vest with 1/36 per month from December 7, 2022, 299,362 warrants vest with 1/36 per month from January 1, 2023 and 28,750 warrants vest with 1/12 per month from January 1, 2023. The authorization in article 2.5 is hereafter reduced to 422,642.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 2,23 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at regulerings-mekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 2.23 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 380.612, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 380,612, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 2,23 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 2.23 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.

-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.
2.5.9	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 15. marts 2023 tildelt og udstedt i alt 10.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at de 10.000 warrants optjenes med 1/36 pr. md. fra og med 1. januar 2023. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 412.642.	2.5.9	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on March 15, 2023 granted and issued 10,000 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that such 10,000 warrants vest with 1/36 per month from January 1, 2023. The authorization in article 2.5 is hereafter reduced to 412,642.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 1,90 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 1.90 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 10.000, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 10,000, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.

-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 1,90 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 1.90 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association
2.5.10	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 1. september 2023 tildelt og udstedt i alt 100.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at de 100.000 warrants optjenes med 1/36 pr. md. fra og med 1. september 2023. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 312.642.	2.5.10	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on September 1, 2023 granted and issued 100,000 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that such 100,000 warrants vest with 1/36 per month from September 1, 2023. The authorization in article 2.5 is hereafter reduced to 312,642.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 1,02 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at regulerings-mekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 1.02 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:

-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 100.000, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 100,000, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 1,02 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 1.02 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.
2.5.11	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 11. december 2023 tildelt og udstedt i alt 306.074 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at 216.074 warrants optjenes med 1/36 pr. md. fra og med 1. januar 2024 og 90.000 warrants optjenes med 1/12 pr. md. fra og med 1. januar 2024. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 6.568. Ved generalforsamlingsbeslutning den 16. april 2024 er bemyndigelsen forhøjet til nominelt DKK 10.000.000.	2.5.11	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on 11 December 2023 granted and issued 306,074 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that 216,074 warrants vest with 1/36 per month from 1 January 2024 and 90,000 warrants vest with 1/12 per month from 1 January 2024. The authorization in article 2.5 is hereafter reduced to 6,568. By resolution of the general meeting on 16 April 2024 the authorization has been increased to nominal DKK 10,000,000.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 0,75 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, og dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 0,75 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however no less than DKK 1 per share of nominal DKK and provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.

	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 306.074, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 306,074, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different amount.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 0,75 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 0.75 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK and provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.
2.5.12	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.5 har bestyrelsen den 1. maj 2024 tildelt og udstedt i alt 538.460 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at 438.460 warrants optjenes med 1/36 pr. md. fra og med 1. maj 2024 og 100.000 warrants optjenes med 1/12 pr. md. fra og med 1. maj 2024. Bemyndigelsen i pkt. 2.5 er herefter nedsat til nominelt DKK 9.461.540.	2.5.12	Pursuant to the authorization from the general meeting set out in article 2.5 of the articles of association the board of directors has on 1 May 2024 granted and issued 538,460 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 and provided, however, that 438,460 warrants vest with 1/36 per month from 1 May 2024 and 100,000 warrants vest with 1/12 per month from 1 May 2024. The authorization in article 2.5 is hereafter reduced to 9,461,540.

	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 0,40 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, og dog således at regulerings-mekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 0.40 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however no less than DKK 1 per share of nominal DKK and provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 538.460, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 538,460, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different amount.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 0,40 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 0.40 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK and provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.

2.6	I overensstemmelse med en tidligere version af bemyndigelsen i vedtægternes punkt 2.5 har selskabets bestyrelse på bestyrelsesmøde den 19. december 2016 truffet beslutning om at udstede indtil 758.448 warrants med ret til at tegne 758.448 aktier. Udstedelsen sker, uden fortegningsret for selskabets eksisterende kapitalejere, til medarbejdere på vilkår som nærmere fremgår af bilag 1 som udgør en integreret del af disse vedtægter. Tegningen af de tildelte warrants skal ske skriftligt inden den 31. december 2036.	2.6	In accordance with a previous version of the authorization in section 2.5 of the articles of association, the board of directors has at their board meeting December 19th 2016, decided to issue up to 758,448 warrants with subscription right to 758,448 shares to the employees or board members of the group of companies on terms as specified in appendix 1, which constitutes an integrated part of these articles of association The issuing of warrants is without pre-emptive rights to the existing shareholders. Subscription shall be made in writing before December 31st 2036.
	Samtidig har bestyrelsen truffet beslutning om den dertil hørende kapitalforhøjelse, således at selskabskapitalen kan forhøjes med op til 758.448 aktier. Selskabets kapitalejere skal ikke have fortegningsret til aktier, som udstedes ved udnyttelse af warrants. De nærmere vilkår for kapitalforhøjelsen fremgår ligeledes af bilag 1.		At the same time the board of directors has decided upon the related capital increase, such that the capital of the company can be increased by up to 758,448 shares. The company's shareholders shall not have priority subscription rights to shares issued by the exercise of warrants. The terms for this capital increase are also specified in appendix 1.
	I overensstemmelse med en tidligere version af bemyndigelsen i vedtægternes punkt 2.5 har selskabets bestyrelse på bestyrelsesmøde den 10. september 2017 truffet beslutning om at udstede indtil 632.700 warrants med ret til at tegne 632.700 aktier. Udstedelsen sker, uden fortegningsret for selskabets eksisterende kapitalejere, til selskabets CEO og til medarbejdere på vilkår som nærmere fremgår af bilag 1 (15.516 warrants til medarbejderne) og bilag 2 (617.184 warrants til CEO) til vedtægterne.		In accordance with a previous version of the authorization in article 2.5 of the articles of association, the board of directors has at their board meeting on 10 September 2017, decided to issue up to 632,700 warrants with subscription right to 632,700 shares. The issue is made without pre-emption right to the existing shareholders to the CEO and employees of the company on terms as specified in appendix 1 (15,516 warrants to the employees) and appendix 2 (617,184 warrants to the CEO) to the articles of association.
	Samtidig har bestyrelsen truffet beslutning om den dertil hørende kapitalforhøjelse således at selskabskapitalen kan forhøjes med op til 632.700 aktier. Selskabets kapitalejere skal ikke have fortegningsret til aktier, som udstedes ved udnyttelse af warrants. De nærmere vilkår for kapitalforhøjelsen fremgår ligeledes af bilag 2.		At the same time, the board of directors has decided upon the related capital increase, such that the capital of the company can be increased by up to 632,700. The company's shareholders shall not have priority subscription rights to shares issued by the exercise of warrants. The terms for this capital increase are also specified in appendix 2.
2.7	Bestyrelsen er i perioden indtil den 1. september 2023 bemyndiget til ad en eller flere gange at udstede warrants til selskabets nøglemedarbejdere, bestyrelse samt konsulenter med ret til at tegne op til 141.804 aktier i selskabet. Selskabets aktionærer skal ikke have fortegningsret ved bestyrelsens udnyttelse af denne bemyndigelse. De nærmere vilkår fastsættes af bestyrelsen.	2.7	In the period up until 1 September 2023, the board of directors is authorized, once or in several rounds, to issue warrants to company's key employees, board of directors and consultants to subscribe for up to 141,804 shares in the Company. The Company's shareholders shall not have any pre-emptive rights when the Board of Directors exercises this authorization. The relevant terms and conditions are decided by the board of directors.

	Bestyrelsen er i perioden indtil den 1. september 2023 endvidere bemyndiget til ad en eller flere gange at forhøje selskabets aktiekapital med op til 141.804 aktier ved kontant indbetaling i forbindelse med udnyttelse af warrantene. Selskabets aktionærer skal ikke have fortegningsret til aktier, som udstedes ved udnyttelse af udstedte warrants. For aktier udstedt i henhold til denne bemyndigelse skal gælde:	Furthermore, the Board of Directors is in the period up to 1 September 2023 authorized, once or in several rounds, to raise the Company's share capital by up to 141,804 shares through cash contribution when exercising the warrants. The Company's shareholders do not have any pre-emptive rights in respect of shares issued in connection with the exercise of issued warrants. The following shall apply to shares issued in accordance with this authorization:
at	aktierne skal lyde på navn,	The shares shall be issued in name;
at	aktierne skal være ikke-omsætningspapirer,	the shares shall be non-negotiable instruments;
at	selskabets hidtidige aktionærer ikke skal have fortegningsret til aktierne,	the Company's present shareholders do not have pre-emptive rights to subscribe for these shares;
at	der ikke kan ske delvis indbetaling,	no partial payment of the shares is allowed;
at	aktierne ikke skal have særlige rettigheder, og	The shares do not carry any special rights; and
at	der af bestyrelsen kan fastsættes begrænsninger i aktiernes omsættelighed i form af krav om samtykke fra selskabet, forkøbsret til andre aktionærer m.v.	the Board of Directors may stipulate restrictions in the negotiability of the shares, such as required permission by the Company, pre-emptive purchase right for other shareholders, etc.
	Bestyrelsen bemyndiges endvidere til at foretage de ændringer i selskabets vedtægter, som måtte være nødvendige som følge af bestyrelsens udnyttelse af ovenstående bemyndigelse.	The board of directors is furthermore authorized to adopt such changes to the company's articles of association as may be required as a result of the board of directors' exercise of the above authorization.
	I overensstemmelse med bemyndigelsen i vedtægternes punkt 2.7 har selskabets bestyrelse på bestyrelsesmøde den 19. december 2017 truffet beslutning om at udstede indtil 141.804 warrants med ret til at tegne 141.804 aktier. Udstedelsen sker, uden fortegningsret for selskabets eksisterende kapitalejere på vilkår, som nærmere fremgår af bilag 3 til vedtægterne.	In accordance with the authorization in article 2.7 of the articles of association, the board of directors has at their board meeting on 19 December 2017, decided to issue up to 141,804 warrants with subscription right to 141,804 shares. The issue is made without pre-emption right to the existing shareholders on terms as specified in appendix 3 to the articles of association.

	Samtidig har bestyrelsen truffet beslutning om den dertil hørende kapitalforhøjelse, således at selskabskapitalen kan forhøjes med op til 141.804 aktier. Selskabets kapitalejere skal ikke have fortegningsret til aktier, som udstedes ved udnyttelse af warrants. De nærmere vilkår for kapitalforhøjelsen fremgår ligeledes af bilag 3.		At the same time, the board of directors has decided upon the related capital increase, such that the capital of the company can be increased by up to 141,804 shares. The company's shareholders shall not have priority subscription rights to shares issued by the exercise of warrants. The terms for this capital increase are also specified in appendix 3.
	Bemyndigelsen i punkt 2.7 er herefter udnyttet fuldt ud.		Hereafter, the authorization under article 2.7 is exercised in full.
2.8	Bestyrelsen er i perioden indtil 23. november 2025 bemyndiget til ad én eller flere gange at udstede warrants til investorer i selskabet, som giver ret til tegning af i alt op til nominelt DKK 1.080.000 uden fortegningsret for selskabets aktionærer. Udnyttelseskursen for warrants, der er udstedt i henhold til denne bemyndigelse, skal fastsættes til aktiernes nominelle værdi, pt. DKK 1. Bestyrelsen fastlægger vilkårene for udstedte warrants og fordelingen heraf.	2.8	The board of directors is authorised during the period until 23 November 2025, on or more occasions, to issue warrants to the company's investors entitling the holder to subscribe shares for a total of up to nominal value of DKK 1,080,000 without pre-emptive rights for the company's shareholders. The exercise price for the warrants shall be equal to the nominal value of the company’s shares, currently DKK 1. The board of directors shall determine the terms for the warrants issued and distribution hereof.
	Bestyrelsen er samtidig bemyndiget til i perioden indtil 23. november 2025 ad én eller flere gange at forhøje selskabets aktiekapital med op til i alt nominelt DKK 1.080.000 uden fortegningsret for selskabets aktionærer ved kontant indbetaling med henblik på at gennemføre de til udnyttelsen af udstedte warrants tilhørende kapitalforhøjelser. Bestyrelsen kan med hjemmel i denne bemyndigelse minimum forhøje aktiekapitalen med nominelt DKK 1 og maksimalt med nominelt DKK 1.080.000.		At the same time, the board of directors is authorised in the period until 23 November 2025 on one or more occasions to increase the company's share capital by up to a total nominal value of DKK 1,080,000 without pre-emptive rights for the existing shareholders by cash payment in order to implement the capital increase(s) related to exercise of warrants. In accordance with this clause, the board of directors may increase the share capital with a minimum nominal value of DKK 1 and a maximum nominal value of DKK 1,080,000.
	De aktier, som måtte blive tegnet ved udnyttelse af warrants, skal være ikke-omsætningspapirer og skal lyde på navn og noteres på navn i ejerbogen. Aktierne skal ikke være undergivet omsættelighedsbegrænsninger, og ingen aktionær skal være forpligtet til at lade sine aktier indløse helt eller delvist. Aktierne skal i det hele være ligestillet med den bestående aktiekapital og skal ikke tilhøre en særlig aktieklasse. Aktierne giver ret til udbytte og andre rettigheder i selskabet på tidspunktet for registreringen af kapitalforhøjelsen.		The new shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company's shareholders' register. The new shares shall not have any restrictions as to their transferability and no shareholder shall be obliged to have the shares redeemed fully or partly. The shares shall be with the same rights as the existing share capital and shall not belong to a special share class. The new shares shall give rights to dividends and other rights in the company as from the date of registration of the capital increase with the Danish Business Authority.

2.8.1	I henhold til den i punkt 2.8 indeholdte bemyndigelse fra generalforsamlingen har bestyrelsen den 17. december 2020 tildelt og udstedt 373.127 stk. warrants (justeret ved bestyrelsesbeslutning 3. oktober 2024), hver med ret til at tegne en aktie med pålydende DKK 1,00. Tildelingen af warrants sker vederlagsfrit. Bemyndigelsen i pkt. 2.8 er herefter reduceret til 706.873 stk. warrants (justeret ved bestyrelsesbeslutning 3. oktober 2024), der hver giver ret til tegning af 1 aktie à nominelt DKK 1,00 i selskabet mod kontantindskud og til at foretage den hertil hørende kapitalforhøjelse med op til nominelt DKK 706.873 (justeret ved bestyrelsesbeslutning 3. oktober 2024). De udstedte warrants udstedes på de i bilag 4 angivne vilkår.	2.8.1	Pursuant to the authorization from the general meeting set out in clause 2.8 of the articles of association, the board of directors has on 17 December 2020 granted and issued 373,127 warrants (adjusted by decision of the board of directors on 3 October 2024). Each warrant entitles the holder to subscribe for one share in the company with a nominal value of DKK 1.00. The grant of the warrants shall not be subject to payment from the holders. Hereafter the authorization set out in clause 2.8 is reduced to 706,873 warrants (adjusted by decision of the board of directors on 3 October 2024), each of which entitles the holder to subscribe for one share of a nominal DKK 1.00 in the company against cash payment and to make the associated capital increase by up to a nominal DKK 706,873 (adjusted by decision of the board of directors on 3 October 2024). The warrants issued are issued on the terms and conditions set out in appendix 4.
	Under henvisning til selskabslovens regler, skal følgende vilkår i øvrigt være gældende i forbindelse med udstedelse af ovennævnte warrants og senere forhøjelse af aktiekapitalen ved tegning af de nye aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act the following terms shall be applicable in connection with the issuance of the above warrants and subsequent increases to the share capital in connection with exercise of warrants and subscription of shares.
	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes, udgør henholdsvis nominelt DKK 1 og DKK 373,127 (justeret ved bestyrelsesbeslutning 3. oktober 2024), dog således at reguleringsmekanismerne i vedtægternes bilag 4 kan resultere i et andet beløb.		The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 373,127 (adjusted by decision of the board of directors on 3 October 2024), respectively, provided, however, that the adjustment mechanisms set out in appendix 4 to the articles of association may result in a different amount.
	De nye aktier skal tilhøre samme aktieklasse som Selskabets eksisterende aktier.		The new shares shall belong to same class of shares as the existing shares in the Company.
	Kapitaludvidelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund de af tildelte warrants.		The capital increase is carried out without pre-emption rights for the existing shareholders as the subscription will be based on the granted warrants.
	Det fulde beløb til tegning af det antal aktier, som ønskes tegnet på grundlag af warrants, skal indbetales kontant senest samtidig med tegningen af de pågældende aktier.		The entire subscription amount payable for the subscribed shares shall be paid in cash to the Company no later than upon the warrantholder's subscription of said shares.

	De nye aktier udstedes i aktier a hver nominelt DKK 1,00.		The new shares will be divided into shares of nominal DKK 1.00 each.
	Kapitaludvidelsen sker til DKK 1 pr. nominelt DKK 1 aktie, dog således at reguleringsmekanismerne i vedtægternes bilag 4 kan resultere i en anden kurs.		The subscription will be made at a subscription rate of DKK 1 per nominal DKK 1 share, provided however that the adjustment mechanisms in appendix 4 to the articles of association may result in a different subscription rate.
	De nye aktier skal være ikke-omsætningspapirer.		The new shares will not be negotiable instruments.
	De nye aktier skal lyde på navn og skal noteres i Selskabets ejerbog.		The new shares will be made out in the name of the holder and registered in the Company's register of shareholders.
	De anslåede omkostninger, der skal afholdes af Selskabet ved kapitalforhøjelsen, udgør DKK 25.000 (ekskl. moms).		The costs in connection with the capital increase to be borne by the Company are approx. DKK 25,000 (excluding VAT).
2.9	I henhold til bestyrelsens bemyndigelser i punkt 2.5 er 811.196 warrants udnyttet pr. 3. januar 2024.	2.9	According to the board of directors’ authorisations in article 2.5 811,196 warrants have been exercised per 3 January 2024.
2.10	Bestyrelsen er i perioden indtil 1. maj 2027 bemyndiget til ad én eller flere gange at udstede warrants til investorer, långivere, konsulenter og/eller rådgivere i selskabet, som giver ret til tegning af i alt op til nominelt DKK 47.000.000 uden fortegningsret for selskabets aktionærer. Udnyttelseskursen for warrants, der er udstedt i henhold til denne bemyndigelse, skal ved udstedelsen fastsættes af bestyrelsen til mindst markedsprisen. Bestyrelsen fastlægger vilkårene for udstedte warrants og fordelingen heraf.	2.10	The board of directors is until 1 May 2027 authorized at one or more times to issue warrants to investors, lenders, consultants and/or advisors in the company or its subsidiaries entitling the holder to subscribe for shares for a total of up to nominal value of DKK 47,000,000 without pre-emptive subscription rights for the company's shareholders. The exercise price for the warrants issued according to this authorization shall at the time of issuance be determined by the board of directors at minimum market price. The board of directors shall determine the terms for the warrants issued and the distribution hereof.
	Denne bemyndigelse til at udstede warrants er den 1. februar 2024 fuldt ud udnyttet med den konsekvens, at bestyrelsen ikke kan udstede yderligere warrants i henhold til dette punkt 2.10 med virkning fra 1. februar 2024. Alle warrants udstedt i henhold til dette punkt 2.10 skal forblive fuldt ud gyldige i overensstemmelse med de af bestyrelsen ved tildeling fastsatte vilkår.		This authorisation to issue warrants is as of 1 February 2024 fully exhausted with the consequence that the board of directors cannot issue any new warrants under article 2.10 with effect from 1 February 2024. For clarity, any warrants issued per this article 2.10 shall remain in full force and effect as per the terms determined by the Board of Directors in connection with such grant of warrants.

	Bestyrelsen er samtidig bemyndiget til i perioden indtil 1. maj 2027 ad én eller flere gange at forhøje selskabets aktiekapital med op til i alt nominelt DKK 47.000.000 uden fortegningsret for selskabets aktionærer ved kontant indbetaling med henblik på at gennemføre de til udnyttelsen af udstedte warrants tilhørende kapitalforhøjelser. Bestyrelsen kan med hjemmel i denne bemyndigelse minimum forhøje aktiekapitalen med nominelt DKK 1,00 og maksimalt med nominelt DKK 47,000.000. Bestyrelsen er bemyndiget til at foretage de fornødne vedtægtsændringer i tilfælde af udnyttelse af bemyndigelsen til at forhøje aktiekapitalen og til at foranledige sådanne aktiers deponering hos en depotbank og samtidig udstedelse af American Depositary Shares.		At the same time, the board of directors is authorized until 1 May 2027 at one or more times to increase the company's share capital with up to nominal value of DKK 47,000,000 without pre-emptive rights for the company's shareholders by cash payment in order to implement the capital increase related to exercise of warrants. In accordance with this clause the board of directors may increase share capital with a minimum nominal value of DKK 1.00 and a maximum nominal value of DKK 47,000,000. The board of directors is authorized to make the required amendments to the Articles of Association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.
	De aktier, som måtte blive tegnet ved udnyttelse af warrants, skal være ikke-omsætningspapirer og skal lyde på navn og noteres på navn i selskabets ejerbog. Aktierne skal være underlagt samme indskrænkninger i aktiernes omsættelighed, som er gældende for selskabets øvrige aktier, og ingen aktionær skal være forpligtet til at lade sine aktier indløse helt eller delvist. Ingen delvis indbetaling er tilladt. Aktierne skal i det hele være ligestillet med den bestående aktiekapital og skal ikke tilhøre en særlig aktieklasse. Aktierne giver ret til udbytte og andre rettigheder i selskabet på tidspunktet for registreringen af kapitalforhøjelsen i Erhvervsstyrelsen.		The shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company's register of shareholders. The shares shall be subject to the same restrictions on transferability as the existing shares of the company and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital and shall not belong to a specific share class. The shares shall give rights to dividends and other rights in the company from the time of registration of the capital increase with the Danish Business Authority.
2.10.1	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.10 har bestyrelsen den 19. september 2023 tildelt og udstedt i alt 150.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 5 angivne vilkår dog således at 37.500 warrants optjenes den 20. november 2023, 37.500 warrants optjenes den 20. februar 2024, 37.500 warrants optjenes den 20. maj 2024 og 37.500 warrants optjenes den 20. august 2024. De tildelte og optjente warrants kan udnyttes til og med 19. september 2026. Bemyndigelsen i pkt. 2.10 er herefter nedsat til nominelt DKK 29.850.000.	2.10.1	Pursuant to the authorization from the general meeting set out in article 2.10 of the articles of association the board of directors has 19 September 2023 granted and issued 150,000 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 5 provided, however, that 37,500 warrants vest on 20 November 2023, that 37,500 warrants vest on 20 February 2024, that 37,500 warrants vest on 20 May 2024 and 37,500 Warrants vest on 20 August 2024. The warrants granted and vested may be exercised until and including 19 September 2026. The authorization in article 2.10 is hereafter reduced to 29,850,000.

	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 1,50 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet antal aktier og/eller en anden tegningskurs.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 1.50 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different number of shares and/or a different subscription price.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 150.000, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i et andet beløb.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 150,000, respectively, provided, however, that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different amount.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 1,50 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1, dog således at reguleringsmekanismerne i punkt 6 i vedtægternes bilag 5 kan resultere i en anden kurs.	-	The subscription will be made at a subscription price of USD 1.50 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided however that the adjustment mechanisms in clause 6 of appendix 5 to the articles of association may result in a different subscription price.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 5.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 5 to the articles of association.

2.10.2	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.10 har bestyrelsen den 6. december 2023 tildelt og udstedt i alt 9.726.898 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 6 angivne vilkår. Bemyndigelsen i pkt. 2.10 er herefter nedsat til nominelt DKK 20.123.102. Ved generalforsamlingsbeslutning den 11. januar 2024 er bemyndigelsen forhøjet til nominelt DKK 47.000.000.	2.10.2	Pursuant to the authorization from the general meeting set out in article 2.10 of the articles of association the board of directors has 6 December 2023 granted and issued 9,726,898 and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 6. The authorization in article 2.10 is hereafter reduced to 20,123,102. By resolution of the general meeting on 11 January 2024 the authorization has been increased to nominal DKK 47,000,000.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på DKK 4,799 (tegningspris i vedtægterne konverteret fra USD til DKK i henhold til bestyrelsesbeslutning af 25. oktober 2024).		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of DKK 4.799 (subscription price in the articles of association converted from USD to DKK pursuant to board resolution dated 25 October 2024).
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 9.726.898.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 9,726,898, respectively.
-	Tegningskursen for kapitalforhøjelsen er fastsat til DKK 4,799 (tegningskurs i vedtægterne konverteret fra USD til DKK i henhold til bestyrelsesbeslutning af 25. oktober 2024), pr. aktie á nominelt DKK 1.	-	The subscription will be made at a subscription price of DKK 4.799 (subscription price in the articles of association converted from USD to DKK pursuant to board resolution dated 25 October 2024) per share of nominal DKK 1.00.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 6.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 6 to the articles of association.

2.10.3	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.10 har bestyrelsen mod betaling den 1. februar 2024 tildelt og udstedt i alt 29.925.000 prefunded warrants (justeret ved bestyrelsesbeslutning 24. oktober 2024), som giver ret til at tegne op til nominelt kr. 29.925.000 aktier og truffet beslutning om den til disse prefunded warrants hørende forhøjelse af selskabets aktiekapital. Prefunded warrants udstedes i øvrigt på de i bilag 7 angivne vilkår. Bemyndigelsen i pkt. 2.10 er herefter nedsat til nominelt DKK 39.375.000.	2.10.3	Pursuant to the authorization from the general meeting set out in article 2.10 of the articles of association the board of directors has 1 February 2024 against payment granted and issued 29,925,000 prefunded warrants which confer the right to subscribe for up to nominal DKK 29,925,000 shares (adjusted by decision of the board of directors on 24 October 2024) and resolved to carry out the increase of the company's share capital relating to the prefunded warrants. The prefunded warrants are issued on the terms and conditions set out in appendix 7. The authorization in article 2.10 is hereafter reduced to 39,375,000.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte prefunded warrants og senere tegning af aktier ved udnyttelse af disse prefunded warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the prefunded warrants and subsequent subscription of shares by exercise of the prefunded warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte prefunded warrants, udgør henholdsvis nominelt DKK 1 og DKK 29.925.000 (justeret ved bestyrelsesbeslutning 24. oktober 2024).	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the prefunded warrants is DKK 1 and DKK 29,925,000 adjusted by decision of the board of directors on 24 October 2024), respectively.
-	Tegningskursen for kapitalforhøjelsen er fastsat til DKK 1 pr. aktie á nominelt DKK 1.	-	The subscription will be made at a subscription price of DKK 1 per share of nominal DKK 1.00.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte prefunded warrants og den senere tegning af aktier ved udnyttelse af disse prefunded warrants fremgår af vedtægternes bilag 7.		Additional terms and conditions applicable to the granted prefunded warrants and subsequent subscription of shares by exercise of the prefunded warrants are set forth in appendix 7 to the articles of association
2.10.3 1	I henhold til bestyrelsens tildeling og udstedelse af prefunded warrants i punkt 2.10.3 er 9.945.000 prefunded warrants udnyttet pr. 24. oktober 2024.	2.10.3.1	According to the board of directors’ grant and issue of prefunded warrants in article 2.10.3 9,945,000 prefunded warrants have been exercised per 24 October 2024.

2.10.4	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.10 har bestyrelsen den 1. februar 2024 tildelt og udstedt i alt 39.375.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 8 og 9 angivne vilkår. Bemyndigelsen i pkt. 2.10 er herefter fuldt udnyttet.	2.10.4	Pursuant to the authorization from the general meeting set out in article 2.10 of the articles of association the board of directors has 1 February 2024 granted and issued 39,375,000 warrants and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendices 8 and 9. The authorization in article 2.10 is hereafter fully exhausted.
	Hver warrant udstedt på de i bilag 8 anførte vilkår (37.500.000 warrants) giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på DKK 2,752 (tegningspris i vedtægterne konverteret fra USD til DKK i henhold til bestyrelsesbeslutning af 25. oktober 2024), og hver warrant udstedt på de i bilag 9 anførte vilkår (1.875.000 warrants) giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 0,54 omregnet til DKK til den officielle vekselkurs mellem DKK/USD, som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1.		Each warrant issued on the terms and conditions set out in appendix 8 (37,500,000 warrants) confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of DKK 2.752 (subscription price in the articles of association converted from USD to DKK pursuant to board resolution dated 25 October 2024) and each warrant issued on the terms and conditions set out in appendix 9 confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 0.54 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however, minimum DKK 1 per share with a nominal value of DKK 1.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 39.375.000.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 39,375,000, respectively.
-	Tegningskursen for kapitalforhøjelsen er fastsat til DKK 2,752 (tegningskurs i vedtægterne konverteret fra USD til DKK i henhold til bestyrelsesbeslutning af 25. oktober 2024) pr. aktie á nominelt DKK 1 for warrants udstedt på de i bilag 8 anførte vilkår og USD 0,54 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1 for warrants udstedt på de i bilag 9 anførte vilkår.	-	The subscription will be made at a subscription price of DKK 2.752 (subscription price in the articles of association converted from USD to DKK pursuant to board resolution dated 25 October 2024) per share of nominal DKK 1.00 for warrants issued on the terms and conditions set out in appendix 8 and USD 0.54 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however, minimum DKK 1 per share with a nominal value of DKK 1 for warrants issued on the terms and conditions set out in appendix 9.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).

	Øvrige vilkår for de udstedte warrants og den senere tegning af aktier ved udnyttelse af disse warrants fremgår af vedtægternes bilag 8 og 9.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendices 8 and 9 to the articles of association.
2.11	Bestyrelsen er i perioden indtil 15. april 2029 bemyndiget til ad én eller flere gange at udstede warrants til investorer, långivere, konsulenter og/eller rådgivere i selskabet eller dets datterselskaber, som giver ret til tegning af i alt op til nominelt DKK 84.905.000 (justeret ved bestyrelsesbeslutning 3. oktober 2024) uden fortegningsret for selskabets aktionærer. Udnyttelseskursen for warrants, der er udstedt i henhold til denne bemyndigelse, skal ved udstedelsen fastsættes af bestyrelsen til markedsprisen eller en favørkurs. Bestyrelsen fastlægger vilkårene for udstedte warrants og fordelingen heraf.	2.11	The board of directors is until 15 April 2029 authorized at one or more times to issue warrants to investors, lenders, consultants and/or advisors in the company or its subsidiaries entitling the holder to subscribe for shares for a total of up to nominal value of DKK 84,905,000 (adjusted by decision of the board of directors on 3 October 2024) without pre-emptive subscription rights for the company's shareholders. The exercise price for the warrants issued according to this authorization shall at the time of issuance be determined by the board of directors at market price or at a discount price. The board of directors shall determine the terms for the warrants issued and the distribution hereof.
	Bestyrelsen er samtidig bemyndiget til i perioden indtil 15. april 2029 ad én eller flere gange at forhøje selskabets aktiekapital med op til i alt nominelt DKK 84.905.000 (justeret ved bestyrelsesbeslutning 3. oktober 2024) uden fortegningsret for selskabets aktionærer ved kontant indbetaling med henblik på at gennemføre de til udnyttelsen af udstedte warrants tilhørende kapitalforhøjelse. Bestyrelsen kan med hjemmel i denne bemyndigelse minimum forhøje aktiekapitalen med nominelt DKK 1.00 og maksimalt med nominelt DKK 84.905.000 (justeret ved bestyrelsesbeslutning 3. oktober 2024). Bestyrelsen er bemyndiget til at foretage de fornødne vedtægtsændringer i tilfælde af udnyttelse af bemyndigelsen til at forhøje aktiekapitalen og til at foranledige sådanne aktiers deponering hos en depotbank og samtidig udstedelse af American Depositary Shares.		At the same time, the board of directors is authorized until 15 April 2029 at one or more times to increase the company's share capital with up to nominal value of DKK 84,905,000 000 (adjusted by decision of the board of directors on 3 October 2024) without pre-emptive rights for the company's shareholders by cash payment in order to implement the capital increase related to exercise of warrants. In accordance with this clause the board of directors may increase share capital with a minimum nominal value of DKK 1.00 and a maximum nominal value of DKK 84,905,000 000 (adjusted by decision of the board of directors on 3 October 2024). The board of directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares.

	De aktier, som måtte blive tegnet ved udnyttelse af warrants, skal være ikke-omsætningspapirer og skal lyde på navn og noteres på navn i selskabets ejerbog. Aktierne skal være underlagt samme indskrænkninger i aktiernes omsættelighed, som er gældende for selskabets øvrige aktier, og ingen aktionær skal være forpligtet til at lade sine aktier indløse helt eller delvist. Ingen delvis indbetaling er tilladt. Aktierne skal i det hele være ligestillet med den bestående aktiekapital og skal ikke tilhøre en særlig aktieklasse. Aktierne giver ret til udbytte og andre rettigheder i selskabet på tidspunktet for registreringen af kapitalforhøjelsen i Erhvervsstyrelsen.		The shares issued based on exercise of warrants shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company's register of shareholders. The shares shall be subject to the same restrictions on transferability as the existing shares of the company and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital and shall not belong to a specific share class. The shares shall give rights to dividends and other rights in the company from the time of registration of the capital increase with the Danish Business Authority.
2.11.1	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.11 har bestyrelsen den 7. maj 2024 tildelt og udstedt i alt 50.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 10 angivne vilkår. Bemyndigelsen i pkt. 2.11 er herefter nedsat til nominelt DKK 99.950.000.	2.11.1	Pursuant to the authorization from the general meeting set out in article 2.11 of the articles of association the board of directors has on 7 May 2024 granted and issued 50,000 warrants and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 10. The authorization in article 2.11 is hereafter reduced to 99,950,000.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 0,391 omregnet til DKK til den officielle vekselkurs mellem DKK/USD, som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1.		Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 0.391 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however no less than DKK 1 per share of nominal DKK 1.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:		With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 50.000.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 50,000, respectively.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 0,391 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1.	-	The subscription will be made at a subscription price of USD 0.391 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).

	Øvrige vilkår for de udstedte warrants, og den senere tegning af aktier ved udnyttelse af disse warrants, fremgår af vedtægternes bilag 10.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 10 to the articles of association.
2.11.2	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.11 har bestyrelsen den 20. august 2024 tildelt og udstedt i alt 50.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 10 angivne vilkår dog således at warrants anses som tildelt 5. august 2024. Bemyndigelsen i pkt. 2.11 er herefter nedsat til nominelt DKK 99.900.000.	2.11.2	Pursuant to the authorization from the general meeting set out in article 2.11 of the articles of association the board of directors has on 20 August 2024 granted and issued 50,000 warrants and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 10, however, that warrants are deemed granted on 5 August 2024. The authorization in article 2.11 is hereafter reduced to 99,900,000.
	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på USD 0,25 omregnet til DKK til den officielle vekselkurs mellem DKK/USD, som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1.	2.12	Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of USD 0.25 converted into DKK using the official exchange rate between DKK and USD on the exercise day, provided, however no less than DKK 1 per share of nominal DKK 1.
	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:	2.13	With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 50.000.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 50,000, respectively.
-	Tegningskursen for kapitalforhøjelsen er fastsat til USD 0,25 pr. aktie á nominelt DKK 1 omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1.	-	The subscription will be made at a subscription price of USD 0.25 per share of nominal DKK 1.00 converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).

	Øvrige vilkår for de udstedte warrants, og den senere tegning af aktier ved udnyttelse af disse warrants, fremgår af vedtægternes bilag 10.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 10 to the articles of association.
2.11.3	I henhold til bemyndigelse fra generalforsamlingen i vedtægternes punkt 2.11 har bestyrelsen den 20. august 2024 tildelt og udstedt i alt 1.400.000 warrants og truffet beslutning om den til disse warrants hørende forhøjelse af selskabets aktiekapital. Warrants udstedes i øvrigt på de i bilag 10 angivne vilkår dog således at warrants anses som tildelt 1. august 2024, optjenes med 1/6 pr. måned og kan udnyttes i en periode på en måned efter udløbet af 6 måneders optjeningsperioden. Bemyndigelsen i pkt. 2.11 er herefter nedsat til nominelt DKK 98.500.000.	2.11.3	Pursuant to the authorization from the general meeting set out in article 2.11 of the articles of association the board of directors has on 20 August 2024 granted and issued 1,400,000 warrants and resolved to carry out the increase of the company's share capital relating to the warrants. The warrants are issued on the terms and conditions set out in appendix 10, however, that warrants are deemed granted on 1 August 2024, vest with 1/6 per month and can be exercised for a period of one month after the expiration of the 6 months vesting period. The authorization in article 2.11 is hereafter reduced to 98,500,000.
-	Hver warrant giver ret til tegning af én ordinær aktie á nominelt DKK 1,00 i selskabet til en tegningspris på DKK 1 pr. aktie à nominelt kr. 1.	-	Each warrant confers the right to subscribe for one ordinary share of nominal DKK 1.00 in the company at a subscription price of DKK 1 per share of nominal DKK 1.
-	Under henvisning til selskabslovens regler skal følgende vilkår være gældende i forbindelse med udstedelse af ovennævnte warrants og senere tegning af aktier ved udnyttelse af disse warrants:	-	With reference to the Danish Companies Act, the following terms and conditions shall apply in connection with the issue of the warrants and subsequent subscription of shares by exercise of the warrants:
-	Det mindste og det højeste beløb, hvormed aktiekapitalen skal kunne forhøjes på baggrund af de udstedte warrants, udgør henholdsvis nominelt DKK 1 og DKK 1.400.000.	-	The minimum and the maximum nominal amount of the capital increase(s) that can be subscribed for on the basis of the warrants is DKK 1 and DKK 1,400,000, respectively.
-	Tegningskursen for kapitalforhøjelsen er fastsat til DKK 1 pr. aktie á nominelt DKK 1.	-	The subscription will be made at a subscription price of DKK 1.00 per share of nominal DKK 1.00.
-	De anslåede omkostninger, der skal afholdes af selskabet ved kapitalforhøjelsen, udgør DKK 10.000 (ekskl. moms).	-	The costs in connection with the capital increase to be borne by the company are approx. DKK 10,000 (excluding VAT).
	Øvrige vilkår for de udstedte warrants, og den senere tegning af aktier ved udnyttelse af disse warrants, fremgår af vedtægternes bilag 10.		Additional terms and conditions applicable to the granted warrants and subsequent subscription of shares by exercise of the warrants are set forth in appendix 10 to the articles of association.

3.	Bemyndigelse til bestyrelsen – aktieudstedelse	3.	Authorization to the board of directors – issue of shares
3.1

Bestyrelsen er i perioden indtil 1. maj 2027 bemyndiget til ad én eller flere gange at forhøje selskabets aktiekapital ved udstedelse af nye aktier med op til nominelt DKK 76.689.990 uden fortegningsret for selskabets aktionærer. Kapitalforhøjelser i henhold til denne bemyndigelse skal af bestyrelsen gennemføres ved kontantindskud. Aktierne kan udstedes til markedskurs eller til en af bestyrelsen fastsat favørkurs i forhold til den noterede kurs på ADS’erne. Bestyrelsen er bemyndiget til at foretage de fornødne vedtægtsændringer i tilfælde af udnyttelse af bemyndigelsen til at forhøje aktiekapitalen og til at foranledige sådanne aktiers deponering hos en depotbank og samtidig udstedelse af American Depositary Shares på basis af disse. Ved generalforsamlingsbeslutning den 16. april 2024 er bemyndigelsen forhøjet til nominelt DKK 80.000.000.

		3.1

The board of directors is until 1 May 2027 authorized at one or more times to increase the company’s share capital by up to nominal DKK 76,689,990 without pre-emptive subscription rights for the company’s shareholders. Capital increases according to this authorization must be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount to the listed price of the ADSs as determined by the board of directors. The board of directors is authorized to make the required amendments to the articles of association if the authorization to increase the share capital is used and to cause such shares to be deposited with a depositary bank and the simultaneous issuance of American Depositary Shares representing such shares. By resolution of the general meeting on 16 April 2024 the authorization has been increased to nominal DKK 80,000,000.

	For aktier som udstedes i henhold til pkt. 3.1 skal gælde, at de skal være ikke-omsætningspapirer og skal lyde på navn og noteres på navn i selskabets ejerbog. De nye aktier skal være underlagt samme indskrænkninger i aktiernes omsættelighed, som er gældende for selskabets øvrige aktier, og ingen aktionær skal være forpligtet til lade sine aktier indløse helt eller delvist. Der kan ikke ske delvis indbetaling. Aktierne skal i det hele være ligestillet med den bestående aktiekapital og skal ikke tilhøre en særlig aktieklasse. Aktierne giver ret til udbytte og andre rettigheder i selskabet på tidspunktet for registreringen af kapitalforhøjelsen i Erhvervsstyrelsen.		For shares issued pursuant to this section 3.1 the following shall apply: The new shares shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company's register of shareholders. The new shares shall be subject to the same restrictions on transferability as the existing shares of the company and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital and shall not belong to a specific share class. The shares shall give rights to dividends and other rights in the company from the time of registration of the capital increase with the Danish Business Authority.

3.2	Bestyrelsen er i perioden indtil 3. januar 2026 bemyndiget til ad én eller flere gange at forhøje selskabets aktiekapital ved udstedelse af nye aktier med op til nominelt DKK 11.000.000 med fortegningsret for selskabets aktionærer. Kapitalforhøjelser i henhold til denne bemyndigelse skal af bestyrelsen gennemføres ved kontantindskud. Aktierne kan udstedes til markedskurs eller en favørkurs som fastsat af bestyrelsen. Ved generalforsamlingsbeslutning den 11. januar 2024 er bemyndigelsen forhøjet til nominelt DKK 11.000.000.	3.2	The board of directors is until 3 January 2026 authorized at one or more times to increase the company's share capital by the issuance of new shares with up to nominal DKK 11,000,000 with pre-emptive subscription rights for the company's shareholders. Capital increases according to this authorization shall be carried out by the board of directors by way of cash contributions. The shares may be issued at market price or at a discount price as determined by the board of directors. By resolution of the general meeting on 11 January 2024 the authorization has been increased to nominal DKK 11,000,000.
	For aktier som udstedes i henhold til pkt. 3.2 skal gælde, at de skal være ikke-omsætningspapirer og skal lyde på navn og noteres på navn i ejerbogen. De nye aktier skal være underlagt samme indskrænkninger i aktiernes omsættelighed, som er gældende for selskabets øvrige aktier, og ingen aktionær skal være forpligtet til lade sine aktier indløse helt eller delvist. Der kan ikke ske delvis indbetaling. Aktierne skal i det hele være ligestillet med den bestående aktiekapital og skal ikke tilhøre en særlig aktieklasse. Aktierne giver ret til udbytte og andre rettigheder i selskabet på tidspunktet for registreringen af kapitalforhøjelsen i Erhvervsstyrelsen.		For shares issued pursuant to this section 3.2 the following shall apply: The new shares shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company's register of shareholders. The shares shall be subject to the same restrictions on transferability as the existing shares of the Company and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital and shall not belong to a specific share class. The shares shall give rights to dividends and other rights in the company from the time of registration of the capital increase with the Danish Business Authority
3.3	Bestyrelsen er i perioden indtil 3. januar 2026 bemyndiget til ad én eller flere gange at optage lån mod udstedelse af konvertible gældsbreve, som giver ret til tegning af i alt op til nominelt DKK 14.700.000 uden fortegningsret for selskabets aktionærer. Konvertering skal ske til en kurs, der mindst svarer til markedskurs på tidspunktet for bestyrelsens beslutning om at udstede de konvertible gældsbreve. Aktier vil anses som værende udstedt til markedskurs, såfremt aktierne tegnes til +/-10% af den noterede kurs på selskabets aktier på en relevant fondsbørs i Europa eller USA Lånene skal indbetales kontant. I øvrigt fastsætter bestyrelsen de nærmere vilkår for de konvertible gældsbreve, der udstedes i henhold til bemyndigelsen.	3.3	The board of directors is until 3 January 2026 authorized at one or more times to obtain loans against issuance of convertible loan notes which give the right to subscribe for shares for a total of up to nominal value of DKK 14,700,000 without pre-emptive subscription rights for the company's shareholders. The conversion shall be carried out at a price that corresponds in aggregate to at least the market price at the time of the decision of the board of directors. Shares shall be considered issued at market price if the shares are issued at +/-10 of the listed price for the company’s shares on a relevant stock exchange in Europe or the USA. The loans shall be paid in cash. The terms and conditions for the convertible loan notes shall be determined by the board of directors.

	Til gennemførelse af den til konvertering af de konvertible gældsbreve hørende kapitalforhøjelse bemyndiges bestyrelsen til i perioden indtil 3. januar 2026 at forhøje selskabets aktiekapital ad én eller flere gange med op til i alt nominelt DKK 14.700.000 ved konvertering af de konvertible gældsbreve. Selskabets aktionærer skal ikke have fortegningsret til aktier, der udstedes ved konverteringen.		As a consequence of the conversion of the convertible loan notes, the board of directors is authorized until 3 January 2026 to increase the share capital by a nominal value of up to DKK 14,700,000 by conversion of the convertible loan notes. The company's shareholders shall not have pre-emptive rights to subscribe for shares issued by conversion of the convertible loan notes.
	De aktier, som måtte blive tegnet ved konvertering af de konvertible gældsbreve, skal være ikke-omsætningspapirer og skal lyde på navn og noteres på navn i ejerbogen. De nye aktier skal være underlagt samme indskrænkninger i aktiernes omsættelighed, som er gældende for selskabets øvrige aktier, og ingen aktionær skal være forpligtet til at lade sine aktier indløse helt eller delvist. Der kan ikke ske delvis indbetaling. Aktierne skal i det hele være ligestillet med den bestående aktiekapital og skal ikke tilhøre en særlig aktieklasse. Aktierne giver ret til udbytte og andre rettigheder i selskabet på tidspunktet for registreringen af kapitalforhøjelsen i Erhvervsstyrelsen.		The shares issued based on convertible loan notes shall be non-negotiable instruments issued in the name of the holder and registered in the name of the holder in the company's register of shareholders. The shares shall be subject to the same restrictions on transferability as the existing shares of the Company and no shareholder shall be obliged to have the shares redeemed fully or partly. No partial payment is allowed. The shares shall be with the same rights as the existing share capital and shall not belong to a specific share class. The shares shall give rights to dividends and other rights in the company from the time of registration of the capital increase with the Danish Business Authority.
4.	Generalforsamlinger	4.	General meetings
4.1	Generalforsamlingen indkaldes af bestyrelsen med mindst 2 ugers og højst 4 ugers varsel. Indkaldelsen offentliggøres på selskabets hjemmeside og sendes endvidere til alle i ejerbogen noterede aktionærer, som har fremsat begæring herom.	4.1	General meeting is convened by the board of directors with a notice of a minimum 2 weeks and a maximum 4 weeks. The convening notice shall be published on the company's website and sent to all shareholders recorded in the register of shareholders who have requested such notification.
4.2	Ordinære generalforsamlinger skal afholdes hvert år i så god tid, at den reviderede og godkendte årsrapport kan indsendes til Erhvervsstyrelsen, så den er modtaget i styrelsen inden 5 måneder efter regnskabsårets udløb.	4.2	The Annual General Meetings must be held each year in time for the audited and adopted annual report to be filed with the Danish Business Authority and received by the Authority within 5 months after expiry of the financial year.
4.3	Ekstraordinær generalforsamling skal indkaldes senest 2 uger efter, at bestyrelsen, revisor eller kapitalejere, der ejer mindst 5% af selskabskapital, har forlangt det.	4.3	Extraordinary General Meetings shall be convened no later than two weeks after the Board of Directors, the Company auditor or shareholders, owning at least 5% of the share capital, has demanded the holding of an Extraordinary General Meeting.
4.4	Alle generalforsamlinger afholdes på selskabets hjemstedsadresse eller i Storkøbenhavn.	4.4	All General Meetings shall be held at the Company's home address or in Greater Copenhagen.

4.5	Generalforsamlingen ledes af en af bestyrelsen udpeget dirigent. Over forhandlingerne på generalforsamlingen føres en protokol, der underskrives af dirigenten.	4.5	A chairman appointed by the board of directors shall preside over the proceedings at the general meeting. Minutes of the proceedings shall be signed by the chairman of the meeting.
4.6	Dagsordenen for den ordinære generalforsamling skal omfatte:	4.6	The agenda for the Annual General Meeting shall include:
	I. Bestyrelsens beretning om selskabets virksomhed i det forløbne år		I. The Board of Director's report on the Company's activities in the past year;
	II. Forelæggelse af årsrapport til godkendelse		II. Presentation of the audited annual report for adoption;
	III. Beslutning om anvendelse af overskud eller dækning af tab i henhold til den godkendte årsrapport.		III. Resolution on allocation of profit or coverage of loss, cf. the adopted annual report;
	IV. Valg af medlemmer til bestyrelsen.		IV. Election of members to the Board of Directors;
	V. Valg af revisor		V. Election of auditor;
	VI. Eventuelle forslag fra bestyrelsen og/eller aktionærerne.		VI. Any motion from the board of directors and/or the shareholders.
	VII. Eventuelt.		VII. Miscellaneous
4.7	Forslag fra kapitalejerne til behandling på den ordinære generalforsamling må være indgivet til selskabet senest 6 uger før afholdelsen af den ordinære generalforsamling.	4.7	Shareholder motions to be dealt with at the Ordinary General Meeting must be filed with the Company no later than 6 weeks prior to the Ordinary General Meeting.
4.8	Sproget på generalforsamlingen er engelsk uden simultantolkning til og fra dansk. Dokumenter udarbejdet til generalforsamlingens brug i forbindelse med eller efter generalforsamlingen udarbejdes på engelsk.	4.8	The language of the general meeting shall be English and no simultaneous interpretation to and from Danish shall be offered. Documents prepared for the use of the general meeting in relation to or after the general meeting shall be prepared in English.
5.	Stemmeret	5.	Voting rights
5.1	På generalforsamlingen giver hvert aktiebeløb på nominelt 1 kr. én stemme. Aktionærerne er berettigede til at stemme forskelligt på deres aktier.	5.1	Each share of nominal DKK 1 equals one vote at the General Meeting. The shareholders are entitled to vote their shares differently.

5.2	Alle beslutninger på generalforsamlingen afgøres ved simpelt stemmeflertal, medmindre selskabsloven eller vedtægterne foreskriver særlige regler om repræsentation og majoritet. Står stemmerne lige, skal valg af dirigent, bestyrelse, revisorer og lignende afgøres ved lodtrækning.	5.2	All resolutions at the General Meeting are passed by simple majority, unless The Companies Act or the Company's Articles of Association set out special rules regarding representation and majority. In case of parity of votes, the election of chairman of the meeting, board of directors, auditors and the like shall be decided by ballot.
5.3	En aktionærs ret til at deltage i en generalforsamling og til at afgive stemme fastsættes i forhold til de aktier, som aktionæren besidder på registreringsdatoen. Registreringsdatoen er én uge før generalforsamlingen. En aktionærs besiddelse af aktier og stemmer opgøres på registreringsdatoen på baggrund af notering af aktionærens ejerforhold i ejerbogen samt eventuelle ejerforhold, som selskabet har modtaget med henblik på indførsel i ejerbogen.	5.3	A shareholder's right to attend general meetings and to vote at general meetings is determined on the basis of the shares that the shareholder owns on the record date. The record date shall be one week before the general meeting is held. The shares which a shareholder owns are calculated on the record date on the basis of the recording of ownership in the register of shareholders as well as notifications concerning ownership which the company has received with a view to update the register of shareholders.
5.4	En aktionær, der er berettiget til at deltage i generalforsamlingen i henhold til pkt. 5.3, og som ønsker at deltage i generalforsamlingen, skal senest tre hverdage før dens afholdelse anmode selskabet om adgangskort.	5.4	Any shareholder who is entitled to attend the general meeting pursuant to clause 5.3 and who wishes to attend the general meeting must request an admission card from the company no later than three business days in advance of the general meeting.
5.5	En aktionær kan møde personligt eller ved fuldmagt. Fuldmægtigen skal fremlægge skriftligt og dateret fuldmagt.	5.5	A shareholder may attend the general meeting in person or by proxy. The proxy shall submit a written and dated power of attorney.
5.6	En aktionær, der er berettiget til at deltage i en generalforsamling i henhold til pkt. 5.3, kan brevstemme. Brevstemmer skal være selskabet i hænde senest hverdagen før generalforsamlingens afholdelse. Brevstemmer kan ikke tilbagekaldes.	5.6	Any shareholder who is entitled to attend a general meeting pursuant to clause 5.3 may vote by post. Votes by post shall be received by the company no later than one business day in advance of the general meeting. Votes by post cannot be revoked.
6.	Bestyrelse	6.	Board of directors
6.1	Selskabets ledes af en på generalforsamlingen valgt bestyrelse bestående af 3-7 medlemmer. Bestyrelsens medlemmer vælges for ét år ad gangen og kan genvælges.	6.1	The Company is managed by a 3-7-member Board of Directors elected by the General meeting. Members of the Board of Directors are elected for a term of one year, subject to re-election.
6.2	Bestyrelsen vælger en formand og en næstformand.	6.2	The Board of Directors elects a chairman and a vice-chairman.
6.3	Bestyrelsen skal vedtage en forretningsorden om udførelsen af sit hverv.	6.3	The board of directors shall adopt rules of procedure governing the performance of its duties.

6.4	Referater af bestyrelsesmøder skal underskrives af samtlige tilstedeværende bestyrelsesmedlemmer.	6.4	Minutes of board meetings shall be signed by all directors present at the meetings.
6.5	Selskabets koncernsprog er engelsk. Møder i bestyrelsen afholdes på engelsk.	6.5	The Company's corporate language shall be English. Board meetings be conducted in English.
7.	Direktion	7.	Management board
7.1	Bestyrelsen ansætter 1-7 direktører til at varetage den daglige ledelse af Selskabets virksomhed.	7.1	The board of directors shall appoint 1-7 Executive Directors to be in charge of the day-to-day operations of the Company.
8.	Tegningsregel	8.	Power to bind the Company
8.1	Selskabet tegnes af den administrerende direktør og en direktør i forening, eller den administrerende direktør og et medlem af bestyrelsen i forening, eller af den samlede bestyrelse.	8.1	The Company is bound by the joint signatures of the Chief Executive Director and an Executive Director, or by the joint signatures of the Chief Executive Director and a Board Member or by the joint signature of all of the Board Members.
9.	Revision og regnskabsår	9.	Audit and financial year
9.1	Selskabets årsrapporter revideres af én af generalforsamlingen valgt statsautoriseret eller registreret revisor, der vælges for ét år ad gangen. Genvalg er muligt.	9.1	The Company's annual reports are audited by a state-authorized public accountant or a registered accountant, elected by the General Meeting for a term of one year, subject to re-election.
9.2	Årsrapporten opgøres i overensstemmende med god regnskabsskik og under foretagelse af påbudte og nødvendige afskrivninger og henlæggelser.	9.2	The annual report is compiled in accordance with sound accounting principles and subject to obligatory and requisite depreciations and provisions.
9.3	Selskabets regnskabsår er kalenderåret. Regnskabet kan aflægges på engelsk. Det første regnskabsår løber fra stiftelsen til den 31. december 2009.	9.3	The financial year of the Company shall be the calendar year. The annual report may be presented in English. The first financial year runs from the incorporation date to 31 December 2009.
10.	Elektronisk kommunikation	10.	Electronic communication
10.1	Al kommunikation fra selskabet til den enkelte kapitalejer skal ske elektronisk ved e-mail, medmindre andet følger af lov.	10.1	All communication from the Company to each individual shareholder shall take place by electronic means by e-mail, unless otherwise provided for by law.

10.2	Det er aktionærens ansvar at sikre, at selskabet er i besiddelse af den korrekte e-mailadresse.	10.2	The shareholders shall be responsible for ensuring that the Company has the correct e-mail address
10.3	Al kommunikation fra aktionærerne til selskabet skal ske elektronisk ved e-mail til e-mailadresse, som oplyst på selskabets hjemmeside	10.3	All communication from the shareholders to the Company shall take place by electronic means by e-mail to the e-mail address as set out on the Company’s website.
11.	Bemyndigelse til uddeling af ekstraordinært udbytte	11.	Authorization to distribute extraordinary dividend
11.1	Bestyrelsen bemyndiges til efter de i selskabsloven herom gældende regler at træffe beslutning om uddeling af ekstraordinært udbytte frem til næste ordinære generalforsamling.	11.1	With reference to applicable rules in the Companies Act, the board of directors is authorized to decide on the distribution of extraordinary dividend until the next Ordinary General Meeting.
12.	Uoverensstemmelse	12.	Discrepancy
12.1	Hvis der er uoverensstemmelser mellem den danske version og engelske version af vedtægterne, da finder den engelske version anvendelse.	12.1	In case of any discrepancy between the Danish and the English version of the articles of association, the latter shall prevail.
13.	Elektroniske generalforsamlinger	13.	Electronic general meetings
13.3	Bestyrelsen er bemyndiget til at beslutte, at generalforsamlinger afholdes fuldstændig eller delvis elektronisk.	13.1	The board of directors shall be authorised to determine that general meetings shall be held electronically whether in whole or in part.
13.2	Bestyrelsen skal sørge for, at elektroniske generalforsamlinger afvikles på betryggende vis, og skal sikre, at det anvendte system er indrettet, så lovgivningens krav til afholdelse af generalforsamling opfyldes, herunder især aktionærernes adgang til at deltage i, ytre sig samt stemme på generalforsamlingen. Systemet skal gøre det muligt at fastslå, hvilke aktionærer der deltager, hvilken selskabskapital og stemmeret de repræsenterer samt resultatet af afstemninger.	13.2	The board of directors shall ensure that electronic general meetings are held in a secure manner and that the system used is so organised that legislative requirements for the holding of general meetings are complied with, including in particular shareholders’ right to attend, speak at and vote at the general meeting. The system shall make it possible to establish which shareholders are participating, the amount of the share capital and the voting rights they represent as well as the voting results.
13.3	Via egen opkobling tilslutter aktionærerne sig et virtuelt forum, hvor generalforsamlingen afholdes. Bestyrelsen fastsætter de nærmere krav til de elektroniske systemer, som anvendes ved elektronisk generalforsamling.	13.3	Through their own links the shareholders are connected to a virtual forum at which the general meeting is held. The board of directors shall determine the detailed requirements for the electronic systems used at an electronic general meeting.

13.4	I indkaldelsen til den elektroniske generalforsamling angives de nærmere krav til det elektroniske udstyr, som skal anvendes ved deltagelse i generalforsamlingen. Ligeledes angives, hvorledes tilmelding sker, samt hvor aktionærerne kan finde oplysninger om fremgangsmåden i forbindelse med generalforsamlingen.	13.4	The notice convening the electronic general meeting shall specify the detailed requirements for the electronic equipment to be used in attending the general meeting. In addition, it shall specify how to register and where the shareholders can find information about the procedure used in connection with the general meeting.
- 0 -		- 0
25. oktober 2024		25 October 2024
Alle talangivelser i denne vedtægt er reguleret for aktiesplit fra nominelt kr. 2 til nominelt kr. 1 og for udstedelse af fondsaktier i forholdet 17:1 som besluttet af henholdsvis generalforsamlingen og bestyrelsen den 4. januar 2021.		All numbers in these articles of association have been adjusted to take into account share split from nominal DKK 2 to nominal DKK 1 and issuance of bonus shares in the ratio of 17-for-1 as resolved by respectively the general meeting and the board of directors on 4 January 2021.

BILAG 1 TIL VEDTÆGTER

APPENDIX 1 TO ARTICLES OF ASSOCIATION

WARRANTAFTALE		WARRANT AGREEMENT

Mellem	Evaxion Biotech ApS Ole Maaløes Vej 3 2200 København N	Between	Evaxion Biotech ApS Ole Maaløes Vej 3 2200 København N
og	[Navn]	and	[Name]
	[Addresse]		[Address]
	[Addresse]		[Address]

INDHOLDSFORTEGNELSE/TABLE OF CONTENTS

1	BAGGRUND OG OMFANG	4
1	BACKGROUND AND SCOPE	4
2	TILDELING AF WARRANTS	5
2	GRANT OF WARRANTS	5
3	TEGNINGSPRIS	5
3	SUBSCRIPTION PRICE	5
4	UDNYTTELSE AF WARRANTS	6
4	EXERCISE OF WARRANTS	6
5	VISSE BETINGELSER I RELATION TIL EXIT	9
5	CERTAIN CONDITIONS RELATING TO AN EXIT	9
6	OPSIGELSE AF ANSÆTTELSESFORHOLDET	12
6	TERMINATION OF EMPLOYMENT	12
7	ÆNDRING I RETSSTILLING ELLER SELSKABSKAPITAL	14
7	CHANGE OF LEGAL STATUS OR SHARE CAPITAL	14
8	TEGNING AF KAPITALANDELE	17
8	SUBSCRIPTION OF SHARES	17
9	SKAT	18
9	TAX	18
10	EJERAFTALE	19
10	SHAREHOLDERS' AGREEMENT	19
11	OVERDRAGELSE AF WARRANTS	20
11	ASSIGNMENT OF WARRANTS	20
12	AFKALD	21
12	WAIVER	21
13	PANTSÆTNING AF KAPITALANDELE	21
13	PLEDGE OF SHARES	21
14	FULDMAGT	21
14	POWER OF ATTORNEY	21
15	TAVSHEDSPLIGT	22
15	CONFIDENTIALITY	22
16	LOVVALG	22
16	GOVERNING LAW	22
17	TVISTER	22
17	DISPUTES	22
18	UNDERSKRIFT, HELE AFTALEN OG ÆNDRINGER HERTIL	22
18	SIGNATURES, ENTIRE AGREEMENT, AND AMENDMENTS	22

BILAGSFORTEGNELSE	INDEX OF EXHIBITS

Bilag 1.2: Vedtægter	Exhibit 1.2: Articles of Association

Der er den 31. december 2016 indgået følgende warrantaftale ("Aftalen") mellem:	This Warrant Agreement (the "Agreement") is entered into on December 31, 2016 between:

(1)                     Evaxion Biotech ApS, CVR-nr: 31 76 28 63, Ole Maaløes Vej 3, 2200 København N ("Selskabet")

(2)                      [Navn, CPR-nr., adresse] ("Warrantindehaveren")

- Selskabet og Warrantindehaveren samlet benævnt "Parterne" og separat tillige en "Part"

(1)       Evaxion Biotech ApS, CVR no: 3176 28 63, Ole Maaløes Vej 3, 2200 København N (the "Company")

(2)        [Name, Civil Reg. No. (CPR), address] (the "Warrantee")

- the Company and the Warrantee hereinafter collectively referred to as the "Parties" and separately as a "Party"

EFTERSOM	WHEREAS
(A) Warrantindehaveren er ansat af Selskabet (B) Selskabet ønsker at motivere Warrantindehaveren ved at tildele et vist antal warrants til Warrantindehaveren.	(A) The Warrantee is employed by the Company (B) The Company wishes to incentivise the Warrantee by granting certain warrants to the Warrantee.
HAR PARTERNE VEDTAGET FØLGENDE:	NOW IT IS HEREBY AGREED AS FOLLOWS:

1	Baggrund og omfang	1	Background and Scope
1.1	Formålet med denne Aftale er at tildele Warrantindehaveren warrants i Selskabet for at sikre, at Selskabet og Warrantindehaveren har fælles interesser, og at begge Parter medvirker til at skabe den bedst mulige værdiudvikling i Selskabet.		The purpose of this Agreement is to grant the Warrantee warrants in the Company in order to ensure that the Company and the Warrantee have aligned interests and that both Parties are working to ensure that the value of the Company develops in the best possible way.
1.2	Selskabets vedtægter er vedlagt denne Aftale som bilag 1.2. Warrantindehaveren accepterer hermed alle fremtidige ændringer i Selskabets vedtægter.		The Company's articles of association are attached hereto as Exhibit 1.2. The Warrantee hereby accepts all future changes to the Company's articles of association.
2	Tildeling af warrants	2	Grant of Warrants
2.1	I henhold til betingelserne i denne Aftale udsteder Selskabet hermed, og Warrantindehaveren modtager [●] warrants i Selskabet til Warrantindehaveren ("Warrants").		Subject to the terms and conditions set out in this Agreement, the Company hereby issues and the Warrantee receives [●] warrants in the Company to the Warrantee (the "Warrants").
2.2	Hver Warrant giver Warrantindehaveren ret, men ikke pligt, til at tegne én kapitalandel à nominelt kr. 1 i Selskabet.		Each Warrant shall provide the Warrantee with a right, but not an obligation, to subscribe for one share with a nominal value of DKK 1 in the Company.
2.3	Warrants tildeles vederlagsfrit.		The Warrants are granted free of charge.
2.4	Warrants giver ikke Warrantindehaveren kapitalejerrettigheder, som f.eks. fondskapitalandele, eller fortegningsret i tilfælde af en kapitalforhøjelse i Selskabet.		The Warrants shall not entitle the Warrantee to any shareholder rights such as bonus shares or pre-emption rights in the event of a capital increase of the Company.
2.5	Selskabet er forpligtet til at føre en fortegnelse over udstedte Warrants, som skal opbevares sammen med Selskabets ejerbog.		The Company undertakes to keep and maintain a register of issued Warrants to be kept in connection with the Company's share register.
3	Tegningspris	3	Subscription Price
3.1	Hver Warrant giver Warrantindehaveren ret til at tegne én kapitalandel à nominelt kr. 1 i Selskabet til en pris af kr. 1 ("Tegningsprisen").		Each Warrant gives the Warrantee the right to subscribe for one share with a nominal value of DKK 1 in the Company at a price of DKK 1 (the "Subscription Price").

4	Udnyttelse af Warrants	4	Exercise of Warrants
4.1	Warrantindehaveren kan udnytte alle eller en del af Warrants (i) i forbindelse med en Exit (se punkt 4.2) eller (ii) på et tidspunkt, der fastsættes af Bestyrelsen (et "Vindue")		The Warrantee may exercise all or part of the Warrants (i) in connection with an Exit (see Clause 4.2) or (ii) at any time determined by the Board (a "Window").
4.2	"Exit" betyder (a) en ændring i ejerforholdene i Selskabet, hvorved en uafhængig tredjemand erhverver 50 % eller mere af selskabskapitalen i Selskabet eller kommer til at kontrollere mere end 50 % af stemmerne i Selskabet; (b) en børsnotering af Selskabets aktier; (c) salg eller overdragelse af samtlige eller en væsentlig del af Selskabet aktiver; (d) en fusion med Selskabet som det ophørende selskab; eller (e) en kombination af (a) - (d).		An "Exit" shall mean (a) a change of control in the Company whereby any independent third party acquires 50% or more of the share capital in the Company or comes to control more than 50% of the votes in the Company; (b) an initial public offering of the Company's shares ("IPO"); (c) the sale or disposition of all or a material part of the Company's assets; (d) a merger whereby the Company is the discontinuing entity; or (e) a combination of (a) - (d) above.
4.3	I tilfælde af en Exit skal Selskabet udstede en skriftlig meddelelse herom ("Meddelelse om Exit") til Warrantindehaveren. Meddelelsen om Exit skal indeholde relevante oplysninger om fremgangsmåden, bilagt en formular til meddelelse om udnyttelse ("Udnyttelsesmeddelelsen") samt eventuelt en yderligere forpligtelseserklæring, som Selskabet efter eget skøn måtteforlange (f.eks. tiltrædelsesdokument til en aftale om køb og salg af anparter eller lignende forpligtelser til overdragelse af anparter, der er tegnet ved udnyttelse af Warrants), og som skal underskrives af Warrantindehaveren ("Yderligere Forpligtelseserklæring").		In the event of an Exit, the Company shall issue a written notice of Exit ("Exit Notice") to the Warrantee. The Exit Notice shall include relevant information on the process and be accompanied by a form of exercise notice (the "Exercise Notice") together with any supplementary undertakings as may be required by the Company at its discretion (for instance adherence documentation to a share sale and purchase agreement or similar undertakings to transfer the shares subscribed for by exercise of the Warrants) to be signed by the Warrantee (the "Supplementary Undertakings").
4.4	Meddelelse om udnyttelse af Warrants finder sted, ved at Warrantindehaveren fremsender "Udnyttelsesmeddelelsen" til Selskabet med oplysning om det ønskede antal kapitalandele samt en eventuel Yderligere Forpligtelseserklæring. Samtidig med fremsendelsen af Udnyttelsesmeddelelsen og eventuelt Yderligere Forpligtelseserklæring skal Warrantindehaveren betale et kontant beløb til Selskabet svarende til det relevante tegningsbeløb.		Notification of exercise of the Warrants takes place by the Warrantee's submission to the Company of the Exercise Notice stating the number of shares requested together with any Supplementary Undertakings. At the same time of submitting the Exercise Notice and any Supplementary Undertakings, the Warrantee shall pay in cash to the Company an amount equal to the relevant subscription amount.

4.5	Medmindre Selskabet bestemmer andet, vil samtlige Warrants automatisk bortfalde uden yderligere varsel og uden kompensation, hvis en Udnyttelsesmeddelelse og en eventuel Yderligere Forpligtelseserklæring samt betaling af det relevante tegningsbeløb ikke er fremsendt senest to uger efter datoen for Meddelelsen om Exit.	Unlesss otherwise decided by the Company, if an Exercise Notice and any Supplementary Undertakings together with payment of the relevant subscription amount is not submitted no later than two (2) weeks from the date of the Exit Notice, all Warrants shall automatically and without further notice or compensation lapse and become null and void.
4.6	Warrants, der ikke udnyttes i forbindelse med en Exit, vil automatisk bortfalde uden kompensation efter gennemførelsen af den relevante begivenhed.	Any Warrants that are not exercised in connection with an Exit shall automatically become void without compensation, following the completion of the relevant event.
4.7	Såfremt der efter Meddelelsen om Exit ikke sker en endelig gennemførelse af Exit, beholder Warrantindehaveren sine Warrants i henhold til vilkårene i denne Aftale. Hvis Warrantindehaveren har tegnet kapitalandele i Selskabet gennem udnyttelse af Warrants, og disse nye kapitalandele er blevet registreret i Erhvervsstyrelsen, beholder Warrantindehaveren de tegnede kapitalandele, uanset at den bebudede Exit ikke er endeligt gennemført, og de udnyttede Warrants skal ikke tilbageføres. Både Selskabet og Warrantindehaveren har dog ret til efter eget skøn at forlange, at Selskabet tilbagekøber de erhvervede kapitalandele til Tegningsprisen.	In the event that an Exit is not finally completed following an Exit Notice, the Warrantee's right to the Warrants as set out in the Agreement shall be retained. In the event that shares have been sub- scribed for in the Company by exercise of Warrants and such new shares have been registered with the Danish Business Authority, the shares subscribed for shall be retained notwithstanding a notified Exit is not finally completed and the exercised Warrants shall not be reversed; however, both the Company and the Warrantee may on a discretionary basis request that the Company shall repurchase the shares acquired at the Subscription Price.
4.8	Såfremt der oprettes et Vindue, skal punkt 4.3 - 4.5 samtidig være gældende.	In case a Window is established, Clauses 4.3 - 4.5 shall apply simultaneously.
4.9	Warrants, der ikke udnyttes i forbindelse med et Vindue, bortfalder automatisk uden kompensation.	Any Warrants that are not exercised in connection with a Window shall automatically become void without compensation.
4.9.1	Såfremt et Vindue ikke er blevet oprettet senest den 31. december 2036, bortfalder Warrants automatisk uden yderligere varsel og uden kompensation.	In the event an Exit or a Window has not occurred on or before December 31, 2036, the Warrants shall automatically and without further notice or compensation lapse and become null and void.
4.10	I forbindelse med en notering af ADS’er på Nasdaq, USA, har Selskabets bestyrelse i henhold til pkt. 4.1 truffet beslutning om at fastsætte udnyttelsesvinduerne for udstedte warrants således:	In connection with a listing of ADSs on Nasdaq, USA, the board of directors has resolved, pursuant to clause 4.1, to determine the exercise windows for issued warrants as follows:

	Optjente warrants kan udnyttes i fire årlige udnyttelsesvinduer på 2 uger, som hver ligger to handelsdage efter offentliggørelsen af henholdsvis Selskabets årsrapport, halvårsregnskabet samt kvartalsmeddelelserne. Første udnyttelsesperiode indtræder dog tidligst 180 dage efter Selskabets notering af ADS’er på Nasdaq, USA, og i de første fire udnyttelsesperioder kan warrantindehaveren maksimalt udnytte 25% af de til warrantindehaveren tildelte warrants, forudsat altid at warrants er optjent.		Vested warrants may be exercise in four annual exercise windows of two weeks each that each commence two trading days following publication of the Company’s annual report, the 6-month report and the interim reports. The first exercise window shall, however, be at least 180 days following the listing by the Company of ADSs on Nasdaq, USA and in the first four exercise periods the warrantholder may as a maximum exercise 25% of the warrants granted to the respective warrantholders, provided always that the warrants have vested.
5	Visse betingelser i relation til Exit	5	Certain Conditions relating to an Exit
5.1	Efter udnyttelse af Warrants i forbindelse med en børsnotering skal Warrantindehaveren underskrive og tiltræde de aftaler eller forpligtelser, herunder i relation til en lock-up periode eller andre lock-up forpligtelser, som den udstedende bank måtte anmode om i forbindelse med en børsnotering.		Following exercise of Warrants in connection with an IPO, the Warrantee shall sign and accept such agreements or undertakings, including in respect of a period of lock-up and other lock-up obligations, which may be proposed by the issuing bank in connection with an IPO.
5.2	Selskabet kan kræve, og Warrantindehaveren skal i så fald acceptere, at samtlige eller en del af Warrants ombyttes ligeligt til kapitalandele, warrants, konvertible værdipapirer eller et andet kapitalandelsbaseret instrument udstedt af en køber eller af en efterfølger af Selskabet eller af et af disses moderselskab eller datterselskab, eller til kapitalandele, warrants, konvertible værdipapirer eller andet kapitalandelsbaseret instrument udstedt af Selskabet efter omstrukturering, således at den pågældende Warrantindehavers Warrants umiddelbart efter en sådan ombytning sammen med betaling af en eventuel kontant godtgørelse til Warrantindehaveren i alt væsentlig har samme værdi som Warrants, herunder de Warrants ejet af Warrantindehaveren umiddelbart før en sådan ombytning. Uanset ovenstående er Warrantindehaveren berettiget til en delvis kontant udbetaling i det omfang, dette er nødvendigt, for at Warrantindehaveren er i stand til at betale eventuel indkomst- eller kapitalgevinst skat, der umiddelbart forfalder som følge af en sådan ombytning af værdipapirer.		The Company may request, and the Warrantee shall then accept, that all or a portion of the Warrants shall be equitably exchanged for shares, warrants, convertibles or any other equity based instrument, issued by any purchaser of or successor to the Company, or by a parent or subsidiary of either of them, or shares, warrants, convertibles or any other equity based instrument issued by the Company as restructured, such that such Warrantee's Warrants immediately following such exchange, when aggregated with any cash consideration paid to such Warrantee, shall have substantially the same value as the Warrants, including any Warrants held by such Warrantee immediately prior to such exchange. Notwithstanding any of the foregoing, the Warrantee shall be entitled to partial consideration in cash to the extent necessary in order for the Warrantee to be able to pay any personal income or capital gains tax immediately falling due as a result of such exchange of securities.

5.3	Forud for en Exit er Selskabet (eller en tredjemand, der er udpeget af Selskabet) berettiget til at købe Warrants fra Warrantindehaveren til en pris, der fastsættes i overensstemmelse med punkt 5.5 nedenfor.	Prior to an Exit, the Company (or a third party appointed by the Company) shall have a right to purchase the Warrants from the Warrantee for a price determined in accordance with Clause 5.5 below.
5.4	Hvis Selskabet ønsker at udnytte en af sine rettigheder i henhold til denne Aftale, skal der gives skriftlig meddelelse herom per email til Warrantindehaveren. En meddelelse betragtes som værende kommet Warrantindehaveren i hænde, og Selskabets rettighed derved udøvet, på tidspunktet for emailens afsendelse, forudsat at meddelelsen er stilet til den emailadresse, som Warrantindehaveren til enhver tid har oplyst Selskabet om. Udnyttelse af en rettighed i henhold til punkt 5.3 ovenfor er altid betinget af, at Exit faktisk er blevet gennemført.	If the Company wishes to exercise any of its rights under this Agreement, a written notice to that effect shall be sent by email to the Warrantee. A notice shall be deemed to have reached a Warrantee, and hence the right of the Company shall be deemed to have been exercised, at the time of the dispatch of the email, provided the notice has been addressed to the email address of the Warrantee which the Warrantee has informed the Company at any time. The exercise of rights pursuant to Clause 5.3 above is always subject to the condition that the Exit is actually completed.
5.5	Købspris i forbindelse med Exit	Purchase Price in connection with an Exit
5.5.1	Ved køb af Warrantindehaverens Warrants i henhold til punkt 5.3 skal værdien af Warrants være baseret på den rimelige markedsværdi som anført nedenfor.	When the Warrantee's Warrants are purchased in accordance with Clause 5.3, the Warrants shall be based on the fair market value as set out below.
5.5.2	Den rimelige markedsværdi af Warrants beregnes af Selskabet på grundlag af den nettopris per kapitalandel i Selskabet, som sælgende kapitalejere vil modtage ved en Exit med fradrag af et forholdsmæssigt beløb for vederlag til rådgivere m.v. Ved beregningen af den rimelige markedsværdi af Warrants skal Selskabet fratrække et beløb, som Selskabet anser som passende i betragtning af de sælgende kapitalejeres eventuelle forpligtelser i henhold til Exit.	The fair market value of the Warrants shall be calculated by the Company based on the net price per share of the Company to be received by the selling shareholders in an Exit deducted the proportionate amount of any fees to advisors etc. When calculating the fair market value of the Warrants, the Company shall deduct from the fair market value an amount which the Company deems appropriate when considering the selling shareholders' potential liabilities pursuant to the Exit.

5.5.3	Når Warrants købes i forbindelse med en Exit som følge af salg eller overdragelse af samtlige eller en væsentlig del af Selskabets aktiver, er værdien af Warrants den rimelige markedsværdi på tidspunktet efter salget. I tilfælde af en sådan Exit skal der ved beregningen af den rimelige markedsværdi for Warrants tages højde for den købspris, Selskabet har modtaget for de solgte aktiver, med fradrag af gæld, der ikke er overdraget sammen med aktiverne, samt en forholdsmæssig andel af omkostninger, honorarer m.v. i forbindelse med transaktionen.		When the Warrants are purchased in connection with an Exit based on the sale or disposition of all or a material part of the Company's assets, the value of the Warrants shall be the fair market value at the time after such sale. In case of such Exit, the fair market value of the Warrants shall take into account the purchase price received by the Company for the assets sold, net of any debts not transferred together with the assets as well as a proportionate part of any cost, fees etc. related to the transaction.
5.5.4	Købsprisen for Warrants fastlagt i henhold til punkt 5.5.2 - 5.5.3 ovenfor skal betales 15 dage efter, at de sælgende kapitalejere i Selskabet har modtaget betaling for deres kapitalandele, og i tilfælde af køb i forbindelse med et salg af aktiver, når Selskabet har modtaget betaling for de solgte aktiver.		The purchase price for the Warrants determined in accordance with Clauses 5.5.2 - 5.5.3 above, as applicable, shall be paid 15 days after the selling shareholders of the Company have received payment for their shares, and in case of a purchase in connection with an asset sale, when the Company has received payment for the assets sold.
6	Opsigelse af ansættelsesforholdet	6	Termination of Employment
6.1	Punkterne 6.2 - 6.7 finder anvendelse, hvis Warrantindehaveren er ansat i Selskabet:		Clauses 6.2 - 6.7 shall apply provided the Warrantee is an employee of the Company:
6.2	Hvis Selskabet opsiger Warrantindehaverens ansættelse i Selskabet med en hvilken som helst begrundelse bortset fra Warrantindehaverens misligholdelse, er Warrantindehaveren berettiget til at udnytte Warrants tildelt i henhold til denne Aftale i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet. Dette gælder ligeledes, hvis ansættelsesforholdet bringes til ophør, fordi Warrantindehaveren har nået den alder, der gælder for pensionering fra Selskabet, eller fordi Warrantindehaveren kan oppebære folkepension eller alderspension fra Selskabet.		In the event the Company terminates the Warrantee's employment with the Company for any reason other than due to the Warrantee's breach (in Danish "misligholdelse"), the Warrantee shall have the right to exercise any Warrants granted pursuant to this Agreement in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company. The same applies if the employment relationship comes to an end because the Warrantee has reached the age of retirement from the Company or is entitled to old age pension (in Danish: "folkepension") or retirement pension (in Danish: "alderspension") from the Company.

6.3	Hvis Selskabet opsiger Warrantindehaverens ansættelse i Selskabet begrundet i Warrantindehaverens misligholdelse eller berettiget bortviser Warrantindehaveren, bortfalder samtlige Warrants, der er tildelt i henhold til denne Aftale, men som ikke er udnyttet på tidspunktet for udløbet af opsigelsesperioden.	In the event that the Company terminates the Warrantee's employment with the Company due to the Warrantee's breach (in Danish "misligholdelse") or summarily dismisses the Warrantee for cause (in Danish "bortvisning"), all Warrants granted pursuant to this Agreement, but not exercised at the time of the expiration of the notice period, becomes null and void.
6.4	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet inden den 31. december 2019 med en hvilken som helst begrundelse, bortset fra Selskabets grove misligholdelse, bortfalder samtlige Warrants, der er tildelt i henhold til denne Aftale, men som ikke er udnyttet på tidspunktet for udløbet af opsigelsesperioden.	In the event that the Warrantee terminates the employment with the Company before December 31 2019 for any reason other than due the Company's material breach (in Danish: "grov misligholdelse"), all Warrants granted pursuant to this Agreement, but not exercised at the time of the expiration of the notice period, become null and void.
6.5	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet fra og med den 31. december 2019 med en hvilken som helst begrundelse, bortset fra Selskabets grove misligholdelse, er Warrantindehaveren berettiget til at udnytte det antal Warrants tildelt i henhold til denne Aftale, som er anført nedenfor, i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet:	If the Warrantee terminates the employment with the Company on or after December 2019 for any reason other than due the Company's material breach (in Danish: "grov misligholdelse") the Warrantee shall have the right to exercise such number of Warrants granted pursuant to this Agreement as set out below in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company:
Dato for Warrantindehaverens opsigelse/ Date of termination notice being served by the Warrantee	% af Warrants % of Warrants	Antal Warrants No. of Warrants
December 31 2019	33,333
April 1 2020	41,666
July 1 2020	49,999
October 1 2020	58,332
January 1 2021	66,665
April 1 2021	74,998
July 1 2021	83,331
October 31 2021	91,664
December 1 2021	100

	Resterende Warrants, som ikke er udnyttet på tidspunktet for udløbet af opsigelsesperioden, bortfalder.		Remaining Warrants not exercised at the time of the expiration of the notice period, become null and void.
6.6	[For nogle Warrantindehavere i henhold til individuel aftale: Uanset ovenstående, kan [antal] Warrants udnyttes i henhold til punkt 6.5 uagtet datoen for opsigelsen fra Warrantindehaverens side.]		[For some Warrantees subject to individual agreement: Notwithstanding the above, [number] Warrants shall be exercisable in accordance with Clause 6.5 regardless of the date of termination notice being served by the Warrantee.]
6.7	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet begrundet i Selskabets grove misligholdelse, er Warrantindehaveren berettiget til at udnytte Warrants tildelt i henhold til denne Aftale i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet.		In the event that the Warrantee terminates the employment with the Company due to the Company's material breach (in Danish: "grov misligholdelse"), the Warrantee shall have the right to exercise any Warrants granted pursuant to this Agreement in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company.
6.8	I tilfælde af Warrantindehaverens død, vil Warrantindehaverens bo eller Warrantindehaverens overlevende ægtefælle (hvis denne sidder i uskiftet bo) være berettiget til at udnytte Warrants i overensstemmelse med vilkårene i denne Aftale.		In the event of the death of the Warrantee, the estate of the Warrantee or the spouse of the Warrantee (if the surviving spouse retains undivided possession of the estate) shall have the right to exercise any Warrants in accordance with the terms and conditions of this Agreement.
7	Ændring i retsstilling eller selskabskapital	7	Change of legal status or share capital
7.1	Ændring i selskabskapital		Change of Share Capital
7.1.1	I tilfælde af ændringer i Selskabets selskabskapital, herunder men ikke begrænset til:		In case of changes in the Company’s share capital including but not limited to:
	(i) forøgelse af selskabskapitalen,		(i) increase of the share capital,
	(ii) udstedelse af konvertible obligationer,		(ii) issuance of convertible bonds,
	(iii) udstedelse af nye tegningsretter, eller		(iii) issuance of new subscription rights, or
	(iv) nedsættelse af selskabskapitalen,		(iv) decrease of the share capital,

	uanset om dette sker til en kurs, der er lig med markedskursen for Selskabets kapitalandele, eller til en overkurs, eller hvis ændringerne nævnt i 7.1.1 (i)-(iv) sker til favørkurs, sker der ingen regulering i Warrants.	whether at a rate that is equal to the market price of the shares of the Company or at premium rate ("overkurs"), or if the changes mentioned in Clause 7.1.1 (i)-(iv) are made at a special price (“favørkurs”), no regulation of Warrants shall occur.
7.1.2	Hvis den nominelle værdi af Selskabets kapitalandele ændres, skal antallet af Warrants (antal af kapitalandele) og/eller Udnyttelsesprisen tilpasses, således at værdien af Warrants ikke bliver påvirket af sådanne ændringer.	If the nominal value of the shares of the Company is amended, the number of Warrants (number of shares) and/or the Exercise Price shall be adjusted, so that the value of the Warrants is not affected by the said amendments.
7.1.3	Hvis selskabskapitalen nedsættes til dækning af tab, skal antallet af kapitalandele, som Warrantindehaveren kan tegne gennem udnyttelse af Warrants, reduceres (nedrundet) forholdsmæssigt til den nominelle reduktion af kapitalen sammenholdt med Selskabets totale nominelle selskabskapital før reduktionen	If the share capital is reduced in order to cover losses, the number of shares for which the Warrantee may subscribe by exercising the Warrants shall be reduced (rounded down) proportionately to the nominal reduction of the capital compared to the total nominal share capital of the Company before the reduction.
7.2	Andre ændringer	Other Changes
7.2.1	Hvis der træffes beslutning om	If a resolution is made to
	(i) at likvidere eller afvikle Selskabet,	(i) liquidate or wind up the Company,
	(ii) at spalte Selskabet eller	(ii) demerge the Company, or
	(iii) at gennemføre en kapitalandelsombytning, der omfatter samtlige kapitalandele i Selskabet (oprettelse af et holdingselskab/apportindskud),	(iii) effect an exchange of shares which includes all shares in the Company (establishment of a holding company/non-cash contribution),

	er Warrantindehaveren berettiget til at udnytte Warrants på ikrafttrædelsesdatoen for den relevante ændring, jf. dog punkt 7.2.2. Selskabets Bestyrelse skal skriftligt meddele Warrantindehaveren, hvis der træffes en af de ovennævnte beslutninger, og Warrantindehaveren kan udnytte samtlige Warrants inden for 30 dage fra datoen for meddelelsen. Samtlige Warrants, som Selskabets Bestyrelse ikke har modtaget en Udnyttelsesmeddelelse for inden udgangen af 30 dages fristen, bortfalder automatisk uden yderligere varsel eller kompensation, medmindre de erstattes i henhold til punkt 7.2.2.		the Warrantee shall be entitled to exercise his/her Warrants on the effective date of the relevant change, see however Clause 7.2.2. The Company’s Board shall give written notice to the Warrantee if one of the above resolutions is made and the Warrantee may exercise all such Warrants within 30 days from the date of such notice. If the Board has not received an Exercise Notice prior to the expiry of the 30 days' notice, the Warrants will automatically and without further no- tice be cancelled and become void without notice or compensation unless replaced in accordance with Clause 7.2.2.
7.2.2	Hvis Selskabet indgår i en fusion, spaltning eller kapitalandelsombytning, der omfatter samtlige kapitalandele i Selskabet (oprettelse af et holdingselskab/apportindskud), er Selskabet berettiget, men ikke forpligtet til at anmode om, at Warrants erstattes med retten til at tegne kapitalandele i de(t) modtagende selskab(er), forudsat at de(t) fortsættende selskab(er) er enig heri.		In the event of contribution of the Company by merger, de-merger or an exchange of shares which includes all shares in the Company (establishment of a holding company/non-cash contribution) the Company shall have the right, but not the obligation, to request that the Warrants are replaced by the right to subscribe to shares in the receiving company(ies) subject to written approval by the continuing company(ies).
8	Tegning af kapitalandele	8	Subscription of Shares
8.1	Ved udnyttelse af et hvilket som helst antal Warrants gælder følgende for tegning af nye kapitalandele:		Upon exercise of any part of the Warrants, the following will apply for the subscription of new shares:
	(i) De andre kapitalejere i Selskabet har ikke fortegningsret med hensyn til Warrants eller kapitalandele udstedt gennem udnyttelse af Warrants.		(i) The other shareholders of the Company have no preemption rights with respect to the Warrants or shares issued by exercise of the Warrants.
	(ii) Betaling af tegningsbeløbet og tegning af kapitalandele skal finde sted samtidigt. Warrantindehaverens rettigheder som kapitalejer efter udnyttelse af samtlige Warrants eller en del heraf træder i kraft, når uigenkaldelig kontant betaling til Selskabet har fundet sted. Selskabet skal registrere Warrantindehaveren som kapitalejer i Selskabets ejerbog.		(ii) Payment of the subscription amount and subscription of shares shall take place simultaneously. The Warrantee's rights as a shareholder following exercise of the Warrants or part thereof shall come into force when an irrevocable cash payment has been made to the Company. The Company shall register the Warrantee as a shareholder in the Company's share register.

	(iii) De nye kapitalandele udstedes i kapitalandele à nominelt kr. 1 eller multipla heraf.		(iii) The new shares are issued in shares of nominally DKK 1 or multiples hereof.
	(iv) De nye kapitalandele skal udstedes på navn, indføres i Selskabets ejerbog og er ikke-omsættelige.		(iv) The new shares are issued on name, shall be registered in the Company's share register and are non-negotiable shares.
	(v) Restriktionerne på eksisterende kapitalandele vedrørende omsættelighed gælder også for de nye kapitalandele.		(v) The restrictions on the current shares as to negotiability shall also apply for the new shares.
	(vi) Fortegningsret for nye kapitalandele i forbindelse med fremtidige kapitalforhøjelser er begrænsede for så vidt angår udstedelse af warrants eller tegning af kapitalandele gennem udnyttelse af sådanne warrants eller ved andre begivenheder i henhold til generalforsamlingens beslutning.		(vi) The preemptive rights of the new shares in connection with future capital increases shall be limited in connection with the issuance of warrants or subscription of shares by exercising such warrants or other events as decided by the general meeting of the Company.
	(vii) De nye kapitalandele giver ret til dividende og andre rettigheder i Selskabet til enhver tid, når den relevante kapitalforhøjelse er registreret i Erhvervsstyrelsen.		(vii) The new shares shall carry a right to dividend and other rights in the Company from the time when the relevant capital increase has been registered with the Danish Business Authority.
	(viii) Selskabet betaler omkostningerne i forbindelse med udstedelse og udnyttelse af Warrants.		(viii) The Company shall pay the costs in connection with the issuance and exercise of Warrants.
9	Skat	9	Tax
9.1	Punkterne 9.2 - 9.4 finder anvendelse, hvis Warrantindehaveren er ansat i Selskabet:		Clauses 9.2 - 9.4 shall apply provided the Warrantee is an employee of the Company:
9.2	Warrants er underlagt ligningslovens § 7 P.		The Warrants shall be subject to Section 7 P of the Danish Tax Assessment Act.
9.3	Selskabet har vurderet værdien af de tildelte warrants til DKK 1074,72 pr. styk (før udstedelse af fondsaktier og aktiesplit den 4. januar 2021).		The Company has assessed the value of each granted warrants at DKK 1074.72 (before issuance of bonus shares and share split on 4 January 2021).

9.4	Selskabet giver ikke Warrantindehaveren nogen garanti for, at Warrants beskattes efter ligningslovens § 7 P med eventuelle senere ændringer, herunder om kravene til anvendelse af bestemmelsen ikke er opfyldt, eller om bestemmelsen fremover er ændret eller ophævet.		The Company does not make any guarantees to the Warrantee that the Warrantee will be subject to the tax treatment under Section 7 P of the Danish Tax Assessment Act, as amended from time to time, including whether the requirements for the application of the provision are not met or if the provision is altered or repealed in the future.
9.5	De skattemæssige konsekvenser for Warrantindehaveren i forbindelse med denne Aftale, herunder men ikke begrænset til erhvervelse og/eller tildeling af Warrants, og/eller skattemæssige konsekvenser i forbindelse med udnyttelse af Warrants, er Selskabet uvedkommende. Warrantindehaveren opfordres til at søge skattemæssig rådgivning i forbindelse med indgåelsen af denne Aftale.		The tax consequences for the Warrantee arising in connection with or out of this Agreement, including but not limited to the acquisition and/or granting of the Warrants and/or the tax consequences in connection with the exercise of the Warrants, are of no concern to the Company. The Warrantee is strongly encouraged to seek tax advice in connection with entering into this Agreement.
10	Ejeraftale	10	Shareholders' Agreement
10.1	Warrantindehaveren skal på tidspunktet for udnyttelse af Warrants tildelt i henhold til denne Aftale tiltræde og acceptere at være bundet af enhver ejeraftale, der gælder for kapitalejere i Selskabet til enhver tid ved at underskrive en tiltrædelseserklæring til en sådan ejeraftale. Warrantindehaveren tiltræder og accepterer, at en sådan ejeraftale kan indeholde betingelser, der alene gælder for Warrantindehaveren og ikke for de andre kapitalejere i Selskabet. Således har ikke alle kapitalejere i Selskabet de samme rettigheder i henhold til ejeraftalen. En sådan tiltrædelseserklæring skal underskrives senest på tidspunktet for udnyttelse af Warrants, og udnyttelsen af Warrants skal være betinget heraf.		The Warrantee shall at the time of exercise of the Warrants granted hereunder endorse and agree to be bound by any Shareholders' Agreement applicable to the shareholders of the Company from time to time by signing a deed of adherence to such Shareholders' Agreement. The Warrantee acknowledges and accepts that such Shareholders' Agreement may include terms only applicable on the Warrantee and not on the other shareholders of the Company. Thus, not all shareholders of the Company may have the same rights under the Shareholders Agreement. Such deed of adherence shall be signed no later than at the time of the exercise of the Warrants and the exercise of any Warrants shall be conditional hereupon.
11	Overdragelse af Warrants	11	Assignment of Warrants
11.1	Warrants og andre rettigheder og/eller forpligtelser af Warrantindehaveren i henhold til denne Aftale må ikke være genstand for udlæg (pant, sikkerhed eller lignende), erhverves eller på anden måde overdrages af Warrantindehaveren.		The Warrants and any other rights and/or obligations granted to the Warrantee under this Agreement cannot be subject to any encumbrance (as pledge, security or similar), assignment or in any other way be transferred by the Warrantee.

11.2	Uanset det anførte under punkt 11.1 kan overdragelse i tilfælde af Warrantindehaverens død finde sted til Warrantindehaverens bo og/eller hans/hendes arvinger.		Notwithstanding Clause 11.1, assignment to the estate left by the Warrantee and/or to his/her heir/heiress in the event of death shall be allowed.
11.3	Uanset det anførte under punkt 11.1 må Warrantindehaverens kapitalandele henholdsvis Warrants, herunder kapitalandele erhvervet gennem udnyttelse af Warrants, ikke være genstand for inkasso- procedurer, fogedforretninger eller anden form for fuldbyrdelse og må heller ikke bruges som pant over for tredjepart. Warrantindehaveren har dog ved forudgående skriftlig tilladelse fra Selskabets Bestyrelse ret til at bruge kapitalandele og warrants som pant i forbindelse med finansiering af køb af sådanne kapitalandele og warrants, hvis panthaver forud for pantsætningen skriftligt bekræfter at ville respektere denne Aftale.		Notwithstanding Clause 11.1, the Warrantee's shares and Warrants (as applicable), including shares acquired by the exercise of Warrants, are not to be subjected to debt collection proceedings, creditor enforcement or any other type of enforcement, nor are they to be pledged to any third party. However, subject to prior written approval from the board of the Company the Warrantee shall be entitled to pledge shares and warrants in connection with the funding of the purchase of such shares and warrants if the pledgee prior to the pledge accepts in writing to respect this Agreement.
12	Afkald	12	Waiver
12.1	Warrantindehaveren garanterer ikke at ville påberåbe sig eller på anden måde benytte sig af minoritetsbeskyttelsesreglen i henhold Selskabsloven, herunder § 73, ifølge hvilken en minoritetskapital- ejer kan fordre sine kapitalandele indløst af en kapitalejer, der ejer mere end ni tiendedele af kapitalandelene (indløsningsret).		The Warrantee undertakes not to invoke or otherwise rely upon the minority protection rule available under the Danish Companies Act, including Clause 73, stipulating the right to require a shareholder holding more than nineteenths of the shares to acquire the shares of any minority shareholder (in Danish: "indløsningsret").
13	Pantsætning af kapitalandele	13	Pledge of Shares
13.1	Warrantindehaveren forpligter sig herved at pantsætte kapitalandele i Selskabet tegnet gennem udnyttelse af Warrants (herunder eventuelle stemmerettigheder) til de andre kapitalejere i Selskabet som sikkerhed for (i) opfyldelse af Warrantindehaverens forpligtelser i henhold til Aftalen og (ii) opfyldelse af Warrantindehaverens forpligtelser i henhold til ejeraftale, der er gældende for Warrantindehaverens kapitalandele i Selskabet.		The Warrantee hereby undertakes to pledge any shares in the Company subscribed for by exercise of any Warrants (including voting rights (if any)) to the other shareholders of the Company as security for (i) the fulfilment of the Warrantee's obligations under this Agreement and (ii) the fulfilment of the Warrantee's obligations under any Shareholders' Agreement governing the shares in the Company held by the Warrantee.
14	Fuldmagt	14	Power of Attorney
14.1	Warrantindehaveren giver hermed Selskabets Bestyrelse fuldmagt til på Warrantindehaverens vegne at iværksætte enhver foranstaltning, der måtte være nødvendig til opfyldelse af denne Aftale.		The Warrantee hereby grants the Board power of attorney to undertake any necessary actions on behalf of the Warrantee to ensure fulfilment of this Agreement.

15	Tavshedspligt	15	Confidentiality
15.1	Parterne forpligter sig til at behandle indholdet af denne Aftale og betingelserne for Aftalen fortroligt. En Part er berettiget til at fremlægge betingelserne i denne Aftale på skriftlig opfordring fra en offentlig myndighed, som har en lovlig ret til at kræve sådanne oplysninger, eller hvis en sådan fremlæggelse udspringer af lovgivningen.		The Parties undertake to treat the content of this Agreement and its terms and conditions confidential. A Party shall be entitled to disclose the terms and conditions of this Agreement upon written re- quest from a public authority that has a legal right to require this information or if such disclosure follows from statutory law.
16	Lovvalg	16	Governing law
16.1	Denne Aftale er underlagt dansk ret.		This Agreement shall be governed by the laws of Denmark.
17	Tvister	17	Disputes
17.1	Enhver tvist mellem Parterne, der måtte udspringe af Aftalen, herunder dens indgåelse eller ophør, skal først søges afgjort ved forhandling. Kan Parterne ikke nå til enighed, afgøres tvisten ved de danske domstole i København.		The Parties shall primarily seek to amicably settle any dispute arising out of or in connection with this Agreement, including its conclusion or termination. If the Parties cannot reach an agreement, the dispute shall be settled by the Danish courts in Copenhagen.
18	Underskrift, hele Aftalen og ændringer hertil	18	Signatures, entire Agreement, and amendments
18.1	Denne Aftale er udfærdiget i to eksemplarer, hvoraf det ene underskrevne eksemplar forbliver hos Selskabet, mens det andet underskrevne eksemplar udleveres til Warrantindehaveren. Aftalen træder i kraft på datoen for underskrivelsen.		This Agreement is signed in two copies; one shall be held by the Company and the other by the Warrantee. The Agreement shall be in force from the date of signing.
18.2	Alle meddelelser eller lignende i henhold til eller i forbindelse med Aftalen skal foretages skriftligt fra den ene Part til den anden.		All notifications, demands or similar pursuant to or relating to this Agreement shall be made in writing to the other Party.
	- 0 -		- 0 -
	For and on behalf of Evaxion Biotech ApS:		For [the Warantee]:
	____________________________ Name: Title:		____________________________ Name: Title:

____________________________ Name: Title:	____________________________ Name: Title:

BILAG 2 TIL VEDTÆGTER

APPENDIX 2 TO ARTICLES OF ASSOCIATION

WARRANTAFTALE		WARRANT AGREEMENT

Mellem	Evaxion Biotech ApS Bredgade 34 E 1260 København K	Between	Evaxion Biotech ApS Bredgade 34 E 1260 Copenhagen K
og	[Navn]	and	[Name]
	[Addresse]		[Address]

INDHOLDSFORTEGNELSE/TABLE OF CONTENTS

1	BAGGRUND OG OMFANG	4
1	BACKGROUND AND SCOPE	4
2	TILDELING AF WARRANTS	5
2	GRANT OF WARRANTS	5
3	TEGNINGSPRIS	5
3	SUBSCRIPTION PRICE	5
4	UDNYTTELSE AF WARRANTS	6
4	EXERCISE OF WARRANTS	6
5	VISSE BETINGELSER I RELATION TIL EXIT	9
5	CERTAIN CONDITIONS RELATING TO AN EXIT	9
6	OPSIGELSE AF ANSÆTTELSESFORHOLDET	12
6	TERMINATION OF EMPLOYMENT	12
7	ÆNDRING I RETSSTILLING ELLER SELSKABSKAPITAL	14
7	CHANGE OF LEGAL STATUS OR SHARE CAPITAL	14
8	TEGNING AF KAPITALANDELE	17
8	SUBSCRIPTION OF SHARES	17
9	SKAT	18
9	TAX	18
10	EJERAFTALE	19
10	SHAREHOLDERS' AGREEMENT	19
11	OVERDRAGELSE AF WARRANTS	20
11	ASSIGNMENT OF WARRANTS	20
12	AFKALD	21
12	WAIVER	21
13	PANTSÆTNING AF KAPITALANDELE	21
13	PLEDGE OF SHARES	21
14	FULDMAGT	21
14	POWER OF ATTORNEY	21
15	TAVSHEDSPLIGT	22
15	CONFIDENTIALITY	22
16	LOVVALG	22
16	GOVERNING LAW	22
17	TVISTER	22
17	DISPUTES	22
18	UNDERSKRIFT, HELE AFTALEN OG ÆNDRINGER HERTIL	22
18	SIGNATURES, ENTIRE AGREEMENT, AND AMENDMENTS	22

BILAGSFORTEGNELSE	INDEX OF EXHIBITS

Bilag 1.2: Vedtægter	Exhibit 1.2: Articles of Association

	Der er den 10. september 2017 indgået følgende warrantaftale ("Aftalen") mellem:		This Warrant Agreement (the "Agreement") is entered into on 10 September 2017 between:
	(1) Evaxion Biotech ApS, CVR-nr. 31 76 28 63, Bredgade 34 E, 1260 København K ("Selskabet")		Evaxion Biotech ApS, CVR No. 31 76 28 63, Bredgade 34 E, 1260 Copenhagen K (the "Company")
	(2) [Navn, adresse] (the "Warrantindehaveren")		[Name, address] (the "Warrantee")
	- Selskabet og Warrantindehaveren samlet benævnt "Parterne" og separat tillige en "Part"		- the Company and the Warrantee hereinafter collectively referred to as the "Parties" and separately as a "Party"
	EFTERSOM		WHEREAS
	Warrantindehaveren er ansat som CEO i selskabet med virkning fra den 1. juli 2017 ("Ansættelsesdatoen")		The Warrantee is employed by the Company as CEO effective as of 1 July 2017 (the "Employment Date")
	Selskabet ønsker at motivere Warrantindehaveren ved at tildele et vist antal warrants til Warrantindehaveren.		The Company wishes to incentivise the Warrantee by granting certain warrants to the Warrantee.
	HAR PARTERNE VEDTAGET FØLGENDE:		NOW IT IS HEREBY AGREED AS FOLLOWS:
1	BAGGRUND OG OMFANG	1	BACKGROUND AND SCOPE
1.1	Formålet med denne Aftale er at tildele Warrantindehaveren warrants i Selskabet for at sikre, at Selskabet og Warrantindehaveren har fælles interesser, og at begge Parter medvirker til at skabe den bedst mulige værdiudvikling i Selskabet.		The purpose of this Agreement is to grant the Warrantee warrants in the Company in order to ensure that the Company and the Warrantee have aligned interests and that both Parties are working to ensure that the value of the Company develops in the best possible way.
1.2	Selskabets vedtægter er vedlagt denne Aftale som bilag 1.2. Warrantindehaveren accepterer hermed alle fremtidige ændringer i Selskabets vedtægter.		The Company's articles of association are attached hereto as Exhibit 1.2. The Warrantee hereby accepts all future changes to the Company's articles of association.
2	TILDELING AF WARRANTS	2	GRANT OF WARRANTS
2.1	I henhold til betingelserne i denne Aftale udsteder Selskabet hermed, og Warrantindehaveren modtager 617.184 warrants i Selskabet til Warrantindehaveren ("Warrants").		Subject to the terms and conditions set out in this Agreement, the Company hereby issues and the Warrantee receives 617,184 warrants in the Company to the Warrantee (the "Warrants").

2.2	Hver Warrant giver Warrantindehaveren ret, men ikke pligt, til at tegne én kapitalandel à nominelt kr. 1 i Selskabet.		Each Warrant shall provide the Warrantee with a right, but not an obligation, to subscribe for one share with a nominal value of DKK 1 in the Company.
2.3	Warrants tildeles vederlagsfrit.		The Warrants are granted free of charge.
2.4	Warrants giver ikke Warrantindehaveren kapital- ejerrettigheder, som f.eks. fondskapitalandele, eller fortegningsret i tilfælde af en kapitalforhøjelse i Selskabet.		The Warrants shall not entitle the Warrantee to any shareholder rights such as bonus shares or pre-emption rights in the event of a capital increase of the Company.
2.5	Selskabet er forpligtet til at føre en fortegnelse over udstedte Warrants, som skal opbevares sammen med Selskabets ejerbog.		The Company undertakes to keep and maintain a register of issued Warrants to be kept in connection with the Company's share register.
3	TEGNINGSRET	3	SUBSCRIPTION PRICE
3.1	Hver Warrant giver Warrantindehaveren ret til at tegne én kapitalandel à nominelt kr. 1 i Selskabet til en pris af kr. 1 ("Tegningsprisen").		Each Warrant gives the Warrantee the right to subscribe for one share with a nominal value of DKK 1 in the Company at a price of DKK 1 (the "Subscription Price").
4	UDNYTTELSE AF WARRANTS	4	EXERCISE OF WARRANTS
4.1	Warrantindehaveren kan udnytte alle eller en del af Warrants (i) i forbindelse med en Exit (se punkt 4.2) eller (ii) på et tidspunkt, der fastsættes af Bestyrelsen (et "Vindue").		The Warrantee may exercise all or part of the Warrants (i) in connection with an Exit (see Clause 4.2) or (ii) at any time determined by the Board (a "Window").
4.2	"Exit" betyder (a) en ændring i ejerforholdene i Selskabet, hvorved en uafhængig tredjemand erhverver 50 % eller mere af selskabskapitalen i Selskabet eller kommer til at kontrollere mere end 50 % af stemmerne i Selskabet; (b) en børsnotering af Selskabets aktier; (c) salg eller overdragelse af samtlige eller en væsentlig del af Selskabet aktiver; (d) en fusion med Selskabet som det ophørende selskab; eller (e) en kombination af (a) - (d).		An "Exit" shall mean (a) a change of control in the Company whereby any independent third party acquires 50% or more of the share capital in the Company or comes to control more than 50% of the votes in the Company; (b) an initial public offering of the Company's shares ("IPO"); (c) the sale or disposition of all or a material part of the Company's assets; (d) a merger whereby the Company is the discontinuing entity; or (e) a com- bination of (a) - (d) above.

4.3	I tilfælde af en Exit skal Selskabet udstede en skriftlig meddelelse herom ("Meddelelse om Exit") til Warrantindehaveren. Meddelelsen om Exit skal indeholde relevante oplysninger om fremgangsmåden, bilagt en formular til meddelelse om udnyttelse ("Udnyttelsesmeddelelsen") samt eventuelt en yderligere forpligtelseserklæring, som Selskabet efter eget skøn måtte forlange (f.eks. tiltrædelsesdokument til en aftale om køb og salg af anparter eller lignende forpligtelser til overdragelse af anparter, der er tegnet ved udnyttelse af Warrants), og som skal underskrives af Warrantindehaveren ("Yderligere Forpligtelseserklæring").	In the event of an Exit, the Company shall issue a written notice of Exit ("Exit Notice") to the Warrantee. The Exit Notice shall include relevant information on the process and be accompanied by a form of exercise notice (the "Exercise Notice") together with any supplementary undertakings as may be required by the Company at its discretion (for instance adherence documentation to a share sale and purchase agreement or similar undertakings to transfer the shares subscribed for by exercise of the Warrants) to be signed by the Warrantee (the "Supplementary Undertakings").
4.4	Meddelelse om udnyttelse af Warrants finder sted, ved at Warrantindehaveren fremsender "Udnyttelsesmeddelelsen" til Selskabet med oplysning om det ønskede antal kapitalandele samt en eventuel Yderligere Forpligtelseserklæring. Samtidig med fremsendelsen af Udnyttelsesmeddelelsen og eventuelt Yderligere Forpligtelseserklæring skal Warrantindehaveren betale et kontant beløb til Selskabet svarende til det relevante tegningsbeløb.	Notification of exercise of the Warrants takes place by the Warrantee's submission to the Company of the Exercise Notice stating the number of shares requested together with any Supplementary Undertakings. At the same time of submitting the Exercise Notice and any Supplementary Undertakings, the Warrantee shall pay in cash to the Company an amount equal to the relevant subscription amount.
4.5	Medmindre Selskabet bestemmer andet, vil samtlige Warrants automatisk bortfalde uden yderligere varsel og uden kompensation, hvis en Udnyttelsesmeddelelse og en eventuel Yderligere Forpligtelseserklæring samt betaling af det relevante tegningsbeløb ikke er fremsendt senest to uger efter datoen for Meddelelsen om Exit.	Unless otherwise decided by the Company, if an Exercise Notice and any Supplementary Undertakings together with payment of the relevant subscription amount is not submitted no later than two (2) weeks from the date of the Exit Notice, all Warrants shall automatically and without further notice or compensation lapse and become null and void.
4.6	Warrants, der ikke udnyttes i forbindelse med en Exit, vil automatisk bortfalde uden kompensation efter gennemførelsen af den relevante begivenhed.	Any Warrants that are not exercised in connection with an Exit shall automatically become void without compensation, following the completion the relevant event.

4.7	Såfremt der efter Meddelelsen om Exit ikke sker en endelig gennemførelse af Exit, beholder Warrantindehaveren sine Warrants i henhold til vilkårene i denne Aftale. Hvis Warrantindehaveren har tegnet kapitalandele i Selskabet gennem udnyttelse af Warrants, og disse nye kapitalandele er blevet registreret i Erhvervsstyrelsen, beholder Warrantindehaveren de tegnede kapitalandele, uanset at den bebudede Exit ikke er endeligt gennemført, og de udnyttede Warrants skal ikke tilbageføres. Både Selskabet og Warrantindehaveren har dog ret til efter eget skøn at forlange, at Selskabet tilbagekøber de erhvervede kapitalandele til Tegningsprisen.		In the event that an Exit is not finally completed following an Exit Notice, the Warrantee's right to the Warrants as set out in the Agreement shall be retained. In the event that shares have been sub- scribed for in the Company by exercise of Warrants and such new shares have been registered with the Danish Business Authority, the shares subscribed for shall be retained notwithstanding a notified Exit is not finally completed and the exercised Warrants shall not be reversed, however, both the Company and the Warrantee may on a discretionary basis request that the Company shall repurchase the shares acquired at the Subscription Price.
4.8	Såfremt der oprettes et Vindue, skal punkt 4.3 - 4.5 samtidig være gældende.		In case a Window is established Clauses 4.3-4.5 shall apply simultaneously.
4.9	Warrants, der ikke udnyttes i forbindelse med et Vindue, bortfalder automatisk uden kompensation.		Any Warrants that are not exercised in connection with a Window shall automatically become void without compensation.
4.10	Såfremt et Vindue ikke er blevet oprettet senest den 31. december 2036, bortfalder Warrants automatisk uden yderligere varsel og uden kompensation.		In the event an Exit or a Window has not occurred on or before 31 December 2036, the Warrants shall automatically and without further notice or compensation lapse and become null and void.
4.11	I forbindelse med en notering af ADS’er på Nasdaq, USA, har Selskabets bestyrelse i henhold til pkt. 4.1 truffet beslutning om at fastsætte udnyttelsesvinduerne for udstedte warrants således:		In connection with a listing of ADSs on Nasdaq, USA, the board of directors has resolved, pursuant to clause 4.1, to determine the exercise windows for issued warrants as follows:
	Optjente warrants kan udnyttes i fire årlige udnyttelsesvinduer på 2 uger, som hver ligger to handelsdage efter offentliggørelsen af henholdsvis Selskabets årsrapport, halvårsregnskabet samt kvartalsmeddelelserne. Første udnyttelsesperiode indtræder dog tidligst 180 dage efter Selskabets notering af ADS’er på Nasdaq, USA, og i de første fire udnyttelsesperioder kan warrantindehaveren maksimalt udnytte 25% af de til warrantindehaveren tildelte warrants forudsat altid at warrants er optjent.		Vested warrants may be exercise in four annual exercise windows of two weeks each that each commence two trading days following publication of the Company’s annual report, the 6-month report and the interim reports. The first exercise window shall, however, be at least 180 days following the listing by the Company of ADSs on Nasdaq, USA and in the first four exercise periods the warrant-holder may as a maximum exercise 25% of the warrants granted to the respective warrantholders, provided always that the warrants have vested.
5	VISSE BETINGELSER I RELATION TIL EXIT	5	CERTAIN CONDITIONS RELATING TO AN EXIT

5.1	Efter udnyttelse af Warrants i forbindelse med en børsnotering skal Warrantindehaveren under- skrive og tiltræde de aftaler eller forpligtelser, herunder i relation til en lock-up periode eller andre lock-up forpligtelser, som den udstedende bank måtte anmode om i forbindelse med en børsnotering.	Following exercise of Warrants in connection with an IPO, the Warrantee shall sign and accept such agreements or undertakings including in respect of period of lock-up and other lock-up obligations which may be proposed by the issuing bank in connection with an IPO.
5.2	Selskabet kan kræve, og Warrantindehaveren skal i så fald acceptere, at samtlige eller en del af Warrants ombyttes ligeligt til kapitalandele, warrants, konvertible værdipapirer eller et andet kapitalandelsbaseret instrument udstedt af en køber eller af en efterfølger af Selskabet eller af et af disses moderselskab eller datterselskab, eller til kapitalandele, warrants, konvertible værdipapirer eller andet kapitalandelsbaseret instrument udstedt af Selskabet efter omstrukturering, således at den pågældende Warrantindehavers Warrants umiddelbart efter en sådan ombytning sammen med betaling af en eventuel kontant godtgørelse til Warrantindehaveren - i alt væsentlig har samme værdi som Warrants, herunder de Warrants ejet af Warrantindehaveren umiddelbart før en sådan ombytning. Uanset ovenstående er Warrantindehaveren berettiget til en delvis kontant udbetaling i det omfang, dette er nødvendigt, for at Warrantindehaveren er i stand til at betale eventuel indkomst- eller kapitalgevinstskat, der umiddelbart forfalder som følge af en sådan ombytning af værdipapirer.	The Company may request, and the Warrantee shall then accept, that all or a portion of the War- rants shall be equitably exchanged for shares, warrants, convertibles or any other equity based instrument, issued by any purchaser of or successor to the Company, or by a parent or subsidiary of either of them, or shares, warrants, convertibles or any other equity based instrument issued by the Company as restructured, such that such Warrantee's Warrants immediately following such exchange, when aggregated with any cash consideration paid to such Warrantee, shall have substantially the same value as the Warrants, including any Warrants held by such Warrantee immediately prior to such exchange. Notwithstanding any of the foregoing, the Warrantee shall be entitled to partial consideration in cash to the extent necessary in order for the Warrantee to be able to pay any personal income or capital gains tax immediately falling due as a result of such exchange of securities.
5.3	Forud for en Exit er Selskabet (eller en tredje- mand, der er udpeget af Selskabet) berettiget til at købe Warrants fra Warrantindehaveren til en pris, der fastsættes i overensstemmelse med punkt 5.5 nedenfor.	Prior to an Exit, the Company (or a third party ap- pointed by the Company) shall have a right to purchase the Warrants from the Warrantee for a price determined in accordance with Clause 5.5 below.

5.4	Hvis Selskabet ønsker at udnytte en af sine rettigheder i henhold til denne Aftale, skal der gives skriftlig meddelelse herom per email til Warrantindehaveren. En meddelelse betragtes som værende kommet Warrantindehaveren i hænde, og Selskabets rettighed derved udøvet, på tidspunktet for emailens afsendelse, forudsat at meddelelsen er stilet til den emailadresse, som Warrantindehaveren til enhver tid har oplyst Selskabet om. Udnyttelse af en rettighed i henhold til punkt 5.3 ovenfor er altid betinget af, at Exit faktisk er blevet gennemført.	If the Company wishes to exercise any of its rights under this Agreement, a written notice to that effect shall be sent by email to the Warrantee. A notice shall be deemed to have reached a Warrantee, and hence the right of the Company shall be deemed to have been exercised, at the time of the dispatch of the email, provided the notice has been addressed to the email address of the Warrantee which the Warrantee has informed the Company at any time. The exercise of rights pursuant to Clause 5.3 above is always subject to the condition that the Exit is actually completed.
5.5	Købspris i forbindelse med Exit	Purchase Price in connection with an Exit
5.5.1	Ved køb af Warrantindehaverens Warrants i hen- hold til punkt 5.3 skal værdien af Warrants være baseret på den rimelige markedsværdi som anført nedenfor.	When the Warrantee's Warrants are purchased in accordance with Clause 5.3, the Warrants shall be based on the fair market value as set out below.
5.5.2	Den rimelige markedsværdi af Warrants beregnes af Selskabet på grundlag af den nettopris per kapitalandel i Selskabet, som sælgende kapital- ejere vil modtage ved en Exit med fradrag af et forholdsmæssigt beløb for vederlag til rådgivere m.v. Ved beregningen af den rimelige markedsværdi af Warrants skal Selskabet fratrække et beløb, som Selskabet anser som passende i betragtning af de sælgende kapitalejeres eventuelle forpligtelser i henhold til Exit.	The fair market value of the Warrants shall be calculated by the Company based on the net price per share of the Company to be received by the selling shareholders in an Exit deducted the proportionate amount of any fees to advisors etc. When calculating the fair market value of the Warrants, the Company shall deduct from the fair market value an amount which the Company deems appropriate when considering the selling shareholders' potential liabilities pursuant to the Exit.
5.5.3	Når Warrants købes i forbindelse med en Exit som følge af salg eller overdragelse af samtlige eller en væsentlig del af Selskabets aktiver, er værdien af Warrants den rimelige markedsværdi på tidspunktet efter salget. I tilfælde af en sådan Exit skal der ved beregningen af den rimelige markedsværdi for Warrants tages højde for den købspris, Selskabet har modtaget for de solgte aktiver, med fradrag af gæld, der ikke er overdraget sammen med aktiverne, samt en forholdsmæssig andel af omkostninger, honorarer m.v. i forbindelse med transaktionen.	When the Warrants are purchased in connection with an Exit based on the sale or disposition of all or a material part of the Company's assets, the value of the Warrants shall be the fair market value at the time after such sale. In case of such Exit, the fair market value of the Warrants shall take into account the purchase price received by the Company for the assets sold, net of any debts not transferred together with the assets as well as a proportionate part of any cost, fees etc. related to the transaction.
5.5.4	Købsprisen for Warrants fastlagt i henhold til punkt 5.5.2 - 5.5.3 ovenfor skal betales 15 dage efter, at de sælgende kapitalejere i Selskabet har modtaget betaling for deres kapitalandele, og i tilfælde af køb i forbindelse med et salg af aktiver, når Selskabet har modtaget betaling for de solgte aktiver.	The purchase price for the Warrants determined in accordance with Clauses 5.5.2 - 5.5.3 above, as applicable, shall be paid 15 days after the selling shareholders of the Company have received payment for their shares, and in case of a purchase in connection with an asset sale, when the Company has received payment for the assets sold.

6	OPSIGELSE AF ANSÆTTELSESFORHOLDET	6	TERMINATION OF EMPLOYMENT
6.1	Hvis Selskabet opsiger Warrantindehaverens ansættelse i Selskabet med en hvilken som helst begrundelse bortset fra Warrantindehaverens misligholdelse, er Warrantindehaveren berettiget til at udnytte Warrants tildelt i henhold til denne Aftale i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet. Dette gælder ligeledes, hvis ansættelsesforholdet bringes til ophør, fordi Warrantindehaveren har nået den alder, der gælder for pensionering fra Selskabet, eller fordi Warrantindehaveren kan oppebære folkepension eller alderspension fra Selskabet.		In the event the Company terminates the Warrantee's employment with the Company for any rea- son other than due to the Warrantee's breach (in Danish "misligholdelse"), the Warrantee shall have the right to exercise any Warrants granted pursuant to this Agreement in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company. The same applies if the employment relationship comes to an end because the Warrantee has reached the age of retirement from the Company or is entitled to old age pension (in Danish: "folkepension") or retirement pension (in Danish: "alderspension") from the Company.
6.2	Hvis Selskabet opsiger Warrantindehaverens ansættelse i Selskabet begrundet i Warrantindehaverens misligholdelse eller berettiget bortviser Warrantindehaveren, bortfalder samtlige Warrants, der er tildelt i henhold til denne Aftale, men som ikke er udnyttet på tidspunktet for udløbet af opsigelsesperioden.		In the event that the Company terminates the Warrantee's employment with the Company due to the Warrantee's breach (in Danish "misligholdelse") or summarily dismisses the Warrantee for cause (in Danish "bortvisning"), all Warrants granted pursuant to this Agreement, but not exercised at the time of the expiration of the notice period, become null and void.
6.3	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet med en hvilken som helst begrundelse, bortset fra Selskabets grove misligholdelse, er Warrantindehaveren berettiget til at udnytte en procentdel af Warrants, der er tildelt i henhold til denne Aftale, som anført nedenfor, i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet.		If the Warrantee terminates the employment with the Company for any reason other than due the Company's material breach (in Danish: "grov misligholdelse") the Warrantee shall have the right to exercise such percentage of the Warrants granted pursuant to this Agreement as set out below in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company:
6.3.1	Hvis Warrantindehaveren opsiger sin ansættelse inden udløbet af 1 år efter Ansættelsesdatoen: ingen Warrants.		If the Warrantee serves notice of termination before the first anniversary of the Employment Date: no Warrants;
6.3.2	Hvis Warrantindehaveren opsiger sin ansættelse inden udløbet af 2 år efter Ansættelsesdatoen: 20% af tildelte Warrants.		If the Warrantee serves notice of termination on the first anniversary and up to the day prior to the second anniversary of the Employment Date: twenty per cent (20%) of the Warrants;

6.3.3	Hvis Warrantindehaveren opsiger sin ansættelse inden udløbet af 3 år efter Ansættelsesdatoen: 40% af tildelte Warrants.	If the Warrantee serves notice of termination on the second anniversary and up to the day prior to the third anniversary of the Employment Date: forty per cent (40%) of the Warrants;
6.3.4	Hvis Warrantindehaveren opsiger sin ansættelse inden udløbet af 3 år efter Ansættelsesdatoen: 60% af tildelte Warrants.	If the Warrantee serves notice of termination on the third anniversary and up to the day prior to the fourth anniversary of the Employment Date: sixty per cent (60%) of the Warrants;
6.3.5	Hvis Warrantindehaveren opsiger sin ansættelse inden udløbet af 4 år efter Ansættelsesdatoen: 80% af tildelte Warrants.	If the Warrantee serves notice of termination on the fourth anniversary and up to the day prior to the fifth anniversary of the Employment Date: eighty per cent (80%) of the Warrants; and
6.3.6	Hvis Warrantindehaveren opsiger sin ansættelse inden udløbet af 5 år efter Ansættelsesdatoen: 100% af tildelte Warrants.	If the Warrantee serves notice of termination on or after the fifth anniversary of the Employment Date: one hundred per cent (100%) of the Warrants.
	Resterende Warrants, der ikke er udnyttet ved udløbet af opsigelsesperioden, bortfalder.	Remaining Warrants not exercised at the time of the expiration of the notice period, become null and void.
6.4	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet begrundet i Selskabets grove misligholdelse, er Warrantindehaveren berettiget til at udnytte Warrants tildelt i henhold til denne Aftale i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet.	In the event that the Warrantee terminates the employment with the Company due to the Company's material breach (in Danish: "grov misligholdelse"), the Warrantee shall have the right to exercise any Warrants granted pursuant to this Agreement in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company.
6.5	I tilfælde af Warrantindehaverens død, vil Warrantindehaverens bo eller Warrantindehaverens overlevende ægtefælle (hvis denne sidder i uskiftet bo) være berettiget til at udnytte Warrants i overensstemmelse med vilkårene i denne Aftale.	In the event of the death of the Warrantee, the estate of the Warrantee or the spouse of the Warrantee (if the surviving spouse retains undivided possession of the estate) shall have the right to exercise any Warrants in accordance with the terms and conditions of this Agreement.

7	ÆNDRING I RETSSTILLING ELLER SELSKABSKAPITAL	7	CHANGE OF LEGAL STATUS OR SHARECAPITAL
7.1	Ændring i selskabskapital		Change of Share Capital
7.1.1	I tilfælde af ændringer i Selskabets selskabskapital, herunder men ikke begrænset til:		In case of changes in the Company's share capital including but not limited to
	(i) forøgelse af selskabskapitalen,		(i) increase of the share capital,
	(ii) udstedelse af konvertible obligationer,		(ii) issuance of convertible bonds,
	(iii) udstedelse af nye tegningsretter, eller		(iii) issuance of new subscription rights, or
	(iv) nedsættelse af selskabskapitalen,		(iv) decrease of the share capital,
	uanset om dette sker til en kurs, der er lig med markedskursen for Selskabets kapitalandele, eller til en overkurs, eller hvis ændringerne nævnt i 7.1.1 (i) - (iv) sker til favørkurs, sker der ingen regulering i Warrants.		whether at a rate that is equal to the market price of the shares of the Company or at premium rate ("overkurs"), or if the changes mentioned in Clause 7.1.1 (i) - (iv) are made at a special price ("favørkurs") no regulation of Warrants shall occur.
7.1.2	Hvis den nominelle værdi af Selskabets kapitalandele ændres, skal antallet af Warrants (antal af kapitalandele) og/eller Udnyttelsesprisen tilpasses, således at værdien af Warrants ikke bliver påvirket af sådanne ændringer.		If the nominal value of the shares of the Company is amended, the number of Warrants (number of shares) and/or the Exercise Price shall be adjusted, so that the value of the Warrants is not affected by the said amendments.
7.1.3	Hvis selskabskapitalen nedsættes til dækning af tab, skal antallet af kapitalandele, som Warrantindehaveren kan tegne gennem udnyttelse af Warrants, reduceres (nedrundet) forholdsmæssigt til den nominelle reduktion af kapitalen sammenholdt med Selskabets totale nominelle selskabskapital før reduktionen.		If the share capital is reduced in order to cover losses, the number of shares for which the Warrantee may subscribe by exercising the Warrants shall be reduced (rounded down) proportionately to the nominal reduction of the capital compared to the total nominal share capital of the Company before the reduction.
7.2	Andre ændringer		Other Changes
7.2.1	Hvis der træffes beslutning om		If a resolution is made to
	(i) at likvidere eller afvikle Selskabet,		(i) liquidate or wind up the Company,
	(ii) at spalte Selskabet eller		(ii) demerge the Company, or

	(iii) at gennemføre en kapitalandelsombytning, der omfatter samtlige kapitalandele i Selskabet (oprettelse af et holdingselskab/apportindskud),		(iii) effect an exchange of shares which includes all shares in the Company (establishment of a holding company/non-cash contribution),
	er Warrantindehaveren berettiget til at udnytte Warrants på ikrafttrædelsesdatoen for den relevante ændring, jf. dog punkt 7.2.2. Selskabets Bestyrelse skal skriftligt meddele Warrantindehaveren, hvis der træffes en af de ovennævnte beslutninger, og Warrantindehaveren kan udnytte samtlige Warrants inden for 30 dage fra datoen for meddelelsen. Samtlige Warrants, som Selskabets Bestyrelse ikke har modtaget en Udnyttelsesmeddelelse for inden udgangen af 30 dages fristen, bortfalder automatisk uden yderligere varsel eller kompensation, medmindre de erstattes i henhold til punkt 7.2.2.		the Warrantee shall be entitled to exercise their Warrants on the effective date of the relevant change, see however Clause 7.2.2. The Company's Board shall give written notice to the Warrantee if one of the above resolutions is made and the Warrantee may exercise all such Warrants within 30 days from the date of such notice. If the Board has not received an Exercise Notice prior to the expiry of the 30 days' notice the Warrants will automatically and without further notice be cancelled and become void without notice or compensation unless replaced in accordance with Clause 7.2.2.
7.2.2	Hvis Selskabet indgår i en fusion, spaltning eller kapitalandelsombytning, der omfatter samtlige kapitalandele i Selskabet (oprettelse af et holdingselskab/apportindskud), er Selskabet berettiget, men ikke forpligtet til at anmode om, at Warrants erstattes med retten til at tegne kapitalandele i de(t) modtagende selskab(er), forudsat at de(t) fortsættende selskab(er) er enig heri.		In the event of contribution of the Company by merger, de-merger or an exchange of shares which includes all shares in the Company (establishment of a holding company/non-cash contribution) the Company shall have the right, but not the obligation, to request that the Warrants are replaced by the right to subscribe to shares in the receiving company(ies) subject to written approval by the continuing company(ies).
8	TEGNING AF KAPITALANDELE	8	SUBSCRIPTION OF SHARES
	Ved udnyttelse af et hvilket som helst antal Warrants gælder følgende for tegning af nye kapitalandele:		Upon exercise of any part of the Warrants, the following will apply for the subscription of new shares:
	(i) De andre kapitalejere i Selskabet har ikke fortegningsret med hensyn til Warrants eller kapitalandele udstedt gennem udnyttelse af Warrants.		(i) The other shareholders of the Company have no preemption rights with respect to the Warrants or shares issued by exercise of the Warrants.

	(ii) Betaling af tegningsbeløbet og tegning af kapitalandele skal finde sted samtidigt. Warrantindehaverens rettigheder som kapitalejer efter udnyttelse af samtlige Warrants eller en del heraf træder i kraft, når uigenkaldelig kontant betaling til Selskabet har fundet sted. Selskabet skal registrere Warrantindehaveren som kapitalejer i Selskabets ejerbog.		(ii) Payment of the subscription amount and subscription of shares shall take place simultaneously. The Warrantee's rights as a shareholder following exercise of the Warrants or part thereof shall come into force when an irrevocable cash payment has been made to the Company. The Company shall register the Warrantee as a shareholder in the Company's share register.
	(iii) De nye kapitalandele udstedes i kapitalandele à nominelt kr. 1 eller multipla heraf.		(iii) The new shares are issued in shares of nominally DKK 1 or multiples hereof.
	(iv) De nye kapitalandele skal udstedes på navn, indføres i Selskabets ejerbog og er ikke-omsættelige.		(iv) The new shares are issued on name, shall be registered in the Company's share register and are non-negotiable shares.
	(v) Restriktionerne på eksisterende kapitalandele vedrørende omsættelighed gælder også for de nye kapitalandele.		(v) The restrictions on the current shares as to negotiability shall also apply for the new shares.
	(vi) Fortegningsret for nye kapitalandele i forbindelse med fremtidige kapitalforhøjelser er begrænsede for så vidt angår udstedelse af warrants eller tegning af kapitalandele gennem udnyttelse af sådanne warrants eller ved andre begivenheder i henhold til generalforsamlingens beslutning.		(vi) The pre-emptive rights of the new shares in connection with future capital increases shall be limited in connection with the issuance of warrants or subscription of shares by exercising such warrants or other events as decided by the general meeting of the Company.
	(vii) De nye kapitalandele giver ret til dividende og andre rettigheder i Selskabet til enhver tid, når den relevante kapitalforhøjelse er registreret i Erhvervsstyrelsen.		(vii) The new shares shall carry a right to dividend and other rights in the Company from the time when the relevant capital increase has been registered with the Danish Business Authority.
	(viii) Selskabet betaler omkostningerne i forbindelse med udstedelse og udnyttelse af Warrants.		(viii) The Company shall pay the costs in connection with the issuance and exercise of Warrants.
9	SKAT	9	TAX
9.1	Punkterne 9.2 - 9.4 finder anvendelse, hvis Warrantindehaveren er ansat i Selskabet:		Clauses 9.2 - 9.4 shall apply provided the Warrantee is an employee of the Company:
9.2	Warrants er underlagt ligningslovens § 7 P.		The Warrants shall to the extent possible be subject to Section 7 P of the Danish Tax Assessment Act.

9.3	Selskabet har vurderet værdien af de tildelte warrants til DKK 1.074,72 pr. styk baseret (før justering for fondsaktieudstedelse og aktiesplit af 4. januar 2021).		The Company has assessed the value of each granted warrant as DKK 1,074.72 (before adjustment for bonus shares and share split adopted on 4 January 2021).
9.4	Selskabet giver ikke Warrantindehaveren nogen garanti for, at Warrants beskattes efter ligningslovens § 7 P med eventuelle senere ændringer, herunder om kravene til anvendelse af bestemmelsen ikke er opfyldt, eller om bestemmelsen fremover er ændret eller ophævet.		The Company does not make any guarantees to the Warrantee that the Warrantee will be subject to the tax treatment under Section 7 P of the Danish Tax Assessment Act, as amended from time to time, including whether the requirements for the application of the provision are not met or if the provision is altered or repealed in the future.
9.5	De skattemæssige konsekvenser for Warrantindehaveren i forbindelse med denne Aftale, herunder men ikke begrænset til erhvervelse og/eller tildeling af Warrants, og/eller skattemæssige konsekvenser i forbindelse med udnyttelse af Warrants, er Selskabet uvedkommende. Warrantindehaveren opfordres til at søge skattemæssig rådgivning i forbindelse med indgåelsen af denne Aftale.		The tax consequences for the Warrantee arising in connection with or out of this Agreement, including but not limited to the acquisition and/or granting of the Warrants and/or the tax consequences in connection with the exercise of the Warrants, are of no concern to the Company. The Warrantee is strongly encouraged to seek tax advice in connection with entering into this Agreement.
10	EJERAFTALE	10	SHAREHOLDERS’ AGREEMENT
10.1	Warrantindehaveren skal på tidspunktet for udnyttelse af Warrants tildelt i henhold til denne Aftale tiltræde og acceptere at være bundet af enhver ejeraftale, der gælder for kapitalejere i Selskabet til enhver tid ved at underskrive en tiltrædelseserklæring til en sådan ejeraftale. Warrantindehaveren tiltræder og accepterer, at en sådan ejeraftale kan indeholde betingelser, der alene gælder for Warrantindehaveren og ikke for de andre kapitalejere i Selskabet. Således har ikke alle kapitalejere i Selskabet de samme rettigheder i henhold til ejeraftalen. En sådan tiltrædelseserklæring skal underskrives senest på tidspunktet for udnyttelse af Warrants, og udnyttelsen af Warrants skal være betinget heraf.		The Warrantee shall at the time of exercise of the Warrants granted hereunder endorse and agree to be bound by any Shareholders' Agreement applicable to the shareholders of the Company from time to time by signing a deed of adherence to such Shareholders' Agreement. The Warrantee acknowledges and accepts that such Shareholders Agreement may include terms only applicable on the Warrantee and not on the other shareholders of the Company. Thus, not all shareholders of the Company may have the same rights under the Shareholders Agreement. Such deed of adherence shall be signed no later than at the time of the exercise of the Warrants and the exercise of any Warrants shall be conditional hereupon.
11	OVERDRAGELSE AF WARRANTS	11	ASSIGNMENT OF WARRANTS

11.1	Warrants og andre rettigheder og/eller forpligtelser af Warrantindehaveren i henhold til denne Af- tale må ikke være genstand for udlæg (pant, sikkerhed eller lignende), erhverves eller på anden måde overdrages af Warrantindehaveren.		The Warrants and any other rights and/or obligations granted to the Warrantee under this Agreement cannot be subject to any encumbrance (as pledge, security or similar), assignment or in any other way be transferred by the Warrantee.
11.2	Uanset det anførte under punkt 11.1 kan overdragelse i tilfælde af Warrantindehaverens død finde sted til Warrantindehaverens bo og/eller hans/hendes arvinger.		Notwithstanding Clause 11.1, assignment to the estate left by the Warrantee and/or to his/her heir/heiress in the event of death shall be allowed.
11.3	Uanset det anførte under punkt 11.1 må Warrantindehaverens kapitalandele henholdsvis Warrants, herunder kapitalandele erhvervet gennem udnyttelse af Warrants, ikke være genstand for inkassoprocedurer, fogedforretninger eller anden form for fuldbyrdelse og må heller ikke bruges som pant over for tredjepart. Warrantindehaveren har dog ved forudgående skriftlig tilladelse fra Selskabets Bestyrelse ret til at bruge kapitalandele og warrants som pant i forbindelse med finansiering af køb af sådanne kapitalandele og warrants, hvis panthaver forud for pantsætningen skriftligt bekræfter at ville respektere denne Aftale.		Notwithstanding Clause 11.1, the Warrantee's shares and Warrants (as applicable), including shares acquired by the exercise of Warrants, are not to be subjected to debt collection proceedings, creditor enforcement or any other type of enforcement, nor are they to be pledged to any third party. However, subject to prior written approval from the board of the Company the Warrantee shall be entitled to pledge shares and warrants in connection with the funding of the purchase of such shares and warrants if the pledgee prior to the pledge accepts in writing to respect this Agreement.
12	AFKALD	12	WAIVER
12.1	Warrantindehaveren garanterer ikke at ville påberåbe sig eller på anden måde benytte sig af minoritetsbeskyttelsesreglen i henhold Selskabsloven, herunder § 73, ifølge hvilken en minoritetskapitalejer kan fordre sine kapitalandele indløst af en kapitalejer, der ejer mere end ni tiendedele af kapitalandelene (indløsningsret).		The Warrantee undertakes not to invoke or other- wise rely upon the minority protection rule available under the Danish Companies Act, including Clause 73, stipulating the right to require a share- holder holding more than nine-tenths of the shares to acquire the shares of any minority shareholder (in Danish: "indløsningsret").
13	PANTSÆTNING AF KAPITALANDELE	13	PLEDGE OF SHARES
13.1	Warrantindehaveren forpligter sig herved at pantsætte kapitalandele i Selskabet tegnet gennem udnyttelse af Warrants (herunder eventuelle stemmerettigheder) til de andre kapitalejere i Selskabet som sikkerhed for (i) opfyldelse af Warrantindehaverens forpligtelser i henhold til Aftalen og (ii) opfyldelse af Warrantindehaverens forpligtelser i henhold til ejeraftale, der er gældende for Warrantindehaverens kapitalandele i Selskabet.		The Warrantee hereby undertakes to pledge any shares in the Company subscribed for by exercise of any Warrants (including voting rights (if any)) to the other shareholders of the Company as security for (i) the fulfilment of the Warrantee's obligations under this Agreement and (ii) the fulfilment of the Warrantee's obligations under any Shareholders' Agreement governing the shares in the Company held by the Warrantee.

14	FULDMAGT	14	POWER OF ATTORNEY
14.1	Warrantindehaveren giver hermed Selskabets Bestyrelse fuldmagt til på Warrantindehaverens vegne at iværksætte enhver foranstaltning, der måtte være nødvendig til opfyldelse af denne Aftale.		The Warrantee hereby grants the Board power of attorney to undertake any necessary actions on behalf of the Warrantee to ensure fulfilment of this Agreement.
15	TAVSHEDSPLIGT	15	CONFIDENTIALITY
15.1	Parterne forpligter sig til at behandle indholdet af denne Aftale og betingelserne for Aftalen fortroligt. En Part er berettiget til at fremlægge betingelserne i denne Aftale på skriftlig opfordring fra en offentlig myndighed, som har en lovlig ret til at kræve sådanne oplysninger, eller hvis en sådan fremlæggelse udspringer af lovgivningen.		The Parties undertake to treat the content of this Agreement and its terms and conditions confidential. A Party shall be entitled to disclose the terms and conditions of this Agreement upon written request from a public authority that has a legal right to require this information or if such disclosure follows from statutory law.
16	LOVVALG	16	GOVERNING LAW
16.1	Denne Aftale er underlagt dansk ret.		This Agreement shall be governed by the laws of Denmark.
17	TVISTER	17	DISPUTES
17.1	Enhver tvist mellem Parterne, der måtte udspringe af Aftalen, herunder dens indgåelse eller ophør, skal først søges afgjort ved forhandling. Kan Parterne ikke nå til enighed, afgøres tvisten ved de danske domstole i København.		The Parties shall primarily seek to amicably settle any dispute arising out of or in connection with this Agreement, including its conclusion or termination. If the Parties cannot reach an agreement, the dispute shall be settled by the Danish courts in Copenhagen.
18	UNDERSKRIFT, HELE AFTALEN OG ÆNDRINGER HERTIL	18	SIGNATURES, ENTIRE AGREEMENT, AND AMENDMENTS
18.1	Denne Aftale er udfærdiget i to eksemplarer, hvoraf det ene underskrevne eksemplar forbliver hos Selskabet, mens det andet underskrevne eksemplar udleveres til Warrantindehaveren. Aftalen træder i kraft på datoen for underskrivelsen.		This Agreement is signed in two copies; one shall be held by the Company and the other by the Warrantee. The Agreement shall be in force from the date of signing.
18.2	Alle meddelelser eller lignende i henhold til eller i forbindelse med Aftalen skal foretages skriftligt fra den ene Part til den anden.		All notifications, demands or similar pursuant to or relating to this Agreement shall be made in writing to the other Party.

- 0 -	- 0 -
For and on behalf of Evaxion Biotech ApS:	For the Warantee:
____________________________	____________________________
Name: Title:	Name: Title:
____________________________
Name: Title:

BILAG 3 TIL VEDTÆGTER

APPENDIX 3 TO ARTICLES OF ASSOCIATION

STRICTLY CONFIDENTIAL - LEGAL PRIVILEGE

WARRANTAFTALE		WARRANT AGREEMENT

Mellem	Evaxion Biotech ApS Bredgade 34 E 1260 København K	Between	Evaxion Biotech ApS Bredgade 34 E 1260 Copenhagen K
og	[Navn]	and	[Name]
	[Addresse]		[Address]

INDHOLDSFORTEGNELSE/TABLE OF CONTENTS

1	BAGGRUND OG OMFANG	4
1	BACKGROUND AND SCOPE	4
2	TILDELING AF WARRANTS	4
2	GRANT OF WARRANTS	4
3	TEGNINGSPRIS	5
3	SUBSCRIPTION PRICE	5
4	UDNYTTELSE AF WARRANTS	5
4	EXERCISE OF WARRANTS	5
5	VISSE BETINGELSER I RELATION TIL EXIT	6
5	CERTAIN CONDITIONS RELATING TO AN EXIT	6
6	OPSIGELSE AF ANSÆTTELSESFORHOLDET	8
6	TERMINATION OF EMPLOYMENT	8
7	ÆNDRING I RETSSTILLING ELLER SELSKABSKAPITAL	10
7	CHANGE OF LEGAL STATUS OR SHARE CAPITAL	10
8	TEGNING AF KAPITALANDELE	11
8	SUBSCRIPTION OF SHARES	11
9	SKAT	12
9	TAX	12
10	EJERAFTALE	13
10	SHAREHOLDERS' AGREEMENT	13
11	OVERDRAGELSE AF WARRANTS	13
11	ASSIGNMENT OF WARRANTS	13
12	AFKALD	13
12	WAIVER	13
13	PANTSÆTNING AF KAPITALANDELE	14
13	PLEDGE OF SHARES	14
14	FULDMAGT	14
14	POWER OF ATTORNEY	14
15	TAVSHEDSPLIGT	14
15	CONFIDENTIALITY	14
16	LOVVALG	14
16	GOVERNING LAW	14
17	TVISTER	14
17	DISPUTES	14
18	UNDERSKRIFT, HELE AFTALEN OG ÆNDRINGER HERTIL	14
18	SIGNATURES, ENTIRE AGREEMENT, AND AMENDMENTS	14

BILAGSFORTEGNELSE	INDEX OF EXHIBITS
Bilag 1.2: Vedtægter	Exhibit 1.2: Company's articles of association

	Der er den 31. december 2017 indgået følgende warrantaftale ("Aftalen") mellem:		This Warrant Agreement (the "Agreement") is entered into on December 31, 2017 between:
	(1) Evaxion Biotech ApS, CVR-nr. 31 76 28 63, Bredgade 34 E, 1260 København K, Danmark ("Selskabet")		Evaxion Biotech ApS, CVR no: 31 76 28 63, Bredgade 34E, 1260 Copenhagen, Denmark (the "Company")
	(2) [Navn, CPR-nr., adresse] ("Warrantindehaveren")		[Name, Civil Reg. No. (CPR), address] (the "Warrantee")
	- Selskabet og Warrantindehaveren er herefter samlet benævnt "Parterne" og hver for sig "Part"		- the Company and the Warrantee hereinafter collectively referred to as the "Parties" and separately as a "Party"
	EFTERSOM		WHEREAS
	(A) Warrantindehaveren er ansat i selskabet.		(A) The Warrantee is employed by the Company.
	(B) Selskabet ønsker at motivere Warrantindehaveren ved at tildele et vist antal warrants til Warrantindehaveren.		(B) The Company wishes to incentivise the Warrantee by granting certain warrants to the Warrantee.
HAR PARTERNE VEDTAGET FØLGENDE:		NOW IT IS HEREBY AGREED AS FOLLOWS:
1	BAGGRUND OG OMFANG	1.	BACKGROUND AND SCOPE
1.1	Formålet med denne Aftale er at tildele Warrantindehaveren warrants i Selskabet for at sikre, at Selskabet og Warrantindehaveren har fælles interesser, og at begge Parter medvirker til at skabe den bedst mulige værdiudvikling i Selskabet.	1.1	The purpose of this Agreement is to grant the Warrantee warrants in the Company in order to ensure that the Company and the Warrantee have aligned interests and that both Parties are working to ensure that the value of the Company develops in the best possible way.
1.2	Selskabets vedtægter er vedlagt denne Aftale som bilag 1.2. Warrantindehaveren accepterer hermed alle fremtidige ændringer i Selskabets vedtægter.	1.2	The Company's articles of association are attached hereto as Exhibit 1.2. The Warrantee hereby accepts all future changes to the Company's articles of association.
2	TILDELING AF WARRANTS	2.	GRANT OF WARRANTS

2.1	I henhold til betingelserne i denne Aftale udsteder Selskabet hermed, og Warrantindehaveren modtager [●] warrants i Selskabet ("Warrants").	2.1	Subject to the terms and conditions set out in this Agreement, the Company hereby issues and the Warrantee receives [●] warrants in the Company to the Warrantee (the "Warrants").
2.2	Hver Warrant giver Warrantindehaveren ret, men ikke pligt, til at tegne én kapitalandel à nominelt kr. 1 i Selskabet.	2.2	Each Warrant shall provide the Warrantee with a right, but not an obligation, to subscribe for one share with a nominal value of DKK 1 in the Company.
2.3	Warrants tildeles vederlagsfrit.	2.3	The Warrants are granted free of charge.
2.4	Warrants giver ikke Warrantindehaveren kapitalejerrettigheder, som f.eks. fondskapitalandele, eller fortegningsret i tilfælde af en kapitalforhøjelse i Selskabet.	2.4	The Warrants shall not entitle the Warrantee to any shareholder rights such as bonus shares or pre-emption rights in the event of a capital increase of the Company.
2.5	Selskabet er forpligtet til at føre en fortegnelse over udstedte Warrants, som skal opbevares sammen med Selskabets ejerbog.	2.5	The Company undertakes to keep and maintain a register of issued Warrants to be kept in connection with the Company's share register.
3	TEGNINGSRET	3.	SUBSCRIPTION PRICE
3.1	Hver Warrant giver Warrantindehaveren ret til at tegne én kapitalandel à nominelt kr. 1 i Selskabet til en pris af kr. 1 ("Tegningsprisen").	3.1	Each Warrant gives the Warrantee the right to subscribe for one share with a nominal value of DKK 1 in the Company at a price of DKK 1 (the "Subscription Price").
4	UDNYTTELSE AF WARRANTS	4.	EXERCISE OF WARRANTS
4.1	Warrantindehaveren kan udnytte alle eller en del af Warrants (i) i forbindelse med en Exit (se punkt 4.2) eller (ii) på et tidspunkt, der fastsættes af Bestyrelsen (et "Vindue").	4.1	The Warrantee may exercise all or part of the Warrants (i) in connection with an Exit (see Clause 4.2) or (ii) at any time determined by the Board (a "Window").

4.2	"Exit" betyder (a) en ændring i ejerforholdene i Selskabet, hvorved en uafhængig tredjemand erhverver 50 % eller mere af selskabskapitalen i Selskabet eller kommer til at kontrollere mere end 50 % af stemmerne i Selskabet; (b) en børsnotering af Selskabets aktier; (c) salg eller overdragelse af samtlige eller en væsentlig del af Selskabet aktiver; (d) en fusion med Selskabet som det ophørende selskab; eller (e) en kombination af (a) - (d).	4.2	An "Exit" shall mean (a) a change of control in the Company whereby any independent third party acquires 50% or more of the share capital in the Company or comes to control more than 50% of the votes in the Company; (b) an initial public offering of the Company's shares ("IPO"); (c) the sale or disposition of all or a material part of the Company's assets; (d) a merger whereby the Company is the discontinuing entity; or (e) a combination of (a) - (d) above.
4.3	I tilfælde af en Exit skal Selskabet udstede en skriftlig meddelelse herom ("Meddelelse om Exit") til Warrantindehaveren. Meddelelsen om Exit skal indeholde relevante oplysninger om fremgangsmåden, bilagt en formular til meddelelse om udnyttelse ("Udnyttelsesmeddelelsen") samt eventuelt en yderligere forpligtelseserklæring, som Selskabet efter eget skøn måtte forlange (f.eks. tiltrædelsesdokument til en aftale om køb og salg af anparter eller lignende forpligtelser til overdragelse af anparter, der er tegnet ved udnyttelse af Warrants), og som skal underskrives af Warrantindehaveren ("Yderligere Forpligtelseserklæring").	4.3	In the event of an Exit, the Company shall issue a written notice of Exit ("Exit Notice") to the Warrantee. The Exit Notice shall include relevant information on the process and be accompanied by a form of exercise notice (the "Exercise Notice") together with any supplementary undertakings as may be required by the Company at its discretion (for instance adherence documentation to a share sale and purchase agreement or similar undertakings to transfer the shares subscribed for by exercise of the Warrants) to be signed by the Warrantee (the "Supplementary Undertakings").
4.4	Meddelelse om udnyttelse af Warrants finder sted, ved at Warrantindehaveren fremsender "Udnyttelsesmeddelelsen" til Selskabet med oplysning om det ønskede antal kapitalandele samt en eventuel Yderligere Forpligtelseserklæring. Samtidig med fremsendelsen af Udnyttelsesmeddelelsen og eventuelt Yderligere Forpligtelseserklæring skal Warrantindehaveren betale et kontant beløb til Selskabet svarende til det relevante tegningsbeløb.	4.4	Notification of exercise of the Warrants takes place by the Warrantee's submission to the Company of the Exercise Notice stating the number of shares requested together with any Supplementary Undertakings. At the same time of submitting the Exercise Notice and any Supplementary Undertakings, the Warrantee shall pay in cash to the Company an amount equal to the relevant subscription amount.

4.5	Medmindre Selskabet bestemmer andet, vil samtlige Warrants automatisk bortfalde uden yderligere varsel og uden kompensation, hvis en Udnyttelsesmeddelelse og en eventuel Yderligere Forpligtelseserklæring samt betaling af det relevante tegningsbeløb ikke er fremsendt senest to (2) uger efter datoen for Meddelelsen om Exit.	4.5	Unless otherwise decided by the Company, if an Exercise Notice and any Supplementary Undertakings together with payment of the relevant subscription amount is not submitted no later than two (2) weeks from the date of the Exit Notice, all Warrants shall automatically and without further notice or compensation lapse and become null and void.
4.6	Warrants, der ikke udnyttes i forbindelse med en Exit, vil automatisk bortfalde uden kompensation efter gennemførelsen af den relevante begivenhed.	4.6	Any Warrants that are not exercised in connection with an Exit shall automatically become void without compensation, following the completion of the relevant event.
4.7	Såfremt der efter Meddelelsen om Exit ikke sker en endelig gennemførelse af Exit, beholder Warrantindehaveren sine Warrants i henhold til vilkårene i denne Aftale. Hvis Warrantindehaveren har tegnet kapitalandele i Selskabet gennem udnyttelse af Warrants, og disse nye kapitalandele er blevet registreret i Erhvervsstyrelsen, beholder Warrantindehaveren de tegnede kapitalandele, uanset at den bebudede Exit ikke er endeligt gennemført, og de udnyttede Warrants skal ikke tilbageføres. Både Selskabet og Warrantindehaveren har dog ret til efter eget skøn at forlange, at Selskabet tilbagekøber de erhvervede kapitalandele til Tegningsprisen.	4.7	In the event that an Exit is not finally completed following an Exit Notice, the Warrantee's right to the Warrants as set out in the Agreement shall be retained. In the event that shares have been subscribed for in the Company by exercise of Warrants and such new shares have been registered with the Danish Business Authority, the shares subscribed for shall be retained notwithstanding a notified Exit is not finally completed and the exercised Warrants shall not be reversed, however, both the Company and the Warrantee may on a discretionary basis request that the Company shall repurchase the shares acquired at the Subscription Price.
4.8	Såfremt der oprettes et Vindue, skal punkt 4.3 - 4.5 samtidig være gældende.	4.8	In case a Window is established Clauses 4.3- 4.5 shall apply simultaneously.
4.9	Warrants, der ikke udnyttes i forbindelse med et Vindue, bortfalder automatisk uden kompensation.	4.9	Any Warrants that are not exercised in connection with a Window shall automatically become void without compensation.
4.10	Såfremt et Vindue ikke er blevet oprettet senest den 31. december 2036, bortfalder Warrants automatisk uden yderligere varsel og uden kompensation.	4.10	In the event an Exit or a Window has not occurred on or before December 31, 2036, the Warrants shall automatically and without further notice or compensation lapse and become null and void.

4.11	I forbindelse med en notering af ADS’er på Nasdaq, USA, har Selskabets bestyrelse i henhold til pkt. 4.1 truffet beslutning om at fastsætte udnyttelsesvinduerne for udstedte warrants således:	4.11	In connection with a listing of ADSs on Nasdaq, USA, the board of directors has resolved, pursuant to clause 4.1, to determine the exercise windows for issued warrants as follows:
	Optjente warrants kan udnyttes i fire årlige udnyttelsesvinduer på 2 uger, som hver ligger to handelsdage efter offentliggørelsen af henholdsvis Selskabets årsrapport, halvårsregnskabet samt kvartalsmeddelelserne. Første udnyttelsesperiode indtræder dog tidligst 180 dage efter Selskabets notering af ADS’er på Nasdaq, USA, og i de første fire udnyttelsesperioder kan warrantindehaveren maksimalt udnytte 25% af de til warrantindehaveren tildelte warrants forudsat altid at warrants er optjent.		Vested warrants may be exercise in four annual exercise windows of two weeks each that each commence two trading days following publication of the Company’s annual report, the 6-month report and the interim reports. The first exercise window shall, however, be at least 180 days following the listing by the Company of ADSs on Nasdaq, USA and in the first four exercise periods the warrantholder may as a maximum exercise 25% of the warrants granted to the respective warrantholders, provided always that the warrants have vested.
5	VISSE BETINGELSER I RELATION TIL EXIT	5.	CERTAIN CONDITIONS RELATING TO AN EXIT
5.1	Efter udnyttelse af Warrants i forbindelse med en børsnotering skal Warrantindehaveren underskrive og tiltræde de aftaler eller forpligtelser, herunder i relation til en lock-up periode eller andre lock-up forpligtelser, som den udstedende bank måtte anmode om i forbindelse med en børsnotering.	5.1	Following exercise of Warrants in connection with an IPO, the Warrantee shall sign and accept such agreements or undertakings, including in respect of a period of lock-up and other lock-up obligations, which may be proposed by the issuing bank in connection with an IPO.

5.2	Selskabet kan kræve, og Warrantindehaveren skal i så fald acceptere, at samtlige eller en del af Warrants ombyttes ligeligt til kapitalandele, warrants, konvertible værdipapirer eller et andet kapitalandelsbaseret instrument udstedt af en køber eller af en efterfølger af Selskabet eller af et af disses moderselskaber eller datterselskaber, eller til kapitalandele, warrants, konvertible værdipapirer eller andet kapitalandelsbaseret instrument udstedt af Selskabet efter omstrukturering, således at den pågældende Warrantindehavers Warrants umiddelbart efter en sådan ombytning - sammen med betaling af en eventuel kontant godtgørelse til Warrantindehaveren - i alt væsentlig har samme værdi som de pågældende Warrants, herunder de Warrants ejet af Warrantindehaveren umiddelbart før en sådan ombytning. Uanset ovenstående er Warrantindehaveren berettiget til en delvis kontant udbetaling i det omfang, dette er nødvendigt, for at Warrantindehaveren er i stand til at betale eventuel indkomst- eller kapitalgevinstskat, der umiddelbart forfalder som følge af en sådan ombytning af værdipapirer.	5.2	The Company may request, and the Warrantee shall then accept, that all or a portion of the Warrants shall be equitably exchanged for shares, warrants, convertibles or any other equity based instrument, issued by any purchaser of or successor to the Company, or by a parent or subsidiary of either of them, or shares, warrants, convertibles or any other equity based instrument issued by the Company as restructured, such that such Warrantee's Warrants immediately following such exchange, when aggregated with any cash consideration paid to such Warrantee, shall have substantially the same value as the Warrants, including any Warrants held by such Warrantee immediately prior to such exchange. Notwithstanding any of the foregoing, the Warrantee shall be entitled to partial consideration in cash to the extent necessary in order for the Warrantee to be able to pay any personal income or capital gains tax immediately falling due as a result of such exchange of securities.
5.3	Forud for en Exit er Selskabet (eller en tredjemand, der er udpeget af Selskabet) berettiget til at købe Warrants fra Warrantindehaveren til en pris, der fastsættes i overensstemmelse med punkt 5.5 nedenfor.	5.3	Prior to an Exit, the Company (or a third party appointed by the Company) shall have a right to purchase the Warrants from the Warrantee for a price determined in accordance with Clause 5.5 below.
5.4	Hvis Selskabet ønsker at udnytte en af sine rettigheder i henhold til denne Aftale, skal der gives skriftlig meddelelse herom per e-mail til Warrantindehaveren. En meddelelse betragtes som værende kommet Warrantindehaveren i hænde, og Selskabets rettighed derved udøvet, på tidspunktet for e-mailens afsendelse, forudsat at meddelelsen er stilet til den e-mailadresse, som Warrantindehaveren til enhver tid har oplyst Selskabet om. Udnyttelse af en rettighed i henhold til punkt 5.3 ovenfor er altid betinget af, at Exit faktisk er blevet gennemført.	5.4	If the Company wishes to exercise any of its rights under this Agreement, a written notice to that effect shall be sent by email to the Warrantee. A notice shall be deemed to have reached a Warrantee, and hence the right of the Company shall be deemed to have been exercised, at the time of the dispatch of the email, provided the notice has been addressed to the email address of the Warrantee which the Warrantee has informed the Company at any time. The exercise of rights pursuant to Clause 5.3 above is always subject to the condition that the Exit is actually completed.
5.5	Købspris i forbindelse med Exit	5.5	Purchase Price in connection with an Exit

5.5.1	Ved køb af Warrantindehaverens Warrants i henhold til punkt 5.3 skal værdien af Warrants være baseret på den rimelige markedsværdi, som anført nedenfor.	5.5.1	When the Warrantee's Warrants are purchased in accordance with Clause 5.3, the Warrants shall be based on the fair market value as set out below.
5.5.2	Den rimelige markedsværdi af Warrants beregnes af Selskabet på grundlag af den nettopris per kapitalandel i Selskabet, som sælgende kapitalejere vil modtage ved en Exit med fradrag af et forholdsmæssigt beløb for vederlag til rådgivere m.v. Ved beregningen af den rimelige markedsværdi af Warrants skal Selskabet fratrække et beløb, som Selskabet anser som passende i betragtning af de sælgende kapitalejeres eventuelle forpligtelser i henhold til Exit.	5.5.2	The fair market value of the Warrants shall be calculated by the Company based on the net price per share of the Company to be received by the selling shareholders in an Exit deducted the proportionate amount of any fees to advisors etc. When calculating the fair market value of the Warrants, the Company shall deduct from the fair market value an amount which the Company deems appropriate when considering the selling shareholders' potential liabilities pursuant to the Exit.
5.5.3	Når Warrants købes i forbindelse med en Exit som følge af salg eller overdragelse af samtlige eller en væsentlig del af Selskabets aktiver, er værdien af Warrants den rimelige markedsværdi på tidspunktet efter salget. I tilfælde af en sådan Exit skal der ved beregningen af den rimelige markedsværdi for Warrants tages højde for den købspris, Selskabet har modtaget for de solgte aktiver, med fradrag af gæld, der ikke er overdraget sammen med aktiverne, samt en forholdsmæssig andel af omkostninger, honorarer m.v. i forbindelse med transaktionen.	5.5.3	When the Warrants are purchased in connection with an Exit based on the sale or disposition of all or a material part of the Company's assets, the value of the Warrants shall be the fair market value at the time after such sale. In case of such Exit, the fair market value of the Warrants shall take into account the purchase price received by the Company for the assets sold, net of any debts not transferred together with the assets as well as a proportionate part of any cost, fees etc. related to the transaction.
5.5.4	Købsprisen for Warrants fastlagt i henhold til punkt 5.5.2 - 5.5.3 ovenfor skal betales 15 dage efter, at de sælgende kapitalejere i Selskabet har modtaget betaling for deres kapitalandele, og i tilfælde af køb i forbindelse med et salg af aktiver, når Selskabet har modtaget betaling for de solgte aktiver.	5.5.4	The purchase price for the Warrants determined in accordance with Clauses 5.5.2 - 5.5.3 above, as applicable, shall be paid 15 days after the selling shareholders of the Company have received payment for their shares, and in case of a purchase in connection with an asset sale, when the Company has received payment for the assets sold.

6	OPSIGELSE AF ANSÆTTELSES-FORHOLDET	6.	TERMINATION OF EMPLOYMENT
6.1	Punkterne 6.2 -6.6 finder anvendelse, hvis Warrantindehaveren er ansat i Selskabet	6.1	Clauses 6.2 - 6.6 shall apply provided the Warrantee is an employee of the Company:
6.2	Hvis Selskabet opsiger Warrantindehaverens ansættelse i Selskabet med en hvilken som helst begrundelse bortset fra Warrantindehaverens misligholdelse, er Warrantindehaveren berettiget til at udnytte Warrants tildelt i henhold til denne Aftale i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet. Dette gælder ligeledes, hvis ansættelsesforholdet bringes til ophør, fordi Warrantindehaveren har nået den alder, der gælder for pensionering fra Selskabet, eller fordi Warrantindehaveren kan oppebære folkepension eller alderspension fra Selskabet.	6.2	In the event the Company terminates the Warrantee's employment with the Company for any reason other than due to the Warrantee's breach (in Danish "misligholdelse"), the Warrantee shall have the right to exercise any Warrants granted pursuant to this Agreement in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company. The same applies if the employment relationship comes to an end because the Warrantee has reached the age of retirement from the Company or is entitled to old age pension (in Danish: "folkepension") or retirement pension (in Danish: "alderspension") from the Company.
6.3	Hvis Selskabet opsiger Warrantindehaverens ansættelse i Selskabet begrundet i Warrantindehaverens misligholdelse eller berettiget bortviser Warrantindehaveren, bortfalder samtlige Warrants, der er tildelt i henhold til denne Aftale, men som ikke er udnyttet på tidspunktet for udløbet af opsigelsesperioden.	6.3	In the event that the Company terminates the Warrantee's employment with the Company due to the Warrantee's breach (in Danish "misligholdelse") or summarily dismisses the Warrantee for cause (in Danish "bortvisning"), all Warrants granted pursuant to this Agreement, but not exercised at the time of the expiration of the notice period, becomes null and void.
6.4	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet inden den 31. december 2020 med en hvilken som helst begrundelse, bortset fra Selskabets grove misligholdelse, bortfalder samtlige Warrants, der er tildelt i henhold til denne Aftale, men som ikke er udnyttet på tidspunktet for udløbet af opsigelsesperioden.	6.4	In the event that the Warrantee terminates the employment with the Company before December 31 2020 for any reason other than due the Company's material breach (in Danish: "grov misligholdelse"), all Warrants granted pursuant to this Agreement, but not exercised at the time of the expiration of the notice period, become null and void.

6.5	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet fra og med den 31. december 2020 med en hvilken som helst begrundelse, bortset fra Selskabets grove misligholdelse, er Warrantindehaveren berettiget til at udnytte det antal Warrants tildelt i henhold til denne Aftale, som er anført nedenfor, i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet.	6.5	If the Warrantee terminates the employment with the Company on or after December 31 2020 for any reason other than due to the Company's material breach (in Danish: "grov misligholdelse") the Warrantee shall have the right to exercise such number of Warrants granted pursuant to this Agreement as set out below in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company:
Dato for Warrantindehaverens opsigelse	% of Warrants	Date of termination notice being served by the Warrantee	% of Warrants
31. december 2020	33.333	December 31 2020	33.333
1. april 2021	41.666	April 1 2021	41.666
1. juli 2021	49.999	July 1 2021	49.999
1. oktober 2021	58.332	October 1 2021	58.332
1. januar 2022	66.665	January 1 2022	66.665
1. april 2022	74.998	April 1 2022	74.998
1. juli 2022	83.331	July 1 2022	83.331
1. oktober 2022	91.664	October 1 2022	91.664
30. december 2022	100	December 30 2022	100

	Resterende Warrants, som ikke er udnyttet på tidspunktet for udløbet af opsigelsesperioden, bortfalder.		Remaining Warrants not exercised at the time of the expiration of the notice period, become null and void.
6.6	Hvis Warrantindehaveren opsiger sin ansættelse i Selskabet begrundet i Selskabets grove misligholdelse, er Warrantindehaveren berettiget til at udnytte Warrants tildelt i henhold til denne Aftale i overensstemmelse med vilkårene i Aftalen, som om Warrantindehaveren stadig var ansat i Selskabet.	6.6	In the event that the Warrantee terminates the employment with the Company due to the Company's material breach (in Danish: "grov misligholdelse"), the Warrantee shall have the right to exercise any Warrants granted pursuant to this Agreement in accordance with the terms and conditions of this Agreement as if the Warrantee continued to be employed by the Company.

6.7	I tilfælde af Warrantindehaverens død, vil Warrantindehaverens bo eller Warrantindehaverens overlevende ægtefælle (hvis denne sidder i uskiftet bo) være berettiget til at udnytte Warrants i overensstemmelse med vilkårene i denne Aftale.	6.7	In the event of the death of the Warrantee, the estate of the Warrantee or the spouse of the Warrantee (if the surviving spouse retains undivided possession of the estate) shall have the right to exercise any Warrants in accordance with the terms and conditions of this Agreement.
7	ÆNDRING I RETSSTILLING ELLER SELSKABSKAPITAL	7.	CHANGE OF LEGAL STATUS OR SHARE CAPITAL
7.1	Ændring i selskabskapital	7.1	Change of Share Capital
7.1.1	I tilfælde af ændringer i Selskabets selskabskapital, herunder men ikke begrænset til:	7.1.1	In case of changes in the Company’s share capital including but not limited to
	(i) forøgelse af selskabskapitalen,		(i) increase of the share capital,
	(ii) udstedelse af konvertible obligationer,		(ii) issuance of convertible bonds,
	(iii) udstedelse af nye tegningsretter, eller		(iii) issuance of new subscription rights, or
	(iv) nedsættelse af selskabskapitalen,		(iv) decrease of the share capital,
	uanset om dette sker til en kurs, der er lig med markedskursen for Selskabets kapitalandele, eller til en overkurs, eller hvis ændringerne nævnt i 7.1.1 (i) - (iv) sker til favørkurs, sker der ingen regulering i Warrants.		whether at a rate that is equal to the market price of the shares of the Company or at premium rate ("overkurs"), or if the changes mentioned in Clause 7.1.1 (i) - (iv) are made at a special price (“favørkurs”) no regulation of Warrants shall occur.
7.1.2	Hvis den nominelle værdi af Selskabets kapitalandele ændres, skal antallet af Warrants (antal af kapitalandele) og/eller Udnyttelsesprisen tilpasses, således at værdien af Warrants ikke bliver påvirket af sådanne ændringer.	7.1.2	If the nominal value of the shares of the Company is amended, the number of Warrants (number of shares) and/or the Exercise Price shall be adjusted, so that the value of the Warrants is not affected by the said amendments.

7.1.3	Hvis selskabskapitalen nedsættes til dækning af tab, skal antallet af kapitalandele, som Warrantindehaveren kan tegne gennem udnyttelse af Warrants, reduceres (nedrundet) forholdsmæssigt til den nominelle reduktion af kapitalen sammenholdt med Selskabets totale nominelle selskabskapital før reduktionen.	7.1.3	If the share capital is reduced in order to cover losses, the number of shares for which the Warrantee may subscribe by exercising the Warrants shall be reduced (rounded down) proportionately to the nominal reduction of the capital compared to the total nominal share capital of the Company before the reduction.
7.2	Andre ændringer	7.2	Other Changes
7.2.1	Hvis der træffes beslutning om	7.2.1	If a resolution is made to
	(i) at likvidere eller afvikle Selskabet,		(i) liquidate or wind up the Company,
	(ii) at spalte Selskabet eller		(ii) demerge the Company, or
	(iii) at gennemføre en kapitalandelsombytning, der omfatter samtlige kapitalandele i Selskabet (oprettelse af et holdingselskab/apportindskud),		(iii) effect an exchange of shares which includes all shares in the Company (establishment of a holding company/non-cash contribution),
	er Warrantindehaveren berettiget til at udnytte Warrants på ikrafttrædelsesdatoen for den relevante ændring, jf. dog punkt 7.2.2. Selskabets Bestyrelse skal skriftligt meddele Warrantindehaveren, hvis der træffes en af de ovennævnte beslutninger, og Warrantindehaveren kan udnytte samtlige Warrants inden for 30 dage fra datoen for meddelelsen. Samtlige Warrants, som Selskabets Bestyrelse ikke har modtaget en Udnyttelsesmeddelelse for inden udgangen af 30-dages fristen, bortfalder automatisk uden yderligere varsel eller kompensation, medmindre de erstattes i henhold til punkt 7.2.2.		the Warrantee shall be entitled to exercise their Warrants on the effective date of the relevant change, see however Clause 7.2.2. The Company’s Board shall give written notice to the Warrantee if one of the above resolutions is made and the Warrantee may exercise all such Warrants within 30 days from the date of such notice. If the Board has not received an Exercise Notice prior to the expiry of the 30 days' notice the Warrants will automatically and without further notice be cancelled and become void without notice or compensation unless replaced in accordance with Clause 7.2.2.
7.2.2	Hvis Selskabet indgår i en fusion, spaltning eller kapitalandelsombytning, der omfatter samtlige kapitalandele i Selskabet (oprettelse af et holdingselskab/apportindskud), er Selskabet berettiget, men ikke forpligtet til at anmode om, at Warrants erstattes med retten til at tegne kapitalandele i de(t) modtagende selskab(er), forudsat at de(t) fortsættende selskab(er) er enig heri.	7.2.2	In the event of contribution of the Company by merger, de-merger or an ex-change of shares which includes all shares in the Company (establishment of a holding company/non-cash contribution) the Company shall have the right, but not the obligation, to request that the Warrants are replaced by the right to subscribe to shares in the receiving company(ies) subject to written approval by the continuing company(ies).

8	TEGNING AF KAPITALANDELE	8.	SUBSCRIPTION OF SHARES
8.1	Ved udnyttelse af et hvilket som helst antal Warrants gælder følgende for tegning af nye kapitalandele:	8.1	Upon exercise of any part of the Warrants, the following will apply for the subscription of new shares:
	(i) De andre kapitalejere i Selskabet har ikke fortegningsret med hensyn til Warrants eller kapitalandele udstedt gennem udnyttelse af Warrants		(i) The other shareholders of the Company have no pre-emption rights with respect to the Warrants or shares issued by exercise of the Warrants.
	(ii) Betaling af tegningsbeløbet og tegning af kapitalandele skal finde sted samtidigt. Warrantindehaverens rettigheder som kapitalejer efter udnyttelse af samtlige Warrants eller en del heraf træder i kraft, når uigenkaldelig kontant betaling til Selskabet har fundet sted. Selskabet skal registrere Warrantindehaveren som kapitalejer i Selskabets ejerbog.		(ii) Payment of the subscription amount and subscription of shares shall take place simultaneously. The Warrantee's rights as a shareholder following exercise of the Warrants or part thereof shall come into force when an irrevocable cash payment has been made to the Company. The Company shall register the Warrantee as a shareholder in the Company's share register.
	(iii) De nye kapitalandele udstedes i kapitalandele à nominelt kr. 1 eller multipla heraf.		(iii) The new shares are issued in shares of nominally DKK 1 or multiples hereof.
	(iv) De nye kapitalandele skal udstedes på navn, indføres i Selskabets ejerbog og er ikke-omsættelige.		(iv) The new shares are issued on name, shall be registered in the Company's share register and are non-negotiable shares.
	(v) Restriktionerne på eksisterende kapitalandele vedrørende omsættelighed gælder også for de nye kapitalandele.		(v) The restrictions on the current shares as to negotiability shall also apply for the new shares.

	(vi) Fortegningsret for nye kapitalandele i forbindelse med fremtidige kapitalforhøjelser er begrænsede for så vidt angår udstedelse af warrants eller tegning af kapitalandele gennem udnyttelse af sådanne warrants eller ved andre begivenheder i henhold til generalforsamlingens beslutning		(vi) The pre-emptive rights of the new shares in connection with future capital increases shall be limited in connection with the issuance of warrants or subscription of shares by exercising such warrants or other events as decided by the general meeting of the Company.
	(vii) De nye kapitalandele giver ret til dividende og andre rettigheder i Selskabet til enhver tid, når den relevante kapitalforhøjelse er registreret i Erhvervsstyrelsen.		(vii) The new shares shall carry a right to dividend and other rights in the Company from the time when the relevant capital increase has been registered with the Danish Business Authority.
	(viii) Selskabet betaler omkostningerne i forbindelse med udstedelse og udnyttelse af Warrants.		(viii) The Company shall pay the costs in connection with the issuance and exercise of Warrants.
9	SKAT	9.	TAX
9.1	Punkterne 9.2 - 9.4 finder anvendelse, hvis Warrantindehaveren er ansat i Selskabet:	9.1	Clauses 9.2 - 9.4 shall apply provided the Warrantee is an employee of the Company:
9.2	Warrants er underlagt ligningslovens § 7 P.	9.2	The Warrants shall be subject to Section 7 P of the Danish Tax Assessment Act.
9.3	Selskabet har vurderet værdien af de tildelte warrants til DKK 1.901 pr. stk. (før justering for fondsaktieudstedelse og aktiesplit af 4. januar 2021).	9.3	The Company has assessed the value of each granted warrants as DKK 1,901 (before adjustment for bonus shares and share split of 4 January 2021).
9.4	Selskabet giver ikke Warrantindehaveren nogen garanti for, at Warrants beskattes efter ligningslovens § 7 P med eventuelle senere ændringer, herunder om kravene til anvendelse af bestemmelsen ikke er opfyldt, eller om bestemmelsen fremover er ændret eller ophævet.	9.4	The Company does not make any guarantees to the Warrantee that the Warrantee will be subject to the tax treatment under Section 7 P of the Danish Tax Assessment Act, as amended from time to time, including whether the requirements for the application of the provision are not met or if the provision is altered or repealed in the future.

9.5	De skattemæssige konsekvenser for Warrantindehaveren i forbindelse med denne Aftale, herunder men ikke begrænset til erhvervelse og/eller tildeling af Warrants, og/eller skattemæssige konsekvenser i forbindelse med udnyttelse af Warrants, er Selskabet uvedkommende. Warrantindehaveren opfordres til at søge skattemæssig rådgivning i forbindelse med indgåelsen af denne Aftale.	9.5	The tax consequences for the Warrantee arising in connection with or out of this Agreement, including but not limited to the acquisition and/or granting of the Warrants and/or the tax consequences in connection with the exercise of the Warrants, are of no concern to the Company. The Warrantee is strongly encouraged to seek tax advice in connection with entering into this Agreement.
10	EJERAFTALE	10.	SHAREHOLDERS’ AGREEMENT
10.1	Warrantindehaveren skal på tidspunktet for udnyttelse af Warrants tildelt i henhold til denne Aftale tiltræde og acceptere at være bundet af enhver ejeraftale, der gælder for kapitalejere i Selskabet til enhver tid ved at underskrive en tiltrædelseserklæring til en sådan ejeraftale. Warrantindehaveren tiltræder og accepterer, at en sådan ejeraftale kan indeholde betingelser, der alene gælder for Warrantindehaveren og ikke for de andre kapitalejere i Selskabet. Således har ikke alle kapitalejere i Selskabet de samme rettigheder i henhold til ejeraftalen. En sådan tiltrædelseserklæring skal underskrives senest på tidspunktet for udnyttelse af Warrants, og udnyttelsen af Warrants skal være betinget heraf.	10.1	The Warrantee shall at the time of exercise of the Warrants granted hereunder endorse and agree to be bound by any Shareholders' Agreement applicable to the shareholders of the Company from time to time by signing a deed of adherence to such Shareholders' Agreement. The Warrantee acknowledges and accepts that such Shareholders Agreement may include terms only applicable on the Warrantee and not on the other shareholders of the Company. Thus, not all shareholders of the Company may have the same rights under the Shareholders Agreement. Such deed of adherence shall be signed no later than at the time of the exercise of the Warrants and the exercise of any Warrants shall be conditional hereupon.
11	OVERDRAGELSE AF WARRANTS	11.	ASSIGNMENT OF WARRANTS
11.1	Warrants og andre rettigheder og/eller forpligtelser af Warrantindehaveren i henhold til denne Aftale må ikke være genstand for udlæg (pant, sikkerhed eller lignende), erhverves eller på anden måde overdrages af Warrantindehaveren.	11.1	The Warrants and any other rights and/or obligations granted to the Warrantee under this Agreement cannot be subject to any encumbrance (as pledge, security or similar), assignment or in any other way be transferred by the Warrantee.
11.2	Uanset det anførte under punkt 11.1 kan overdragelse i tilfælde af Warrantindehaverens død finde sted til Warrantindehaverens bo og/eller hans/hendes arvinger.	11.2	Notwithstanding Clause 11.1, assignment to the estate left by the Warrantee and/or to his/her heir/heiress in the event of death shall be allowed.

11.3	Uanset det anførte under punkt 11.1 må Warrantindehaverens kapitalandele henholdsvis Warrants, herunder kapitalandele erhvervet gennem udnyttelse af Warrants, ikke være genstand for inkassoprocedurer, fogedforretninger eller anden form for fuldbyrdelse og må heller ikke bruges som pant over for tredjepart. Warrantindehaveren har dog ved forudgående skriftlig tilladelse fra Selskabets Bestyrelse ret til at bruge kapitalandele og warrants som pant i forbindelse med finansiering af køb af sådanne kapitalandele og warrants, hvis panthaver forud for pantsætningen skriftligt bekræfter at ville respektere denne Aftale.	11.3	Notwithstanding Clause 11.1, the Warrantee's shares and Warrants (as applicable), including shares acquired by the exercise of Warrants, are not to be subjected to debt collection proceedings, creditor enforcement or any other type of enforcement, nor are they to be pledged to any third party. However, subject to prior written approval from the board of the Company the Warrantee shall be entitled to pledge shares and warrants in connection with the funding of the purchase of such shares and warrants if the pledgee prior to the pledge accepts in writing to respect this Agreement.
12	AFKALD	12.	WAIVER
12.1	Warrantindehaveren garanterer ikke at ville påberåbe sig eller på anden måde benytte sig af minoritetsbeskyttelsesreglen i henhold Selskabsloven, herunder § 73, ifølge hvilken en minoritetskapitalejer kan fordre sine kapitalandele indløst af en kapitalejer, der ejer mere end ni tiendedele af kapitalandelene (indløsningsret).	12.1	The Warrantee undertakes not to invoke or otherwise rely upon the minority protection rule available under the Danish Companies Act, including Clause 73, stipulating the right to require a shareholder holding more than nine-tenths of the shares to acquire the shares of any minority shareholder (in Danish: "indløsningsret").
13	PANTSÆTNING AF KAPITALANDELE	13.	PLEDGE OF SHARES
13.1	Warrantindehaveren forpligter sig herved at pantsætte kapitalandele i Selskabet tegnet gennem udnyttelse af Warrants (herunder eventuelle stemmerettigheder) til de andre kapitalejere i Selskabet som sikkerhed for (i) opfyldelse af Warrantindehaverens forpligtelser i henhold til Aftalen og (ii) opfyldelse af Warrantindehaverens forpligtelser i henhold til ejeraftale, der er gældende for Warrantindehaverens kapitalandele i Selskabet.	13.1	The Warrantee hereby undertakes to pledge any shares in the Company sub-scribed for by exercise of any Warrants (including voting rights (if any)) to the other shareholders of the Company as security for (i) the fulfilment of the Warrantee's obligations under this Agreement and (ii) the fulfilment of the Warrantee's obligations under any Shareholders' Agreement governing the shares in the Company held by the Warrantee.
14	FULDMAGT	14.	POWER OF ATTORNEY

14.1	Warrantindehaveren giver hermed Selskabets Bestyrelse fuldmagt til på Warrantindehaverens vegne at iværksætte enhver foranstaltning, der måtte være nødvendig til opfyldelse af denne Aftale.	14.1	The Warrantee hereby grants the Board power of attorney to undertake any necessary actions on behalf of the Warrantee to ensure fulfilment of this Agreement.
15	TAVSHEDSPLIGT	15.	CONFIDENTIALITY
15.1	Parterne forpligter sig til at behandle indholdet af denne Aftale og betingelserne for Aftalen fortroligt. En Part er berettiget til at fremlægge betingelserne i denne Aftale på skriftlig opfordring fra en offentlig myndighed, som har en lovlig ret til at kræve sådanne oplysninger, eller hvis en sådan fremlæggelse udspringer af lovgivningen.	15.1	The Parties undertake to treat the content of this Agreement and its terms and conditions confidential. A Party shall be entitled to disclose the terms and conditions of this Agreement upon written request from a public authority that has a legal right to require this information or if such disclosure follows from statutory law.
16	LOVVALG	16.	GOVERNING LAW
16.1	Denne Aftale er underlagt dansk ret.	16.1	This Agreement shall be governed by the laws of Denmark.
17	VISTER	17.	DISPUTES
17.1	Enhver tvist mellem Parterne, der måtte udspringe af Aftalen, herunder dens indgåelse eller ophør, skal først søges afgjort ved forhandling. Kan Parterne ikke nå til enighed, afgøres tvisten ved de danske domstole i København.	17.1	The Parties shall primarily seek to amicably settle any dispute arising out of or in connection with this Agreement, including its conclusion or termination. If the Parties cannot reach an agreement, the dispute shall be settled by the Danish courts in Copenhagen.
18	UNDERSKRIFT, HELE AFTALEN OG ÆNDRINGER HERTIL	18.	SIGNATURES, ENTIRE AGREEMENT, AND AMENDMENTS
18.1	Denne Aftale er udfærdiget i to eksemplarer, hvoraf det ene underskrevne eksemplar forbliver hos Selskabet, mens det andet underskrevne eksemplar udleveres til Warrantindehaveren. Aftalen træder i kraft på datoen for underskrivelsen.	18.1	This Agreement is signed in two copies; one shall be held by the Company and the other by the Warrantee. The Agreement shall be in force from the date of signing.
18.2	Alle meddelelser eller lignende i henhold til eller i forbindelse med Aftalen skal foretages skriftligt fra den ene Part til den anden.	18.2	All notifications, demands or similar pursuant to or relating to this Agreement shall be made in writing to the other Party.

- 0 -	- 0 -
For og på vegne af Evaxion Biotech ApS:	For and on behalf of Evaxion Biotech ApS:
____________________________ Navn: Lars Staal Wegner Titel: CEO	____________________________ Name: Lars Staal Wegner Title: CEO

For [the Warantee]:	For [the Warantee]:
____________________________ Navn: Titel:	____________________________ Name: Title:

Schedule 4

Evaxion Biotech A/S

Warrant Terms

1.	RESOLUTION

1.1	The Board of Directors has on 17 December 2020, pursuant to the authorisation set out in article 2.8 of Evaxion Biotech A/S’s (the “Company”) articles of association, determined that the following terms and conditions (the “Warrant Terms”) shall apply to warrants (the “Warrants”) issued to the European Investment Bank (the “Warrant Holder”) according to the authorisation.

2.	ISSUE OF WARRANTS AND WARRANT CONSIDERATION

2.1	The Warrants are issued to the Warrant Holder in connection with the disbursement of loans according to the loan facility entered into between the Warrant Holder and the Company. In connection with each issuance of Warrants the Warrant Holder shall sign a warrant certificate (the “Warrant Certificate”). Warrants are issued free of charge, without payment of any kind from the Warrant Holder.

2.2	The Warrants and any shares subscribed for upon the exercise of the Warrants shall be issued without pre-emptive subscription rights for the Company's shareholders in accordance with the resolution referred to in paragraph 1.1 above.

2.3	The Company will, along with the Company’s register of shareholders, keep a list of the issued Warrants.

3.	EXERCISE OF WARRANTS

3.1	Each Warrant may be exercised against payment of a subscription price in cash to the Company of DKK 1 per share of a nominal value of DKK 1 (the "Exercise Price"), subject, however, to the adjustment mechanisms set forth in clause 5.

3.2	As an alternative to receiving shares in the Company, the Warrant Holder has the right to require that the Company satisfy the exercise of the Warrants by way of net settlement.

3.3	The Warrant Holder is entitled to exercise the Warrants in full or in part at any time. Unexercised Warrants shall remain in the Warrant Holder's possession and shall not expire and lapse.

3.4	The Warrant Holder agrees and accepts to be bound by a customary lock-up agreement in the event of an IPO according to which Warrants may not be exercised/or settled for cash within 180 days from the date of completion of an initial public offering and official listing of shares of the Company (or the shares in any company or vehicle created by the Company's shareholders for such purpose) on a stock exchange or regulated market, including but not limited to a listing of American Depositary Shares (ADS') in the United States (here and elsewhere in this document referred to as an “IPO”). Following an IPO clause 7.1 (f) shall cease to be of effective and shall become null and void. Additionally, the Warrant Holder agrees not to exercise the Warrants and/or claim settlement for a period of one (1) month following the first public filing of the prospectus relating to an IPO. In no event shall the aggregate lock-up period exceed 180 days from the date of completion of the IPO.

3.6	The Parties agree that the lock-up agreement as set out in clause 3.4 shall cease to be effective and shall become null and void in the event that there is a materially adverse event relating to the Company and thereby affecting the Company in a materially adverse manner during the lock-up period described in clause 3.4, including but not limited to if the Company or its management is subject to a criminal investigation or is involved in any kind of fraudulent activities, money laundering activities, terror financing tax evasion and tax havens. The definition of a materially adverse event shall be determined according to ordinary principles of Danish law taking into account specifically the Company.

4.	PROCEDURE FOR EXERCISE OF WARRANTS

4.1	To exercise a Warrant, the Warrant Holder must give the Company written notice thereof (the "Exercise Notice"). Exercise Notice may be given by a Warrant Holder more than once, reference is made to section 3.3.

4.2	The Warrant Holder must within 10 business days from the date of the Exercise Notice pay in cash the Exercise Price for Warrants exercised into the bank account designated by the Company in the subscription list, failing which the Exercise Notice shall be deemed cancelled.

4.3	Upon the timely receipt by the Company of an Exercise Notice and the Exercise Price from the Warrant Holder, the Company shall carry out the increase of the Company's share capital reflecting the exercise of Warrants and shall ensure and procure that the resolution is duly registered with the Danish Business Authority in accordance with applicable law. The Company's register of shareholders shall be updated to reflect the Warrant Holder's shareholding.

5.	CHANGES IN THE COMPANY'S CAPITAL STRUCTURE

5.1	Changes in the Company’s capital structure which are not carried out at market price and thereby cause a change of the potential possibility of gain attached to a Warrant shall require an adjustment of the Warrants in accordance with this clause 5.

5.2	Adjustments shall be made so that the potential possibility of gain attached to a Warrant, in so far as possible, shall remain the same before and after the occurrence of the incident causing the adjustment. The adjustment shall be carried out by the Company’s auditor according to recognized principles. The adjustment may be carried out either by an increase or decrease of the number of shares that can be issued following an exercise of a Warrant and/or an increase or decrease of the Exercise Price. The exercise price cannot, however, at any time be below nominal value of the shares.

5.3	Warrants shall not be adjusted as a result of the Company’s issuance of additional employee shares, share options and/or warrants as part of employee share option schemes (including options to board members, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrant Holders’ and others’ exercise of warrants in the Company. In addition the Warrant Holder shall, irrespective of this clause 5, not be entitled to adjustments in the event of capital increases in directed issues following an IPO (including a listing of ADSs in the USA) with customary discounts to market price of up to 10% on the listed price.

5.4	In the event of a merger where the Company is not the surviving company, unexercised Warrants shall be exchanged for new warrants in the surviving company, which shall entitle the Warrant Holder to subscribe for shares in the surviving company. The number of shares in the surviving company that can be subscribed for on the basis of the new warrants, and/or the Exercise Price, shall be adjusted to the extent that the terms of the exchange set out in the merger plan for the Company (compared to the value of the shares in the surviving company) provide a basis therefore. If funds are distributed to the shareholders of the Company in connection with the merger, the Exercise Price shall be reduced on the basis thereof.

5.5	In the event of a demerger of the Company, the Warrant Holder shall receive warrants in the receiving company (or companies) to an extent and on terms that entail that the terms for the Warrant Holder to the widest possible extent remain the same after the demerger. If funds are distributed to the shareholders of the Company in connection with the demerger, the Exercise Price shall be reduced on the basis thereof. The number of Warrants shall entitle the Warrant Holder to the same potential shareholding which an exercise of all Warrants prior to the demerger would have resulted in. Moreover, the terms applying to the warrants issued by the receiving company (or companies) shall be the same as the terms stipulated herein.

6.	LIQUIDATION

6.1	In the event of a solvent liquidation of the Company, the Warrant Holder may in whole or in part exercise all of its unexercised Warrants.

6.2	The Company must notify the Warrant Holder in writing of any resolution to enter into a solvent liquidation immediately after the adopting of such resolution. The Warrant Holder must within 3 months following the date of receipt of such notification deliver an Exercise Notice to the chairman of the Company's board of directors (on behalf of the Company) in accordance with clause 4 above, which shall apply mutatis mutandis, if the Warrant Holder elects to exercise its Warrants. Any Warrants not exercised upon such 3 months period ending will lapse automatically, without notice and without any compensation.

7.	PUT OPTION

7.1	Subject to mandatory applicable law, the Company irrevocably grants the Warrant Holder the right (but not the obligation) to require the Company to cancel or purchase any Warrant granted to the Warrant Holder in consideration of the payment by the Company to the Warrant Holder of the Fair Market Value of the Warrants (as defined in clause 8) (the "Put Option"). The Warrant Holder may exercise the Put Option in relation to any Warrant on and at any time after the occurrence of any of the following events ("Put Event"):

(a)	at any point in time on or after the occurrence of the sixth anniversary after the Warrant Holder has been granted the first Warrant;

(b)	any mandatory or voluntary prepayment in whole or in part of the Company’s debt to the Warrant Holder;

an initial public offering and admission to trading and official listing of shares of the Company (or the shares in any company or vehicle created by the Company's shareholders for such purpose) on a stock exchange or regulated market, including but not limited to listing of American Depositary Shares (ADS') in the United States;

(c)	a sale, assignment, transfer or other disposal of all (or substantially all) of the issued share capital in the Company;

(d)	a sale, assignment, transfer or other disposal of all (or substantially all) of the assets and undertakings of the Company;

(e)	any person or group of persons acting in concert gains Control of the Company or of any entity directly or ultimately Controlling the Company; or

(f)	Andreas Holm Mattsson and Niels Iversen Møller (individually or together) cease to own and Control directly or indirectly more than 25% (twenty five per cent) of the voting rights or economic interest of the Company or be the beneficial owners directly or indirectly through wholly owned subsidiaries of more than 25% (twenty five per cent) of the issued share capital of the Company.

7.1.1	For the purpose of clause 7.1, "Control" shall mean the power (directly or indirectly) to (i) cast, or to control the casting of, more than 50% (fifty per cent.) of the maximum number of votes that might be cast at a general meeting of an entity, (ii) appoint or remove all, or the majority, of the directors of an entity; and/or (iii) give directions with respect to the operating and financial policies of an entity with which the directors of that entity are obliged to comply.

7.2	The Put Option shall be exercised by the Warrant Holder serving upon the Company an irrevocable notification ("Put Option Notice"). The Put Option Notice shall specify the Fair Market Value of the relevant Warrants, taking into account any adjustment under clause 5.

7.3	If within 20 business days from the Company's receipt of the Put Option Notice, the Company has not delivered a notice in writing to the Warrant Holder disputing the Fair Market Value ("Objection Notice"), the Company shall be deemed to have agreed the Fair Market Value specified in the Put Option Notice, and the Put Option Notice shall automatically become final and binding on the Parties.

7.3.1	If the Company has delivered an Objective Notice, the Warrant Holder shall refer the matter to an independent, international and leading investment bank or a leading global firm of accountants (the "Expert") for determination in accordance with clause 8.

7.3.2	The Expert must within one month of the matter being referred to it, give written notice of its determination of Fair Market Value to the Company and the Warrant Holder, together with a written explanation setting out in reasonable detail the basis and methods used for the purposes of the calculations performed. The Expert's decision on Fair Market Value is binding upon the Company and the Warrant Holder, and the Fair Market Value set out in the Put Option Notice shall be deemed adjusted in accordance with the Expert's decision on Fair Market Value.

7.4	Within 20 business days of the Fair Market Value becoming final and binding, the Company must pay the aggregate Fair Market Value in respect of the relevant Warrants in cash by electronic transfer of funds for same day value to such bank account as the Warrant Holder has specified in the Put Option Notice, whereupon the relevant Warrants will be cancelled and of no further force and effect.

8.	FAIR MARKET VALUE

8.1	The valuation of the Fair Market Value prior to an IPO shall be determined:

(a)	on a fully diluted basis assuming exercise of all warrants outstanding;

(b)	by applying techniques that are appropriate in light of the nature, facts, and circumstances of the financial instrument;

(c)	using reasonable current market data and inputs combined with market participant assumptions; and

(d)	based on the price that would be received for an asset or paid to transfer a liability in an Orderly Transaction (as defined below), given market conditions at the measurement date, between market participants that are (i) independent of each other, (ii) knowledgeable of the market, (iii) able to transact and willing to transact, that is, they are motivated but not forced or otherwise compelled to do so.

8.2	The valuation shall be by guided by the International Private Equity and Venture Capital Valuation Guidelines as such are amended from time to time.

8.3	Following an IPO the Fair Market Value shall mean the average VWAP of the Company’s shares calculated for a period of six (6) months following the date of notification that the Put Option is being exercised. In the first six (6) months after an IPO, the Fair Market Value shall mean the average VWAP of the Company’s shares calculated for the entire period from the IPO until the date of notification that the Put Option is being exercised.

8.4	For the purposes of this clause 8, “Orderly Transaction” means a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving the respective assets or liabilities.

9.	TERMS OF THE ISSUE OF SHARES

9.1	The following shall apply for the new shares issued in connection with the exercise of Warrants in accordance with these Warrant Terms:

(a)	the maximum nominal value of the capital increase resulting from an exercise of Warrants will be DKK 373,127 (adjusted by decision of the board of directors on 3 October 2024), and the minimum nominal value will be DKK 1;

(b)	the new shares subscribed for on the basis of exercise of the Warrants are issued/subscribed for without pre-emption rights for the Company's existing shareholders;

(c)	the new shares issued on the basis of exercise of Warrants shall be subscribed for in cash and paid in full;

(d)	the new shares issued on the basis of exercise of Warrants shall be non-negotiable instruments;

(e)	the new shares shall be registered in the name of the shareholders and be registered in the shareholders’ register;

(f)	the new shares issued on the basis of Warrants will not be subject to any restrictions in the pre-emption rights in connection with future capital increases;

(g)	the new shares are entitled to dividends, and other rights in the Company according to the provisions in the Company’s articles of association, from the date the registration of the capital increase with the Danish Business Authority; and

(h)	the new shares shall carry the same rights as the existing shares in the Company.

10.	TRANSFERABILITY

10.1	The transferability of the Warrants shall not be subject to any restrictions, provided that any sale or transfer of Warrants must comply with all applicable laws.

11.	NOTICES

11.1	Any communication by the Warrant Holder to the Company regarding all matters in these Warrant Terms shall be conducted via e-mail to the chairman of the Company’s board of directors (to the e-mail address most recently notified to the Warrant Holder).

12.	COSTS

12.1	The Company shall be liable for all taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the creation, preparation, execution, implementation, perfection, registration, enforcement, amendment (including supplements and waivers) or termination resulting from the Warrant Terms, including but not limited to all costs in connection with issuing of the Warrants and the potential exercise hereof, except for any capital gain or income tax payable by, or imposed on, the Warrant Holder.

13.	GOVERNING LAW AND JURISDICTION

13.1	The Warrant Terms are governed by and will be interpreted in accordance with Danish law. However, the conflict of laws rules must be disregarded to the extent that such rules are non-mandatory.

13.2	Any dispute arising out of the Warrant Terms, including any dispute concerning the existence or validity of the Warrant Terms, will be brought before the Danish courts.

---oOo---

The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

	bilag 5 til selskabets vedtægter eVAXION BIOTECH A/S ("Selskabet")	appendix 5 to articles of association eVAXION BIOTECH A/S (the "Company")

	INTRODUKTION	INTRODUCTION

	Bestyrelsen har den 17. december 2020 bestemt, at følgende vilkår og betingelser skal være gældende for visse warrants, der udstedes til bestyrelse, direktion, øvrige medarbejdere samt rådgivere/konsulenter i henhold til bemyndigelsen i vedtægternes pkt. 2.5:	The board of directors has on 17 December 2020 resolved that the following terms and conditions shall apply to certain warrants which are granted to board members, management, other employees and advisors/consultants according to the authorization in article 2.5 of the articles of association:

1.	GENERELT	GENERAL

1.1.	Selskabet har besluttet at indføre et incitamentsprogram for bestyrelse, direktion, øvrige medarbejdere samt rådgivere/konsulenter (herefter samlet benævnt ”Warrantindehavere”) i/for Selskabet og dets eventuelle datterselskaber (herefter benævnt ”Selskabet”). Programmet er baseret på vederlagsfri tildeling af warrants.	The Company has decided to introduce an incentive program for board members, management, other employees and advisors/consultants (hereinafter collectively referred to as “Warrant-holders”) in/on behalf of the Company and its subsidiaries (collectively the “Company”). The program is based on grant of warrants without payment.

1.2.	En warrant er en ret, men ikke en pligt, til i nærmere fastlagte perioder (udnyttelsesperioder) at tegne nye aktier i Selskabet til en kurs, der er fastsat på forhånd (udnyttelsesprisen). Udnyttelsesprisen fastsættes af bestyrelsen i forbindelse med hver udstedelse/tildeling af warrants. Én warrant giver ret til at tegne én ordinær aktie i Selskabet á nominelt DKK 1,00.	A warrant is a right, but not an obligation, during fixed periods (exercise periods) to subscribe for new ordinary shares in the Company at a fixed price (the exercise price) in advance. The exercise price shall be determined by the board of directors. Each warrant carries the right to subscribe for nominal DKK 1.00 per ordinary share in the Company.

1.3.	Warrants tildeles efter bestyrelsens diskretionære skøn.	Warrants are offered at the discretion of the board of directors.

2.	TILDELING AF WARRANTS	GRANT OF WARRANTS

2.1.	Det skal fremgå af den enkelte Warrantindehavers warrantaftale, hvor mange warrants Warrantindehaveren får tildelt, samt til hvilken kurs warrants kan udnyttes.	The individual Warrantholder’s warrant agreement shall describe how many warrants have been granted to the Warrantholder and the exercise price for the warrants.

2.2.	Warrantindehaverne skal ikke betale noget vederlag for at få tildelt warrants.	The grant of warrants shall not be subject to payment from the Warrantholders.

2.3.	Selskabet eller den til hvem kompetencen er delegeret fører en fortegnelse over tildelte warrants, der ajourføres løbende.	The Company or the Company’s proxy shall keep records of granted warrants and update the records at regular intervals.

3.	OPTJENING	VESTING

3.1.	Warrantindehaveren optjener som udgangspunkt ret til at udnytte warrants med 1/36 pr. måned regnet fra tildelingstidspunktet. Bestyrelsen skal dog være berettiget til at fravige nævnte udgangspunkt og bestemme, at tildelte warrants anses for optjent pr. tildelingstidspunktet, eller at der skal gælde særlige regler for optjeningen. Sådanne eventuelle fravigelser skal specificeres i vedtægterne i forbindelse med udstedelsen.	The warrants granted shall, as a general rule, vest for exercise with 1/36 per month from the date of grant. The board of directors shall, however, be entitled to deviate from the general rule and determine that warrants shall vest as of the grant date, or that special rules shall apply in relation to vesting. Such deviations, if any, shall be specified in the articles of association in connection with the issuance.

3.2.	En Warrantindehaver optjener kun warrants, så længe vedkommende er bestyrelsesmedlem eller ansat i Selskabet eller dets eventuelle datterselskaber.	Warrants shall only vest to the extent that the Warrantholder is currently a board member or employed by the Company or its subsidiaries, if any.

4.	UDNYTTELSE	EXERCISE

4.1.	Optjente warrants kan udnyttes i to udnyttelsesperioder årligt på 21 dage. Hvis ikke andet fastsættes af bestyrelsen løber udnyttelsesperioderne i 21 dage fra og med henholdsvis den 1. maj og 1. oktober hvert år i perioden 2021-2031. I hvert af de første 4 udnyttelsesvinduer efter en børsnotering eller ADS listing i USA vil en Warrantindehaver imidlertid maksimalt kunne udnytte 25% af sine samlede warrants (optjente og ikke optjente), forudsat yderligere at disse er optjent, jf. her særligt punkt 4.6 nedenfor. Har Warrantindehaveren færre end 100 optjente warrants, kan disse Warrants altid udnyttes i et enkelt vindue. Herefter vil alle optjente warrants kunne udnyttes i de mulige udnyttelsesvinduer.	Vested warrants may be exercised in two annual exercise periods that run for 21 days. Unless the board of directors determines otherwise the exercise periods will run for 21 days from and including respectively 1 May and 1 October each year during the period 2021-2031. In each of the first 4 exercise windows following a listing of the Company’s shares or an ADS listing a Warrantholder shall, however, only be entitled to exercise 25% of his/her warrants (vested and unvested), provided further that these are vested, see also clause 4.6 below. If the Warrantholder holds less than 100 vested warrants the warrants can always exercised in one separate window. After these 4 first exercise windows all vested warrants can be exercised in a window.

4.2.	Hvis den sidste dag i en udnyttelsesperiode er en lørdag eller en søndag, omfatter udnyttelsesperioden også den herefter førstkommende hverdag.	If the last day of an exercise period is a Saturday or Sunday, the exercise period shall also include the first weekday immediately following the stipulated period.

4.3.	Warrantindehaveren kan frit vælge, i hvilken udnyttelsesperiode optjente warrants skal udnyttes, jf. dog punkt 4.5 nedenfor vedrørende væsentlig misligholdelse. Det er dog en betingelse for udnyttelsen, at Warrantindehaveren i en given udnyttelsesperiode udnytter optjente warrants, der giver ret til tegning af minimum nominelt DKK 100 aktier i Selskabet (eller det mindre antal, som Warrantindehaveren er blevet tildelt, eller som Warrantindehaveren fortsat ejer).	The Warrantholder shall be free to choose in which exercise vested warrants shall be exercised, cf. however, clause 4.5 below regarding material breach. It is, however, a condition for exercise that the Warrantholder in a given exercise period exercises vested warrants, which provides for subscription of minimum nominal DKK 100 shares in the Company (or such lower amount as the Warrantholder has been granted or still holds).

4.4.	De warrants, som Warrantindehaveren ikke udnytter i den sidste udnyttelsesperiode, bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren.	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice and without compensation or payment of any kind to the Warrantholder.

4.5.	Warrantindehaverens udnyttelse af warrants forudsætter som udgangspunkt, at Warrantindehaveren er ansat i Selskabet eller et koncernforbundet selskab på det tidspunkt, hvor warrants udnyttes. I tilfælde af ansættelsesforholdets ophør gælder de i punkt 5 nedenfor indeholdte bestemmelser.	The Warrantholder’s exercise of warrants shall generally require that the Warrantholder is employed by the Company or any affiliated group company at the time of exercise. In the event of termination of the employment the terms and conditions included in clause 5 below shall apply.

4.6.	Selskabets bestyrelse er i tilfælde af at Selskabet børsnoteres eller der noteres ADS’er i USA berettiget til énsidigt at ændre udnyttelsesperioderne, således at udnyttelsesperioderne tilpasses de til enhver tid gældende regler for insiderhandel, hvilket medmindre bestyrelsen beslutter andet vil sige at der vil være fire udnyttelsesperioder på to uger hver, som ligger umiddelbart efter selskabets aflæggelse af årsrapporten, kvartalsrapporterne og halvårsrapporten.	In the event of a listing of the Company’s shares, or an ADS listing on a stock exchange, the Company’s board of directors, at its discretion, is entitled to change the exercise periods in order to adapt to applicable rules on insider trading, which unless the board of directors determine otherwise will mean that there will be four exercise periods of two weeks each following respectively the reporting of an annual report, quarterly reports and the interim 6-months’ report.

4.7.	I forbindelse med en notering af ADS’er på Nasdaq, USA, har Selskabets bestyrelse i henhold til pkt. 4.1 truffet beslutning om at fastsætte udnyttelsesvinduerne for udstedte warrants således:	In connection with a listing of ADSs on Nasdaq, USA, the board of directors has resolved, pursuant to clause 4.1, to determine the exercise windows for issued warrants as follows:

	Optjente warrants kan udnyttes i fire årlige udnyttelsesvinduer på 2 uger, som hver ligger to handelsdage efter offentliggørelsen af henholdsvis Selskabets årsrapport, halvårsregnskabet samt kvartalsmeddelelserne. Første udnyttelsesperiode indtræder dog tidligst 180 dage efter Selskabets notering af ADS’er på Nasdaq, USA, og i de første fire udnyttelsesperioder kan warrantindehaveren maksimalt udnytte 25% af de til warrantindehaveren tildelte warrants forudsat altid at warrants er optjent.	Vested warrants may be exercise in four annual exercise windows of two weeks each that each commence two trading days following publication of the Company’s annual report, the 6-month report and the interim reports. The first exercise window shall, however, be at least 180 days following the listing by the Company of ADSs on Nasdaq, USA and in the first four exercise periods the warrantholder may as a maximum exercise 25% of the warrants granted to the respective warrantholders, provided always that the warrants have vested.

5.	FRATRÆDEN	RESIGNATION

5.1.	Warrantindehaverens udnyttelse af optjente warrants er reguleret ovenfor i punkt 4.	The Warrantholder’s exercise of vested warrants is regulated above in section 4.

	I tilfælde af bestyrelseshvervets eller ansættelsesforholdets ophør bevarer Warrantindehaveren retten til at udnytte warrants, som allerede er optjente på tidspunktet for bestyrelseshvervet eller ansættelsesforholdets ophør, dvs. fra og med den første dag, hvor Warrantindehaveren ikke længere har krav på at modtage honorar eller løn fra Selskabet, uanset om Warrantindehaveren faktisk ophører med at fungere på et tidligere tidspunkt, samt retten til at udnytte eventuelle warrants, som senere måtte blive optjent i henhold til punkt 3 ovenfor.	In the event of termination of the board position or employment, the Warrantholder keeps his/her right to exercise warrants already vested at the time the board position or employment is terminated, meaning from the first day when the Warrantholder is no longer entitled to a salary or fees from the Company, notwithstanding that the Warrantholder has actually ceased to perform his/her duties at an earlier date, as well as his/her right to exercise any warrants that may vest later pursuant to section 3 above.

5.2.	Uanset det ovenfor anførte gælder, at såfremt bestyrelseshvervet eller ansættelsesforholdet med Warrantindehaveren bringes til ophør af Selskabet som en følge af Warrantindehaverens misligholdelse, bortfalder alle warrants (optjente og ikke-optjente) dog uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren.	Irrespective of the above, if the Company terminates the board membership or employment contract due to the Warrantholder’s breach of contract, all warrants (vested and unvested) shall become null and void without further notice and without compensation or payment of any kind to the Warrantholder.

6.	JUSTERING AF WARRANTS	ADJUSTMENT OF WARRANTS

6.1.	Hvis der sker ændringer i Selskabets kapitalforhold, der medfører en ændring af den potentielle gevinstmulighed, der er knyttet til en warrant, skal warrants justeres i henhold til nærværende punkt 6.	Changes in the Company’s capital structure causing a change of the potential possibility of gain attached to a warrant shall require an adjustment of the warrants in accordance with this clause 6.

6.2.	En justering skal ske, således at den potentielle gevinstmulighed, der er knyttet til en warrant, så vidt muligt er den samme som før og efter indtræden af den hændelse, der begrunder justeringen. Justeringen gennemføres med bistand fra Selskabets eksterne rådgiver. Justeringen kan ske enten ved en forøgelse eller en formindskelse af det antal aktier, der kan udstedes i henhold til en warrant, og/eller en forøgelse eller formindskelse af udnyttelseskursen.	Adjustments shall be made so that the potential possibility of gain attached to a warrant, in so far as possible, shall remain the same before and after the occurrence of the incident causing the adjustment. The adjustment shall be carried out with the assistance of the Company’s external advisor. The adjustment may be effected either by an increase or decrease of the number of shares that can be issued following an exercise of a warrant and/or an increase or decrease of the exercise price.

6.3.	Selskabets udstedelse af medarbejderaktier, aktieoptioner og/eller yderligere warrants som led i medarbejderaktieordninger (herunder til bestyrelsesmedlemmer) såvel som senere udnyttelse af sådanne optioner og/eller warrants, medfører ikke krav på justering af warrants. Den kapitalforhøjelse, der finder sted som følge af Warrantindehavernes udnyttelse af warrants i Selskabet, medfører heller ikke justering af warrants. Herudover skal warrantindehaveren, uanset punkt 6.5, ikke være berettiget til justering, såfremt der sker aktieudstedelser til under markedskurs, som en følge af eksempelvis udvandingsbestemmelser i den for Selskabets aktionærers gældende ejeraftale som medfører en udvanding af Selskabets ordinære aktier eller ved konvertering af konvertible obligationer, som blev udstedt til markedskurs, uanset, at selve konverteringen sker til favørkurs på konverteringstidspunktet.	Warrants shall not be adjusted as a result of the Company’s issue of additional employee shares, share options and/or warrants as part of employee share option program (including options to board members) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted as a result of capital increases following the Warrantholders’ and others’ exercise of warrants in the Company. In addition the Warrantholder shall, irrespective of clause 6.5, not be entitled to adjustments in the event of capital increases below market price if e.g. anti-dilution provisions in the shareholders´ agreement for the Company´s shareholders results in a dilution of the Company´s ordinary shares or in connection with convertible bonds, issued at market price, irrespective of whether the conversion itself takes place at a discount upon conversion.

	Enhver regulering af udnyttelseskursen og/eller det antal aktier som kan tegnes ved udnyttelse af warrants i henhold til dette pkt. 6 skal alene gælde for warrants, som endnu ikke er udnyttet på det tidspunkt, der medfører en regulering. Allerede udnyttede warrants påvirkes ikke af reguleringer.	Any adjustments of the exercise price and/or and/or the number of shares that can be subscribed for by exercising the warrants pursuant to this clause 6 shall only apply to warrants not exercised by the Warrantholder at the time of the event triggering the adjustment. No adjustment shall affect already exercised warrants.

6.4.	Fondsaktier:	Bonus Shares

	Hvis det besluttes at udstede fondsaktier i Selskabet, skal warrants justeres således:	If it is decided to issue bonus shares in the Company, warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The exercise price for each warrant not yet exercised shall be multiplied by the factor:

a =     A

(A+B)

og antallet af endnu ikke udnyttede warrants ganges med faktoren:

1

a

hvor:

A = den nominelle aktiekapital før udstedelsen af fondsaktier, og

B = den samlede nominelle værdi på fondsaktierne.

a =     A

(A+B)

and the number of warrants not yet exercised shall be multiplied by the factor:

1

a

where:

A = the nominal share capital before issue of bonus shares, and

B = the total nominal value of bonus shares.

	Hvis det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

6.5.	Kapitalændringer til en anden kurs end markedskursen:	Changes of capital at a price different from the market price:

	Hvis det besluttes at forhøje eller nedsætte aktiekapitalen i Selskabet til en kurs under markedskursen (vedrørende kapitalnedsættelser også til over markedskursen), skal warrants justeres således:	If it is decided to increase or decrease the share capital in the Company at a price below the market price (in relation to capital decreases also above the market price), warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The exercise price for each non-exercised warrants shall be multiplied by the factor:

a = (A_x K) + (B x T)

(A+B) x K

og antallet af endnu ikke udnyttede warrants ganges med faktoren

1

a

hvor:

A = den nominelle aktiekapital før ændringen i kapitalen

B = den nominelle ændring i aktiekapitalen

K = aktiens markedskurs / lukkekurs dagen forinden annoncering af ændringen i aktiekapitalen, og

T = tegningskurs/nedsættelseskurs ved ændringen i aktiekapitalen

a = (A_x K) + (B x T)

(A+B) x K

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal share capital before the change in capital

B = nominal change in the share capital

K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = subscription price/reduction price in relation to the change in the share capital

	Hvis det det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number.

	Såfremt Selskabet er børsnoteret skal der ikke ske regulering i tilfælde af fravigelser fra den noterede kurs på 10% eller mindre.	In the event the Company is listed no adjustments shall take place in the event that the deviation from the listed price is 10% or less.

6.6.	Ændringer i den enkelte aktie pålydende værdi:	Changes in the nominal value of each individual share:

	Hvis det besluttes at ændre aktiernes pålydende værdi, skal warrants justeres således:	If it is decided to change the nominal value of the shares, warrants shall be adjusted as follows:

Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:

a =     A

(A+B)

og antallet af endnu ikke udnyttede warrants ganges med faktoren:

1

a

hvor:

A = den enkelte aktie nominelle værdi efter ændringen, og

B = den enkelte aktie nominelle værdi før ændringen.

Hvis det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.

The exercise price for each non-exercised warrant shall be multiplied by the factor:

a =     A

(A+B)

and the number of non-exercised warrants shall be multiplied by the factor:

1

a

where:

A = nominal value of each share after the change, and

B = nominal value of each share before the change.

If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

6.7.	Udbetaling af udbytte:	Payment of dividend:

	Hvis det besluttes at udbetale udbytte, skal den del af udbyttet, der overstiger 10 % af egenkapitalen, medføre en justering af udnyttelsesprisen efter denne formel:	If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the exercise price according to the following formula:

E2 = E1 - U – Umax A hvor: E2 = den justerede udnyttelsespris E1 = den oprindelige udnyttelsespris U = det udbetalte udbytte Umax = 10 % af egenkapitalen, og A = det samlede antal aktier i Selskabet.

E2 = E1 - U – Umax

A

where:

E2 = the adjusted exercise price

E1 = the original exercise price

U = dividends paid out

Umax = 10 per cent of the equity capital, and

A = total number of shares in the Company.

	Den egenkapital, der skal lægges til grund ved ovenstående justering, er egenkapitalen anført i den årsrapport som godkendes af generalforsamlingen hvor udbytte besluttes, men justeret til markedsværdi. Hvis Selskabet er børsnoteret, fastsættes markedsværdien til aktiernes noterede pris på tidspunktet for beslutningen om at udbetale udbytte. Hvis Selskabet er unoteret, fastsættes markedsværdien fra seneste kapitalrunde i Selskabet hvor en eller flere investorer har tegnet aktier.	The equity capital which shall form the basis of the abovementioned adjustment is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation, but adjusted to market price. If the Company is listed then the market price shall be the listed price of the shares at the time of the decision to pay dividends. If the Company is unlisted then the market price shall be determined by the latest investment round in the Company, in which one or more investors have subscribed shares.

6.8.	Andre ændringer i Selskabets kapitalforhold:	Other changes in the Company’s capital position:

	Hvis der sker andre ændringer i Selskabets kapitalforhold, der medfører en ændring i warrants økonomiske værdi, skal (medmindre andet er angivet ovenfor) warrants justeres, således at ændringen ikke påvirker warrants økonomiske værdi.	In the event of other changes in the Company’s capital position causing changes to the financial value of warrants, warrants shall (unless otherwise indicated above) be adjusted in order to ensure that the changes do not influence the financial value of the warrants.

	Den beregningsmetode, der skal anvendes ved justeringen, fastsættes af en af bestyrelsen valgt ekstern rådgiver.	The calculation method to be applied to the adjustment shall be decided by an external advisor appointed by the board of directors.

	Det præciseres, at forhøjelse eller nedsættelse af Selskabets aktiekapital til markedskurs ikke medfører, at der skal finde regulering sted af tegningskursen eller antallet af aktier, der kan tegnes.	It is emphasized that increase or decrease of the Company’s share capital at market price does not lead to an adjustment of the subscription price or the number of shares to be subscribed.

6.9.	Likvidation:	Liquidation:

	Hvis Selskabet bliver likvideret, fremskyndes et evt. optjeningstidspunkt for alle uudnyttede warrants, således at Warrantindehaveren kan udnytte warrants i en ekstraordinær udnyttelsesperiode umiddelbart før den pågældende transaktion finder sted.	Should the Company be liquidated, the vesting time, if any, for all non-exercised warrants shall be changed so that the Warrantholder may exercise his/her warrants in an extraordinary exercise period immediately preceding the relevant transaction.

6.10.	Fusion og spaltning:	Merger and split:

	Hvis Selskabet indgår i en fusion som det fortsættende selskab, bliver warrants ikke påvirket, medmindre der i forbindelse med fusionen sker en kapitalforhøjelse til en anden kurs end markedskursen, idet warrants i så fald justeres i henhold til punkt 6.5.	If the Company merges as the continuing company, warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case warrants shall be adjusted in accordance with clause 6.5.

	Hvis Selskabet fusionerer som det ophørende selskab eller bliver spaltet, kan det fortsættende selskabs bestyrelse vælge én af disse muligheder:	If the Company merges as the terminating company or is split, the continuing company's board of directors may elect one of the following possibilities:

a)   Warrantindehaveren kan umiddelbart inden fusionen/spaltningen udnytte alle ikke udnyttede warrants, der ikke er bortfaldet (inklusive warrants der endnu ikke er optjent), eller

b)   warrants erstattes af nye aktie/aktieinstrumenter i de(t) fortsættende selskab(er) af tilsvarende økonomisk værdi før skat. Ved spaltning kan de fortsættende selskaber selv bestemme, i hvilke(t) selskab(er) Warrantindehaverne skal modtage de nye aktie/aktieinstrumenter.

a)   The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the merger/split, or

b)   new share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the warrants. On split the continuing companies may decide in which company/companies the Warrantholders shall receive the new share instruments.

6.11.	Salg og aktieombytning:	Sale and exchange of shares:

	Hvis mere end 50% af aktiekapitalen i Selskabet bliver solgt (ikke tegnet eller udstedt) eller indgår i en aktieombytning, kan bestyrelsen vælge én af disse muligheder:	If more than 50 per cent of the share capital in the Company is sold (not subscribed or issued) or is part of a share swap, the board of directors may elect one of the following possibilities:

	a) Warrantindehaveren kan umiddelbart inden salget/aktieombytningen udnytte alle ikke-udnyttede warrants, der ikke er bortfaldet (inklusive warrants der endnu ikke er optjent). Herudover indtræder der en pligt, hvorefter Warrantindehaverne skal sælge de tegnede aktier på samme vilkår som de øvrige aktionærer (ved salg).	a) The Warrantholder may exercise all non-exercised warrants that are not declared null and void (inclusive of warrants not yet vested) immediately before the sale/swap of shares. Furthermore, the Warrantholder shall undertake an obligation to sell the subscribed shares on the same conditions as the other shareholders (when selling)

	b) Tildelte warrants erstattes af aktieinstrumenter i det erhvervende selskab af tilsvarende økonomisk værdi før skat.	b) Share instruments in the acquiring company of a corresponding pre-tax value shall replace the granted warrants.

	c) Tildelte warrants fortsætter uændret.	a) Granted warrants continue unchanged.

6.12.	Fælles bestemmelser vedrørende 6.9–6.11:	Common provisions regarding 6.9-6.11:

	Selskabet er forpligtet til at give Warrantindehaveren skriftlig meddelelse, hvis en af de ovenfor nævnte transaktioner finder sted. Når Warrantindehaveren har modtaget den skriftlige meddelelse, har Warrantindehaveren – i de tilfælde, hvor Warrantindehaveren ekstraordinært kan udnytte warrants, jf. 6.9-6.11 – 2 uger til skriftligt at informere Selskabet om, hvorvidt han/hun vil gøre brug af tilbuddet. Hvis Warrantindehaveren ikke har givet Selskabet skriftligt svar inden 2-uger eller undlader at betale inden for den betalingsfrist, der er fastsat, bortfalder warrants uden yderligere varsel og uden kompensation. Udnyttelseskursen kan ikke komme under aktiernes nominelle værdi.	If one of the transactions mentioned above is made, the Company shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall – in cases where the Warrantholder may extraordinarily exercise warrants, see 6.9-6.11 – inform the Company in writing whether he/she will make use of the offer. If the Warrantholder has not answered the Company in writing within 2 weeks or fails to pay within the fixed time, warrants shall become null and void without further notice or compensation. The exercise price cannot go below the nominal value of the shares.

	Warrantindehaverens rettigheder i anledning af en beslutning truffet af et kompetent organ i selskabet, jf. 6.9-6.11, er betinget af, at den relevante beslutning efterfølgende registreres i Erhvervsstyrelsen, hvis registrering er en gyldighedsbetingelse.	The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 6.9-6.11, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

7.	Overdragelse, pantsætning og kreditorforfølgning	Transfer, pledge and enforcement

7.1.	Tildelte warrants kan ikke gøres til genstand for udlæg, overdrages eller på anden måde overføres, ej heller i forbindelse med bodeling, og hverken til eje eller til sikkerhed, uden bestyrelsens samtykke. Warrantindehaverens warrants kan dog overgå til Warrantindehaverens ægtefælle/samlever og/eller livsarvinger i tilfælde af Warrantindehaverens død. Det er en betingelse herfor, at modtageren underskriver den gældende warrantaftale samt, såfremt dette kræves af bestyrelsen, en ejeraftale.	Warrants shall not be subject to charging orders, transfer of any kind, including in connection with division of property on divorce or legal separation, for ownership or as security without the consent of the board of directors. The Warrantholder’s warrants may, however, be transferred to the Warrantholder’s spouse/cohabitant and/or issue in the event of the Warrantholder’s death. It is a condition precedent that the recipient signs the applicable warrant agreement and, to the extent required by the board of directors, a shareholders’ agreement.

8.	Tegning af nye aktier ved udnyttelse af warrants	Subscription for new shares by exercise of warrants

8.1.	Tegning af nye aktier ved udnyttelse af tildelte warrants finder sted ved, at Warrantindehaveren afleverer en af Selskabet udarbejdet udnyttelsesmeddelelse til Selskabet senest kl. 16:00 CET den sidste dag i den relevante udnyttelsesperiode. Udnyttelsesmeddelelsen skal være udfyldt med alle informationer. Udnyttelsesprisen for de nye aktier, der skal betales ved et kontant indskud, skal være modtaget af Selskabet senest på den sidste dag i den relevante udnyttelsesperiode.	Subscription for new shares by exercise of granted warrants must be made through submission by the Warrantholder no later than the last day of the relevant exercise period at 16:00 CET to the Company of an exercise notice drafted by the Company. The exercise notice shall be filled in with all information. The Company must have received the exercise price for the new shares, payable as a cash contribution, by the last day of the relevant exercise period.

8.2.	Hvis den i punkt. 8.1 angivne frist overskrides, enten således at udnyttelsesmeddelelsen i udfyldt stand eller betalingen ikke er Selskabet i hænde inden kl. 16 på den sidste dag i udnyttelsesperioden, anses tegningen for ugyldig, og Warrantindehaveren kan i denne situation ikke anses for herved at have udnyttet sine warrants for en eventuel efterfølgende udnyttelsesperiode.	If the limitation period set forth in clause 8.1 expires as a result of the Company not having received the filled-in exercise notice or the payment by 16:00 of the last day of the exercise period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her warrants for a possible subsequent exercise period.

8.3.	De warrants, som Warrantindehaveren ikke har udnyttet i den sidste udnyttelsesperiode, bortfalder uden yderligere varsel og uden kompensation.	Warrants not exercised by the Warrantholder during the last exercise period shall become null and void without further notice and without compensation.

8.4.	Når den kapitalforhøjelse, som udnyttelsen af warrants har medført, er registreret i Erhvervsstyrelsen, modtager Warrantindehaveren fra Selskabet dokumentation for sit ejerskab til aktier i Selskabet.	When the capital increase caused by exercise of warrants has been registered with the Danish Business Authority, the Warrantholder shall receive, from the Company, proof of his shareholding in the Company.

8.5.	Forud for udnyttelse skal Warrantindehaveren tiltræde Selskabets til enhver tid gældende ejeraftale eller en særskilt ejeraftale omfattende de af Selskabets aktionærer, som har tegnet aktier ved udnyttelse af warrants. Det samme gælder Warrantindehaverens arvinger /dødsbo.	Prior to exercise of warrants, the Warrantholder shall adhere to the Company’s shareholders’ agreement or a separate shareholders’ agreement comprising those shareholders of the Company that have subscribed for shares by exercise of warrants. The same applies to the heirs/estate of the Warrantholder.

	Warrantindehaveren er bekendt med og accepterer, at ovennævnte ejeraftaler kan indeholde i) forpligtelser til at sælge aktierne ved Warrantindehaverens fratræden, uanset årsag, til en pris der kan afvige fra markedsværdien, ii) konkurrence- og kundeklausuler, iii) salgsbegrænsninger og iv) andre restriktioner på Warrantindehaveren, som kan være byrdefulde for Warrantindehaveren.	The Warrantholder accepts and acknowledges that the above-mentioned shareholders’ agreement may contain i) obligations to sell shares upon termination of the Warrantholder’s employment, irrespective of the cause, at a price which may deviate from the market value; ii) non-competition and non-solicitation clauses; iii) sales restrictions and iv) other restrictions which may be burdensome for the Warrantholder.

9.	De nye ordinære aktiers rettigheder	The rights of new ordinary shares

9.1.	Udover de ovenfor anførte vilkår for den til de udstedte warrants hørende kapitalforhøjelse gælder følgende vilkår:	In addition to the terms and conditions set forth above, the increase of the share capital relating to the warrants granted shall be subject to the following terms and conditions:

- De nye aktier udstedes i aktier à DKK 1,00 eller multipla heraf,	- The new shares will be divided into shares of nominal DKK 1.00 or multiples hereof;

- De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,	- The new shares will carry dividend rights for the financial year in which subscription takes place on equal terms with the existing shares as well as other rights in the company as from the day of subscription of the shares;

- De nye aktier skal tilhøre samme aktieklasse, som de eksisterende aktier i selskabet,	- The new shares shall belong to the same share class as the existing shares in the company;

- Kapitalforhøjelsen sker uden fortegningsret for de hidtidige aktionærer, idet tegningen sker på baggrund af warrants tildelt til Selskabets eller dets datterselskabers direktionsmedlemmer og øvrige medarbejdere,	- The capital increase shall be made without any pre-emption rights for the existing shareholders, given that the subscription is based on warrants granted to the Company’s or its subsidiaries’ members of the management or other employees;

- Der skal ikke gælde indskrænkninger i den til de nye aktier knyttede fortegningsret ved fremtidige kapitalforhøjelser,	- The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

- Fristen for tegning af de nye aktier beregnes på baggrund af bestemmelserne ovenfor,	- The deadline for subscription of the new shares shall be calculated pursuant to the provisions set forth above;

- Det fulde beløb til tegning af det antal aktier, som de omfattede medarbejdere mv. ønsker at tegne, skal indbetales kontant og senest samtidig med tegningen af de pågældende aktier, og	- The full subscription amount for the number of shares which the employees etc. wish to subscribe for, shall be paid in cash no later than on the day of subscription of the shares in question; and

	- De nye aktier skal lyde på navn, noteres i selskabets ejerbog og være ikke-omsætningspapirer.	- The new shares shall be made out in the name of the holder, be recorded in the company’s register of shareholders and be non-negotiable instruments.

9.2.	Selskabet afholder omkostninger i forbindelse med udstedelsen af warrants og senere udnyttelse heraf. Selskabets omkostninger forbundet med udstedelsen af warrants og den hertil hørende kapitalforhøjelse anslås til DKK 25.000.	The Company shall pay all costs connected with granting of warrants and later exercise thereof. The Company’s costs in connection with issue of warrants and the related capital increase are estimated to DKK 25,000.

10.	ANDRE BESTEMMELSER	OTHER PROVISIONS

10.1.	Tildeling af warrants har ingen umiddelbare økonomiske konsekvenser for Warrantindehaveren. Værdien af warrants indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser fra Selskabet eller et evt. datterselskab.	Grant of warrants has no immediate economic consequences for Warrantholder. The value of warrants will not form part of the calculation of holiday allowances, pension contributions or other contributions or payments, which are based on your remuneration from the Company or a subsidiary, if any.

10.2.	Det forhold, at Selskabet tilbyder Warrantindehavere warrants, forpligter ikke på nogen måde Selskabet til at opretholde ansættelsesforholdet.	The fact that the Company offers warrants to Warrantholders shall not in any way obligate the Company to maintain the employment.

11.	SKATTEMÆSSIGE KONSEKVENSER	TAX CONSEQUENCES

11.1.	De personlige skattemæssige konsekvenser forbundet med Warrantindehaverens tegning eller udnyttelse af warrants er Selskabet uvedkommende.	The personal tax implications connected to the Warrantholder’s subscription for or exercise of warrants shall be of no concern to the Company.

12.	LOVVALG OG VÆRNETING	LAW AND VENUE

12.1.	Tegningen af warrants, vilkårene herfor og udnyttelsen, og vilkårene for senere tegning af aktier i Selskabet skal reguleres af dansk ret.	Acceptance of warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in the Company shall be governed by Danish law.

12.2.	Hvis der måtte opstå en tvist mellem Warrantindehaveren og Selskabet i relation til forståelsen eller gennemførelsen af warrantprogrammet, skal denne søges bilagt i mindelighed ved en forhandling mellem parterne.	Any disagreement between the Warrantholder and the Company in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

12.3.	Hvis parterne ikke kan opnå enighed, skal eventuelle tvister afgøres ved de almindelige danske domstole.	If the parties fail to reach consensus, any disputes shall be settled by the ordinary Danish courts.

---oOo---

Bilag 6 / appendix 6 til selskabets vedtægter / to the articles of association

The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

	bilag 6 til selskabets vedtægter Evaxion biotech A/S (CVR-nr. 31762863) ("Selskabet")	appendix 6 to articles of association Evaxion biotech A/S (Company reg. no. (CBR) 31762863) (the "Company")

	INTRODUKTION	INTRODUCTION
	I henhold til bemyndigelse i vedtægternes punkt 2.10 har bestyrelsen bestemt, at følgende vilkår og betingelser skal være gældende for op til 9.726.898 warrants ("Warrants"), der er udstedt til investorer (”Warrantindehavere”) i forbindelse med tegning af aktier og warrants (”Udbudte Værdipapirer”) i forbindelse med den rettede emission gennemført 21. december 2023.	Pursuant to the authorisation in article 2.10 of the articles of association, the Board of Directors has resolved that the following terms and conditions shall apply to up to 9,726,898 warrants (the “Warrants”) which have been granted to investors (“Warrantholders”) in connection with the subscription of ordinary shares and warrants (together, the “Offer Securities”) in the private placement directed issue carried out 21 december 2023.

1.	GENERELT	GENERAL

	En warrant er en ret, men ikke en pligt, til i en nærmere fastlagt periode (udnyttelsesperiode) at tegne nye aktier i Selskabet til DKK 4,799 (udnyttelsesprisen i bilag 6 konverteret fra USD til DKK i henhold til bestyrelsesbeslutning af 25. oktober 2024) (”Udnyttelsesprisen”), omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1. Én warrant giver ret til at tegne én ordinær aktie i Selskabet á nominelt DKK 1.	A warrant is a right, but not an obligation, during a fixed period (exercise period) to subscribe for new ordinary shares in the Company at DKK 4.799 (the exercise price in appendix 6 converted from USD to DKK pursuant to board resolution dated 25 October 2024) (the “Exercise Price”), converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in the Company.

2.	TILDELING AF WARRANTS	GRANT OF WARRANTS

	Warrants er tildelt i forbindelse med tegning af Udbudte Værdipapirer.	The Warrantholder is granted warrants in connection with subscription of Offer Securities.

3.	OPTJENING	VESTING

	Alle Warrants anses for optjent og kan udnyttes straks på tildelingstidspunktet.	All Warrants shall be deemed vested and immediately exercisable as per the grant date.

4.	UDNYTTELSE	EXERCISE

	Warrants kan udnyttes i perioden begyndende 15. december 2023 og indtil 15. december 2026:	Warrants may be exercised in the period commencing 15 December 2023 until 15 December 2026:

	("Udnyttelsesperioden").	(the “Warrant Exercise Period”).

	Warrantindehaveren kan i Udnyttelsesperioden frit udnytte alle eller en del af sine Warrants på alle dage, hvor The Nasdaq Capital Market eller anden US handelsplads, hvor selskabets værdipapirer er noterede er åben for handel (”Handelsdag”) med virkning fra den dag, hvor en Warrant Udnyttelsesmeddelelse leveres til Selskabet ("Udnyttelsesdagen") under Warrant Udnyttelsesperioden.	The Warrantholder may exercise all or part of its Warrants on any day The Nasdaq Capital Market or any other U.S. trading market on which the securities of the Company are listed is open for business (“Trading Day”) of its choice effective at the date of its delivery of a Warrant Exercise Notice (the "Warrant Exercise Date") during the Warrant Exercise Period.

	På hver valgt Udnyttelsesdag kan Warrantindehaveren udnytte alle eller en del af sine Warrants ved at give meddelelse til Udstederen ("Warrant Udnyttelsesmeddelelsen") og kontant betale den modsvarende Udnyttelsespris, herunder ved bankoverførsel.	On each chosen Warrant Exercise Date, the Warrantholder shall exercise all or part of its Warrants by giving notice to the Company (the “Warrant Exercise Notice”) and pay the corresponding Exercise Price in cash (including by wire transfer).

	Hvis den sidste dag i en Udnyttelsesperiode er en lørdag eller en søndag, omfatter Udnyttelsesperioden også den herefter førstkommende hverdag.	If the last day of the Warrant Exercise Period is a Saturday or Sunday, the Warrant Exercise Period shall also include the first Trading Day immediately following the stipulated period.

	De Warrants, som Warrantindehaveren ikke udnytter i Udnyttelsesperioden, bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren.	Warrants not exercised by the Warrant-holder during the Warrant Exercise Period shall become null and void without further notice and without compensation or payment of any kind to the Warrantholder.

	Selskabet skal indenfor fem (5) Handelsdage fra udløbet af Udnyttelsesperioden, iværksætte registrering enhver relateret og påkrævet registrering hos Erhvervsstyrelsen.	The Company shall, within five (5) Trading Days from the expiration of the Warrant Exercise Period, initiate any related required filing with the Danish Business Authority.

5.	JUSTERING AF WARRANTS	ADJUSTMENT OF WARRANTS

	Hvis der sker ændringer i Selskabets kapitalforhold (herunder men ikke begrænset til aktiesplit, omvendt aktiesplit, sammenlægning eller anden lignende begivenhed, som giver anledning til sådan ændring), der medfører en ændring af værdien af en warrant, skal Warrants justeres i henhold til nærværende punkt 5.	Changes in the Company’s capital structure (including, but not limited to a stock splits, reverse stock split, consolidation or other similar event giving rise to such change) causing a change of the value of a Warrant shall require an adjustment of the Warrants in accordance with this clause 5.

	En justering skal ske, således at den potentielle gevinstmulighed, der er knyttet til en warrant, for så vidt angår de underliggende aktier, så vidt muligt er den samme som før og efter indtræden af den hændelse, der begrunder justeringen. Justeringen gennemføres med bistand fra en ekstern uafhængig rådgiver, som vælges af Selskabets bestyrelse. Justeringen kan ske enten ved en forøgelse eller en formindskelse af det antal aktier, der kan udstedes i henhold til en warrant, og/eller en forøgelse eller formindskelse af udnyttelseskursen.	Adjustments shall be made so that the change of the value of a Warrant with respect to the underlying ordinary shares of the Company shall remain the same before and after the occurrence of the event causing the adjustment. The adjustment shall be carried out with the assistance of an external independent advisor appointed by the Company’s board of directors. The adjustment may be completed either by an increase or decrease of the number of shares that can be issued following an exercise of a warrant and/or an increase or decrease of the Exercise Price.

	Selskabets udstedelse af medarbejderaktier, aktieoptioner og/eller warrants som led i medarbejderaktieordninger (herunder til bestyrelsesmedlemmer, rådgivere og konsulenter) såvel som senere udnyttelse af sådanne optioner og/eller warrants, medfører ikke krav på justering af warrants. Den kapitalforhøjelse, der finder sted i) som følge af Warrantindehaverne udnyttelse af warrants i Selskabet eller ii) Warrantindehaverens udnyttelse af konvertible obligationer, medfører heller ikke justering af warrants.	Warrants shall not be adjusted solely as a result of the Company’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted solely as a result of i) capital increases following the Warrantholders’ exercise of Warrants in the Company or ii) the Warrantholder’s conversion of convertible notes issued by the Company.

	Enhver regulering af Udnyttelseskursen og/eller det antal aktier som kan tegnes ved udnyttelse af Warrants i henhold til dette pkt. 5 skal alene gælde for Warrants, som endnu ikke er udnyttet på det tidspunkt, der medfører en regulering. Allerede udnyttede Warrants påvirkes ikke af reguleringer.	Any adjustments of the Exercise Price and/or the number of shares that can be subscribed for by exercising the Warrants pursuant to this clause 5 shall only apply to Warrants not exercised by the Warrantholder at the time of the event triggering the adjustment. No adjustment shall affect already exercised Warrants.

5.3	Fondsaktier:	Treasury Shares

	Hvis det besluttes at udstede fondsaktier i Selskabet, skal Warrants justeres således:	If it is decided to issue treasury shares in the Company, Warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet Warrant ganges med faktoren:	The Exercise Price for each Warrant not yet exercised shall be multiplied by the factor:

	a = A (A+B)	a = A (A+B)

	og antallet af endnu ikke udnyttede Warrants ganges med faktoren:	and the number of Warrants not yet exercised shall be multiplied by the factor:

	1 a	1 a

	hvor:	where:

	A = den nominelle aktiekapital før udstedelsen af fondsaktier, og	A = the nominal share capital be- fore issue of treasury shares, and

	B = den samlede nominelle værdi på fondsaktierne.	B = the total nominal value of treasury shares.

	Hvis det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.4	Kapitalændringer til en anden kurs end markedskursen:	Changes of capital at a price different from the market price:

	Hvis det besluttes at forhøje eller nedsætte aktiekapitalen i Selskabet til en kurs under markedskursen (vedrørende kapitalnedsættelser også til over markedskursen), eller nye warrants med en udnyttelsespris under markedskursen for Selskabets aktier (undtagen medarbejderincitaments programmer) skal Warrants justeres således:	If it is decided to increase or decrease the share capital in the Company at a price below the market price (in relation to capital decreases also above the market price), or if new warrants with an exercise price below market price of the Company’s shares are issued to third parties (not including warrant incentive programs) Warrants shall be adjusted as follows:

Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The Exercise Price for each non-exercised Warrant shall be multiplied by the factor:

a = (A_x K) + (B x T) (A+B) x K	a = (A_x K) + (B x T) (A+B) x K

og antallet af endnu ikke udnyttede Warrants ganges med faktoren:	and the number of non-exercised Warrants shall be multiplied by the factor:

1 a	1 a

hvor:	where:

A = den nominelle aktiekapital før ændringen i kapitalen	A = nominal share capital before the change in capital

B = den nominelle ændring i aktie- kapitalen	B = nominal change in the share capital

K = aktiens markedskurs / lukkekurs dagen forinden annoncering af ændringen i aktiekapitalen, og	K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = tegningskurs/nedsættelseskurs ved ændringen i aktiekapitalen	T = subscription price/reduction price in relation to the change in the share capital

	Hvis det det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal. Der skal uanset ovenstående ikke ske regulering af Warrants, såfremt Selskabet gennemfører rettede emissioner på markedsvilkår uanset at der i den forbindelse sker tegning til under den noterede kurs.	If the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number. Irrespective of the above no regulation shall take place to the extent that the Company carries out directed issuances of securities on market terms irrespective of whether shares in connection therewith are subscribed below the listed price.

5.5	Ændringer i den enkelte akties pålydende værdi:	Changes in the nominal value of each individual share:

	Hvis det besluttes at ændre aktiernes pålydende værdi, skal Warrants justeres således:	If it is decided to change the nominal value of the shares, Warrants shall be adjusted as follows:

	Udnyttelsesprisen på enhver endnu ikke udnyttet Warrant ganges med faktoren:	The Exercise Price for each non-exercised Warrant shall be multiplied by the factor:

	a = A B	a = A B

	og antallet af endnu ikke udnyttede warrants ganges med faktoren:	and the number of non-exercised Warrants shall be multiplied by the factor:

	1 a	1 a

	hvor:	where:
	A = den enkelte akties nominelle værdi efter ændringen, og	A = nominal value of each share af- ter the change, and
	B = den enkelte akties nominelle værdi før ændringen.	B = nominal value of each share before the change.

	Hvis det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

5.6	Udbetaling af udbytte:	Payment of dividend:

Hvis det besluttes at udbetale udbytte, skal den del af udbyttet, der overstiger 10 % af egenkapitalen, medføre en justering af udnyttelsesprisen efter denne formel:	If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the Exercise Price according to the following formula:

E2 = E1 - U – Umax A	E2 = E1 - U – Umax A

hvor:	where:

E2 = den justerede Udnyttelsespris	E2 = the adjusted Exercise Price

E1 = den oprindelige Udnyttelsespris	E1 = the original Exercise Price

U = det udbetalte udbytte	U = dividends paid out

Umax = 10 % af egenkapitalen, og	Umax = 10 per cent of the equity capi- tal, and

A = det samlede antal aktier i Sel- skabet.	A = total number of shares in the Company.

Den egenkapital, der skal lægges til grund ved ovenstående justering, er egenkapitalen anført i den årsrapport som godkendes af generalforsamlingen hvor udbytte besluttes, men justeret til markedsværdi. Hvis Selskabet er børsnoteret, fastsættes markedsværdien til aktiernes noterede pris på tidspunktet for beslutningen om at udbetale udbytte. Hvis Selskabet er unoteret fastsættes markedsværdien fra seneste kapitalrunde i Selskabet hvor en eller flere investorer har tegnet aktier.	The equity capital which shall form the basis of the abovementioned adjustment, is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation, but adjusted to market price. If the Company is listed then the market price shall be the listed price of the shares at the time of the decision to pay dividends. If the Company is unlisted then the market price shall be determined by the latest investment round in the Company, in which one or more investors have subscribed shares.

5.7	Andre ændringer i Selskabets kapitalforhold:	Other changes in the Company’s capital position:

	Hvis der sker andre ændringer i Selskabets kapitalforhold, der medfører en ændring i Warrants værdi, skal (medmindre andet er angivet ovenfor) Warrants justeres, således at ændringen ikke påvirker Warrants økonomiske værdi.	In the event of other changes in the Company’s capital position causing changes to the value of Warrants, Warrants shall (unless otherwise indicated above) be adjusted in order to ensure that the changes do not influence the financial value of the Warrants.

	Den beregningsmetode, der skal anvendes ved justeringen, fastsættes af en af bestyrelsen valgt ekstern uafhængig rådgiver.	The calculation method to be applied to the adjustment shall be decided by an external independent advisor appointed by the Board of Directors.

5.8	Likvidation:	Liquidation or Winding-up:

	Hvis Selskabet bliver likvideret, kan Warrantindehaveren udnytte Warrants i en ekstraordinær udnyttelsesperiode umiddelbart før den pågældende transaktion finder sted.	Should the Company be liquidated the Warrantholder may exercise his/her Warrants in an extraordinary exercise period immediately preceding the relevant transaction.

5.9	Fusion og spaltning:	Merger and demerger:

	Hvis Selskabet indgår i en fusion som det fortsættende selskab, bliver Warrants ikke påvirket, medmindre der i forbindelse med fusionen sker en kapitalforhøjelse til en anden kurs end markedskursen, idet Warrants i så fald justeres i henhold til ovenstående.	If the Company merges as the continuing company, Warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case Warrants shall be adjusted in accordance with the above.

	Hvis Selskabet fusionerer som det ophørende selskab eller bliver spaltet, kan det fortsættende selskab vælge én af disse muligheder:	If the Company merges as the terminating company or is demerged, the continuing company may choose one of the following possibilities:

	- (a) Warrantindehaveren kan umiddelbart inden fusionen/spaltningen udnytte alle ikke udnyttede Warrants, der ikke er bortfaldet (inklusive Warrants der endnu ikke er optjent), eller (b) Warrants bliver erstattet af nye aktie/aktieinstrumenter i de(t) fortsættende selskab(er) af tilsvarende økonomisk værdi før skat. Ved spaltning kan de fortsættende selskaber selv bestemme, i hvilke(t) selskab(er) Warrantindehaverne skal modtage de nye aktier/aktieinstrumenter.	- (a) The Warrantholder may exercise all non-exercised Warrants that are not declared null and void (inclusive of Warrants not yet vested) immediately before the merger/demerger, or (b) new share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the Warrants. Upon demerger, the continuing companies may decide in which company/companies the Warrantholders shall receive the new shares or share instruments.

5.10	Salg og aktieombytning:	Sale and exchange of shares:

	Hvis mere end 50% af aktiekapitalen i Selskabet bliver solgt (ikke tegnet eller udstedt) eller indgår i en aktieombytning,	If more than 50 per cent of the share capital in the Company is sold (not subscribed or issued) or is part of a share swap,

	- kan Warrantindehaveren umiddelbart inden salget/aktieombytningen udnytte alle ikke-udnyttede Warrants, der ikke er bortfaldet. Såfremt det erhvervende selskab tilbyder aktieinstrumenter i det erhvervende selskab af tilsvarende økonomisk værdi før skat kan Warrantindehaveren vælge i stedet at modtage sådanne aktieinstrumenter.	- the Warrantholder may exercise all non-exercised Warrants that are not declared null and void immediately before the sale/swap of shares. In the event that the acquiring company offers share instruments of a corresponding pre-tax value the Warrantholder may elect instead to replace the issued Warrants with such share instrument.

5.11	Fælles bestemmelser vedrørende 5.8-5.10:	Common provisions regarding 5.8-5.10:

	Selskabet er forpligtet til at give Warrantindehaveren skriftlig meddelelse, hvis en af de ovenfor nævnte transaktioner finder sted. Når Warrantindehaveren har modtaget den skriftlige meddelelse, har Warrantindehaveren – i de tilfælde, hvor Warrantindehaveren ekstraordinært kan udnytte Warrants, jf. 5.8-5.10 – 2 uger til skriftligt at informere Selskabet om, hvorvidt Warrantindehaveren vil gøre brug af tilbuddet. Hvis Warrantindehaveren ikke har givet Selskabet skriftligt svar inden 2-uger eller undlader at betale inden for den betalingsfrist, der er fastsat, bortfalder Warrants uden yderligere varsel og uden kompensation. Udnyttelsesprisen kan ikke komme under aktiernes nominelle værdi.	If one of the transactions mentioned above is made, the Company shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall – in cases where the Warrantholder may extraordinarily exercise Warrants, see 5.8-5.10 –inform the Company in writing whether the Warrantholder will make use of the offer. If the Warrant-holder has not answered the Company in writing within 2 weeks or fails to pay within the fixed time, Warrants shall become null and void without further notice or compensation. The Exercise Price cannot go below the nominal value of the shares.

	Warrantindehaverens rettigheder i anledning af en beslutning truffet af et kompetent organ i selskabet, jf. 5.10-5.12, er betinget af, at den relevante beslutning efterfølgende registreres i Erhvervsstyrelsen, hvis registrering er en gyldighedsbetingelse.	The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 5.10-5.12, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

6.	Tegning af nye aktier ved udnyttelse af warrants	Subscription for new shares by exercise of warrants

	Tegning af nye aktier ved udnyttelse af tildelte Warrants finder sted ved, at Warrantindehaveren senest kl. 16:00 CET den sidste dag i Udnyttelsesperioden den 15. december 2026,	Subscription for new shares by exercise of issued Warrants must be made by the Warrantholder’s at the latest at 16:00 CET on 15 December 2026,

	(i) giver meddelelse til Selskabet eller Selskabets kontoførende institut herom ved indgivelse af Warrant Udnyttelsesmeddelelse udarbejdet af Selskabet eller Selskabets kontoførende institut indeholdende angivelse af hvor mange aktier, der ønskes tegnet, og	(i) submission to the Company or the Company’s custodian bank of a Warrant Exercise Notice made available by the Company or the Company’s custodian bank including information about the number of shares to be subscribed, and

	(ii) foretager betaling til en af Selskabet eller Selskabets kontoførende institut angivet konto.	(ii) payment of the Exercise Price by the Warrantholder to the Company or the Company’s custodian bank.

	Warrant Udnyttelsesmeddelelsen skal afgives og betaling skal ske i overensstemmelse hermed.	The submission of the Warrant Exercise Notice and the payment of the Exercise Price must be made in accordance herewith.

	Hvis den i punkt. 6.1 angivne frist overskrides, enten således at Udnyttelsesmeddelelsen i udfyldt stand eller betalingen ikke er Selskabet i hænde inden kl. 16 på den sidste dag i Udnyttelsesperioden, anses tegningen for ugyldig, og Warrantindehaveren kan i denne situation ikke anses for herved at have udnyttet sine warrants for en eventuel efterfølgende Udnyttelsesperiode.	If the limitation period set forth in clause 6.1 expires as a result of the Company not having received the filled -in Warrant Exercise Notice or the payment by 16:00 of the last day of the Warrant Exercise Period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her/its Warrants for a possible subsequent Warrant Exercise Period.

	De warrants, som Warrantindehaveren ikke har udnyttet i den sidste dag i Udnyttelsesperioden, bortfalder uden yderligere varsel og uden kompensation.	Warrants not exercised by the Warrantholder prior to the last day in the Warrant Exercise Period shall become null and void without further notice and without compensation.

7.	De nye ordinære aktiers rettigheder	The rights of new ordinary shares

	Udover de ovenfor anførte vilkår for den til de udstedte Warrants hørende kapitalforhøjelse gælder følgende vilkår:	In addition to the terms and conditions set forth above, the increase of the share capital relating to the Warrants granted shall be subject to the following terms and conditions:

	- De nye aktier udstedes i aktier à DKK 1 eller multipla heraf,	- The new shares will be divided into shares of nominally DKK 1 or multiples hereof;

- De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,	- The new shares will carry dividend rights for the financial year in which subscription takes place on equal terms with the existing shares as well as other rights in the company as from the day of subscription of the shares;

- De nye aktier skal tilhøre samme aktieklasse, som de eksisterende aktier i selskabet,	- The new shares shall belong to the same share class as the existing shares in the company;

- Kapitalforhøjelsen sker uden fortegningsret for de eksisterende aktionærer, idet tegningen sker på baggrund af Warrants udstedt til Warrantindehaveren,	- The capital increase shall be made without any pre-emption rights for the existing shareholders, given that the subscription is based on Warrants issued to the Warrantholder;

- Der skal ikke gælde indskrænkninger i den til de nye aktiers knyttede fortegningsret ved fremtidige kapitalforhøjelser,	- The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

- Fristen for tegning af de nye aktier beregnes på baggrund af bestemmelserne ovenfor,	- The deadline for subscription of the new shares shall be calculated pursuant to the provisions set forth above;

- Det fulde beløb til tegning af det antal aktier, som ønskes tegnet, skal indbetales kontant og senest samtidig med tegningen af de pågældende aktier, og	- The full subscription amount for the number of shares which are to be subscribed, shall be paid in cash no later than on the day of subscription of the shares in question; and

- De nye aktier skal lyde på navn, noteres i selskabets ejerbog og være omsætningspapirer.	- The new shares shall be made out in the name of the holder, be recorded in the company’s register of shareholders and be negotiable instruments.

	Selskabet afholder omkostninger i forbindelse med udstedelsen af Warrants og senere udnyttelse heraf. Selskabets omkostninger forbundet med udstedelsen af Warrants og den hertil hørende kapitalforhøjelse anslås til DKK 10.000.	The Company shall pay all costs connected with granting of Warrants and later exercise thereof. The Company’s costs in connection with issue of Warrants and the related capital increase are estimated to DKK 10,000.

8.	SKATTEMÆSSIGE KONUSDVENSER	TAX CONSEQUENCES

	De skattemæssige konsekvenser forbundet med Warrantindehaverens tegning eller udnyttelse af Warrants er Selskabet uvedkommende.	The tax implications connected to the Warrantholder’s subscription for or exercise of Warrants shall be of no concern to the Company.

9.	LOVVALG OG VÆRNETING	LAW AND VENUE

	Tegningen af Warrants, vilkårene herfor og udnyttelsen, og vilkårene for senere tegning af aktier i Selskabet skal reguleres af dansk ret.	Acceptance of Warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in the Company shall be governed by Danish law.

	Hvis der måtte opstå en tvist mellem Warrantindehaveren og Selskabet i relation til forståelsen eller gennemførelsen af warrantprogrammet, skal denne søges bilagt i mindelighed ved en forhandling mellem parterne.	Any disagreement between the Warrant-holder and the Company in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

	Hvis parterne ikke kan opnå enighed, skal eventuelle tvister afgøres ved de almindelige danske domstole.	If the parties fail to reach consensus, any disputes shall be settled by the ordinary Danish courts.

Form of Warrant Exercise Notice

Evaxion Biotech A/S

E-mail: ms@msoegaard.dk

cka@evaxion-biotech.com

llj@mazanti.dk

Date:

The undersigned warrantholder hereby gives notice to Evaxion Biotech A/S that the undersigned wishes to exercise [insert number] warrants, issued on terms and conditions set out in Appendix 6 (“Appendix 6”) in Evaxion Biotech A/S’s articles of association, a copy of which was filed by Evaxion Biotech A/S with the U.S. Securities and Exchange Commission on       December 2023, against cash payment of an exercise price of [insert amount corresponding to number of warrants multiplied by the exercise price] to an account designated in writing (no later than one Trading Day (as such term is defined in Appendix 6) after the date hereof) by Evaxion Biotech A/S.

Sincerely yours,

[insert name of warrantholder]

Appendix 7

PREFUNDED WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

EVAXION BIOTECH A/S

Warrant ADSs: 2,992,500	Initial Exercise Date: February 5, 2024

THIS PREFUNDED WARRANT TO SUBSCRIBE FOR ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, ______ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from Evaxion Biotech A/S, a public limited liability company incorporated under the laws of the Kingdom of Denmark (the “Company”), up to 29,925,000 Ordinary Shares (the “Warrant Shares”) represented by 2,992,500 ADSs (the “Warrant ADSs”), as subject to adjustment hereunder. The subscription price of one Warrant ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.      Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement, each representing ten (10) Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal or national holiday in the United States or Denmark or any day on which banking institutions in the State of New York or Denmark are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and Copenhagen, Denmark are generally open for use by customers on such day or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Company Danish Counsel” means Mazanti-Andersen, Amaliegade 10 1256 Copenhagen K, Denmark, or any successor Danish counsel to the Company.

“Deposit Agreement” means the Deposit Agreement, dated as of February 4, 2021, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon and any successor depositary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Ordinary Share(s)” means the ordinary shares of the Company, DKK 1 nominal value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Agreement” means the securities purchase agreement, dated as of February 1, 2024, by and between the Company and each of the purchasers signatory thereto.

“Registration Statement” means the Company’s registration statement on Form F-1 (File No. 333-276505).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

2

“Transfer Agent” means Computershare A/S, the current transfer agent of the Company, with a mailing address of Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark and company registration number (CVR) no. 27088899, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB Venture Market (“OTCQB”) or OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in the “Pink” Open Market (“Pink Market”) operated by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.     Exercise.

a)               Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). On the Trading Day (based on New York City time) on which the delivery of the Notice of Exercise occurs, the Holder shall deliver to the Company Danish Counsel the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer to the Company Danish Counsel pursuant to the bank wire transfer instructions set forth on the Notice of Exercise attached hereto. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed for all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable following the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in the subscription of a portion of the total number of Warrant ADSs available hereunder shall have the effect of reducing the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs subscribed. The Company shall record the number of Warrants issued to the Holder and the number of Warrant ADSs subscribed through exercise and the date of such subscription of the Warrant ADSs. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the subscription for a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for subscription hereunder at any given time may be less than the amount stated on the face hereof.

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b)               Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $1.4537 per Warrant ADS, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $1.4537 per Warrant ADS) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Warrant ADS under this Warrant shall be $1.4537, subject to adjustment hereunder (the “Exercise Price”), provided, however, that in no event shall the Exercise Price paid by the Holder be less than the amount in US dollars (rounded to four decimal places) equal to 10 Danish Krone, at the exchange rate published by the Danish National Bank, on the date of the Holder’s delivery of the Notice of Exercise.

c)               Unavailability of Registration Statement. Notwithstanding anything to the contrary contained herein, if there is no effective registration statement registering, or the prospectus contained therein is not available for, the sale of all of Warrant ADSs, representing the underlying Warrant Shares, issuable under this Warrant at any time following the Initial Exercise Date and ending on the Termination Date, the Holder shall be permitted to exercise this Warrant by delivery of a Notice of Exercise to the Company, and, within one (1) Trading Day (based on New York City time) following the delivery of such Notice of Exercise, deliver to the Company Danish Counsel the aggregate Exercise Price with respect to such exercise of this Warrant.  Upon delivery by the Holder of a Notice of Exercise during a Registration Failure Period (as defined below) and the timely payment by the Holder of the aggregate Exercise Price, the Company shall be required to (1) pay in cash to the Holder on each Trading Day during the Registration Failure Period an amount equal to 1.0% of the product of (A) the number of Warrant ADSs subject to the exercise by the Holder pursuant to the immediately preceding sentence and (B) the VWAP of the ADSs on the date of delivery of the Notice of Exercise to the Company, and (2) on the Trading Day immediately following the date on which the Registration Failure Period ends, deliver all of the Warrant ADSs required to be delivered pursuant to such Notice of Exercise by crediting the account of the Holder’s prime broker with The Depository Trust Company through DWAC (as defined below).  The Company shall pay any cash amounts owed pursuant to clause (1) of the immediately preceding sentence on each corresponding Trading Day during the Registration Failure Period. As used herein, “Registration Failure Period” means the period (x) beginning on the date of delivery of a Notice of Exercise at a time when there is no registration statement registering, or the prospectus contained therein is not available for, the sale of all of the Warrant ADSs, representing the underlying Warrant Shares, issuable under this Warrant, and (y) ending on the later of (A) the date that there is an effective registration statement registering, and the prospectus contained therein is available for, the sale of all of the Warrant ADSs, representing the underlying Warrant Shares, issuable hereunder and (B) the date of delivery of all of the Warrant ADSs required to be delivered pursuant to the Notice of Exercise by crediting the account of the Holder’s prime broker with The Depository Trust Company through DWAC.

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d)	Mechanics of Exercise.

i.          Delivery of Warrant ADSs Upon Exercise. Upon the exercise of this Warrant, the Company shall enter the Warrant Shares in the name of the Holder in the Company’s share register, deposit the Warrant Shares in connection with such exercise with the Depositary for the ADSs, and instruct the Depositary to transmit the Warrant ADSs purchased hereunder to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant ADSs, representing the underlying Warrant Shares, to the Holder, by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”), provided that the Company shall not be obligated to deliver the Warrant ADSs hereunder unless the Company Danish Counsel has received the aggregate Exercise Price on or before the Trading Day (based on New York City time) immediately prior to the Warrant ADS Delivery Date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price is received by the Warrant ADS Delivery Date. If the Company fails for any reason to cause the Depositary to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant ADS Delivery Date) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or the Holder rescinds such exercise. The Company agrees to maintain a depositary and a transfer agent that each are a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Trading Day prior to the Initial Exercise Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver the Warrant ADSs subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant ADS Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price is delivered to Company Danish Counsel by 12:00 p.m. (New York City time) on the Trading Day prior to the Initial Exercise Date.

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ii.                  Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant certificate evidencing the rights of the Holder to subscribe for the unsubscribed Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.               Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise prior to the delivery of such Warrant ADSs hereunder (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall return to the Holder the aggregate Exercise Price paid to the Company Danish Counsel for such Warrant ADSs.

iv.               Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company failed to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such

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purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant in respect of the equivalent number of Warrant ADSs for which such exercise was not honored and return any amount received by the Company Danish Counsel in respect of the Exercise Price for those Warrant ADSs (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants for ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

v.               No Fractional Ordinary Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant ADS which the Holder would otherwise be entitled to subscribe upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS, provided that the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding would result in the issue price being lower than the nominal value of the Ordinary Shares.

vi.               Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary and Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs. The Company shall pay all applicable fees and expenses of the Depositary and Transfer Agent in connection with the issuance of the Warrants ADSs hereunder.

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vii.               Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)       Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

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In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.      Certain Adjustments.

a)               Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any Warrant Shares or Warrant ADSs issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding ADSs or Ordinary Shares into a smaller number of Ordinary Shares or ADSs, as applicable, or (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs as applicable (excluding treasury Ordinary Shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after such event, and the number of ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged, provided that any reduction in the nominal value of the Ordinary Shares without any dividend or distribution shall not lead to any such adjustment and provided, further, that the Exercise Price cannot be adjusted to a price that is less than the nominal value of the Ordinary Shares. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)     Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Ordinary Shares (including Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by the Warrant ADSs that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise

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Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(b) regardless of (i) whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares represented by Warrant ADSs and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

c)               Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

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d)               Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii.          Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or action is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares (including Warrant Shares underlying Warrant ADSs) of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange or action; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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e)	The Company shall take no action that would result in the Exercise Price per ADS being adjusted hereunder to less than ten (10) Danish Krone, the nominal amount per share of the Ordinary Shares for ten (10) Ordinary Shares, as expressed in United States dollars at the applicable exchange rate published by the Danish National Bank.

Section 4.      Transfer of Warrant.

a)               Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the subscription for Warrant ADSs without having a new Warrant issued.

b)               New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)               Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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Section 5.      Miscellaneous.

a)               No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)               Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)               Authorized Shares.

The Company covenants that, during the period that the Warrant is outstanding, it shall allot a sufficient number of shares to provide for the issuance of the Warrant ADSs and the underlying Ordinary Shares upon the exercise of any subscription rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the requisite Warrant Shares for the Depositary to issue the necessary Warrant ADSs upon the exercise of the subscription rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs and/or Ordinary Shares may be listed. The Company covenants that all Warrant Shares represented by Warrant ADSs which may be issued upon the exercise of the subscription rights represented by this Warrant will, upon exercise of the subscription rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than any taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the nominal value of any Warrant Shares represented by Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in nominal value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares represented by Warrant ADSs upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the Kingdom of Denmark, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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f)                Restrictions. The Holder acknowledges that the Warrant Shares represented by Warrant ADSs acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)               Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)               Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at Dr. Neergaards Vej 5f, DK-2970 Hoersholm, Denmark, Attention: Anne-Sofie Wiemann and Susanne Bech, email addresses awi@evaxion-biotech.com and sbe@evaxion-biotech.com and investor@evaxion-biotech.com or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email number or address of such Holder appearing on the books of the Company, or if no such email number or address appears on the books of the Company, then to the most recent email, number or address such Holder has provided to Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i)                Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to subscribe for Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the subscription price of any Warrant Shares or Warrant ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j)                Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)               Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

l)                Company Acknowledgement; Notice of Successor Danish Counsel; Payment of Aggregate Exercise Price. The Company acknowledges and agrees that the Holder’s payment of the aggregate Exercise Price to Company Danish Counsel in connection with any exercise hereunder shall be deemed to be the delivery by the Holder of the aggregate Exercise Price to the Company and shall satisfy the Holder’s obligations under this Warrant for the payment of the aggregate Exercise Price in connection with any exercise hereunder and shall require the Company to deliver the Warrant ADSs upon such exercise to the Holder pursuant to the terms hereunder. If the Company changes its Company Danish Counsel after the Initial Exercise Date, the Company shall promptly deliver notice of the successor Company Danish Counsel (including the bank wire transfer instructions of such successor Company Danish Counsel) to the Holder (including, without limitation, any successor holder of this Warrant) on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company, with instructions in writing to pay the aggregate Exercise Price of this Warrant to such successor Company Danish Counsel. The Company acknowledges that, if the Company Danish Counsel has received from the Holder the aggregate Exercise Price of the Warrant ADSs issuable upon exercise of this Warrant pursuant to Section 2.2(b)(ii) of the Purchase Agreement, the Company Danish Counsel shall convert such aggregate Exercise Price of this Warrant into Danish Krone on the Initial Exercise Date and shall hold such amount in trust for the Holder and shall release the applicable portion of such amount to the Company to apply it in connection with exercises of this Warrant pursuant to Section 2 herein by the Holder or any subsequent assignee of this Warrant.

m)             Reimbursement. The Company shall reimburse the Holder for any fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of the Warrant ADSs.

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n)               Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

o)               Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

p)               Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

EVAXION BIOTECH A/S
By:	__________________________________________
Name:
Title:

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NOTICE OF EXERCISE

To:     EVAXION BIOTECH A/S

(1)   The undersigned hereby elects to subscribe for ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of lawful money of the United States to be delivered to Company Danish Counsel (as defined in the Warrant) pursuant to the following bank wire transfer instructions:

Bank Name: Danske Bank

Bank Address: Holmens Kanal 2, 1092 Copenhagen K, Denmark

Bank Account Name: Mazanti-Andersen main client account

Bank Account Number: 4777175572

IBAN: DK7130004777175572

SWIFT-BIC: DABADKKK

Reference: Evaxion Biotech A/S

Contact Person and Telephone Number: Lars Lüthjohan. Ph. no.: +4540283536 E-mail: LLJ@mazanti.dk

(3)   Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

DTC Participant name and number: ________________________

Contact of DTC Participant: _______________________

Telephone Number of DTC Participant Contact: _____________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to subscribe for Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print)
Dated: ,
Holder’s Signature:
Holder’s Address:

Appendix 8

SERIES A WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

EVAXION BIOTECH A/S

Warrant ADSs: 3,750,000	Initial Exercise Date: February 5, 2024

THIS SERIES A WARRANT TO SUBSCRIBE FOR ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, _____ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on February 5, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Evaxion Biotech A/S, a public limited liability company incorporated under the laws of the Kingdom of Denmark (the “Company”), up to 37,500,000 Ordinary Shares (the “Warrant Shares”) represented by 3,750,000 ADSs (the “Warrant ADSs”), as subject to adjustment hereunder. The subscription price of one Warrant ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.      Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement, each representing ten (10) Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal or national holiday in the United States or Denmark or any day on which banking institutions in the State of New York or Denmark are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and Copenhagen, Denmark are generally open for use by customers on such day or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Company Danish Counsel” means Mazanti-Andersen, Amaliegade 10 1256 Copenhagen K, Denmark, or any successor Danish counsel to the Company.

“Deposit Agreement” means the Deposit Agreement, dated as of February 4, 2021, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon and any successor depositary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Ordinary Share(s)” means the ordinary shares of the Company, DKK 1 nominal value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Agreement” means the securities purchase agreement, dated as of February 1, 2024, by and between the Company and each of the purchasers signatory thereto.

“Registration Statement” means the Company’s registration statement on Form F-1 (File No. 333-276505).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

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“Transfer Agent” means Computershare A/S, the current transfer agent of the Company, with a mailing address of Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark and company registration number (CVR) no. 27088899, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB Venture Market (“OTCQB”) or OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in the “Pink” Open Market (“Pink Market”) operated by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.      Exercise.

a)               Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). On the Trading Day (based on New York City time) on which the delivery of the Notice of Exercise occurs, the Holder shall deliver to the Company Danish Counsel the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer to the Company Danish Counsel pursuant to the bank wire transfer instructions set forth on the Notice of Exercise attached hereto. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed for all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable following the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in the subscription of a portion of the total number of Warrant ADSs available hereunder shall have the effect of reducing the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs subscribed. The Company shall record the number of Warrants issued to the Holder and the number of Warrant ADSs subscribed through exercise and the date of such subscription of the Warrant ADSs. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the subscription for a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for subscription hereunder at any given time may be less than the amount stated on the face hereof.

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b)               Exercise Price. The exercise price per ADS under this Warrant shall be DKK 27.52 (Exercise Price in appendix 8 converted from USD to DKK pursuant to board resolution dated 25 October 2024), subject to adjustment hereunder (the “Exercise Price”).

c)               Unavailability of Registration Statement. Notwithstanding anything to the contrary contained herein, if there is no effective registration statement registering, or the prospectus contained therein is not available for, the sale of all of Warrant ADSs, representing the underlying Warrant Shares, issuable under this Warrant at any time following the Initial Exercise Date and ending on the Termination Date, the Holder shall be permitted to exercise this Warrant by delivery of a Notice of Exercise to the Company, and, within one (1) Trading Day (based on New York City time) following the delivery of such Notice of Exercise, deliver to the Company Danish Counsel the aggregate Exercise Price with respect to such exercise of this Warrant.  Upon delivery by the Holder of a Notice of Exercise during a Registration Failure Period (as defined below) and the timely payment by the Holder of the aggregate Exercise Price, the Company shall be required to (1) pay in cash to the Holder on each Trading Day during the Registration Failure Period an amount equal to 1.0% of the product of (A) the number of Warrant ADSs subject to the exercise by the Holder pursuant to the immediately preceding sentence and (B) the VWAP of the ADSs on the date of delivery of the Notice of Exercise to the Company, and (2) on the Trading Day immediately following the date on which the Registration Failure Period ends, deliver all of the Warrant ADSs required to be delivered pursuant to such Notice of Exercise by crediting the account of the Holder’s prime broker with The Depository Trust Company through DWAC (as defined below).  The Company shall pay any cash amounts owed pursuant to clause (1) of the immediately preceding sentence on each corresponding Trading Day during the Registration Failure Period. As used herein, “Registration Failure Period” means the period (x) beginning on the date of delivery of a Notice of Exercise at a time when there is no registration statement registering, or the prospectus contained therein is not available for, the sale of all of the Warrant ADSs, representing the underlying Warrant Shares, issuable under this Warrant, and (y) ending on the later of (A) the date that there is an effective registration statement registering, and the prospectus contained therein is available for, the sale of all of the Warrant ADSs, representing the underlying Warrant Shares, issuable hereunder and (B) the date of delivery of all of the Warrant ADSs required to be delivered pursuant to the Notice of Exercise by crediting the account of the Holder’s prime broker with The Depository Trust Company through DWAC.

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d)	Mechanics of Exercise.

i.                  Delivery of Warrant ADSs Upon Exercise. Upon the exercise of this Warrant, the Company shall enter the Warrant Shares in the name of the Holder in the Company’s share register, deposit the Warrant Shares in connection with such exercise with the Depositary for the ADSs, and instruct the Depositary to transmit the Warrant ADSs purchased hereunder to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant ADSs, representing the underlying Warrant Shares, to the Holder, by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”), provided that the Company shall not be obligated to deliver the Warrant ADSs hereunder unless the Company Danish Counsel has received the aggregate Exercise Price on or before the Trading Day (based on New York City time) immediately prior to the Warrant ADS Delivery Date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price is received by the Warrant ADS Delivery Date. If the Company fails for any reason to cause the Depositary to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant ADS Delivery Date) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or the Holder rescinds such exercise. The Company agrees to maintain a depositary and a transfer agent that each are a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Trading Day prior to the Initial Exercise Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver the Warrant ADSs subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant ADS Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price is delivered to Company Danish Counsel by 12:00 p.m. (New York City time) on the Trading Day prior to the Initial Exercise Date.

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ii.                  Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant certificate evidencing the rights of the Holder to subscribe for the unsubscribed Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.               Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise prior to the delivery of such Warrant ADSs hereunder (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall return to the Holder the aggregate Exercise Price paid to the Company Danish Counsel for such Warrant ADSs.

iv.               Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company failed to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant in respect of the equivalent number of Warrant ADSs for which such exercise was not honored and return any amount received by the Company Danish Counsel in respect of the Exercise Price for those Warrant ADSs (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants for ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

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v.               No Fractional Ordinary Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant ADS which the Holder would otherwise be entitled to subscribe upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS, provided that the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding would result in the issue price being lower than the nominal value of the Ordinary Shares.

vi.               Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary and Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs. The Company shall pay all applicable fees and expenses of the Depositary and Transfer Agent in connection with the issuance of the Warrants ADSs hereunder.

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vii.               Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)       Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public

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announcement by the Company or (C) a more recent written notice by the Company or the Depositary or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.      Certain Adjustments.

a)     Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any Warrant Shares or Warrant ADSs issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding ADSs or Ordinary Shares into a smaller number of Ordinary Shares or ADSs, as applicable, or (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs as applicable (excluding treasury Ordinary Shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after such event, and the number of ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged, provided that any reduction in the nominal value of the Ordinary Shares without any dividend or distribution shall not lead to any such adjustment and provided, further, that the Exercise Price cannot be adjusted to a price that is less than the nominal value of the Ordinary Shares. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)     Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Ordinary Shares (including Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by the Warrant ADSs that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder

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shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares (including Ordinary Shares underlying ADSs) of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares (including Ordinary Shares underlying ADSs) are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that, if holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) will be deemed to have received common equity of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per Ordinary Share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(b), (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of

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the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(b) regardless of (i) whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares represented by Warrant ADSs and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

c)     Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

d)     Notice to Holder.

i.     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

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ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or action is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares (including Warrant Shares underlying Warrant ADSs) of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange or action; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

e)	Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

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f)	The Company shall take no action that would result in the Exercise Price per ADS being adjusted hereunder to less than ten (10) Danish Krone, the nominal amount per share of the Ordinary Shares for ten (10) Ordinary Shares, as expressed in United States dollars at the applicable exchange rate published by the Danish National Bank.

Section 4.      Transfer of Warrant.

a)     Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the subscription for Warrant ADSs without having a new Warrant issued.

b)     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)     Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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Section 5.      Miscellaneous.

a)               No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)               Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)               Authorized Shares.

The Company covenants that, during the period that the Warrant is outstanding, it shall allot a sufficient number of shares to provide for the issuance of the Warrant ADSs and the underlying Ordinary Shares upon the exercise of any subscription rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the requisite Warrant Shares for the Depositary to issue the necessary Warrant ADSs upon the exercise of the subscription rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs and/or Ordinary Shares may be listed. The Company covenants that all Warrant Shares represented by Warrant ADSs which may be issued upon the exercise of the subscription rights represented by this Warrant will, upon exercise of the subscription rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than any taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the nominal value of any Warrant Shares represented by Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in nominal value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares represented by Warrant ADSs upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the Kingdom of Denmark, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

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f)                Restrictions. The Holder acknowledges that the Warrant Shares represented by Warrant ADSs acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)               Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)               Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at Dr. Neergaards Vej 5f, DK-2970 Hoersholm, Denmark, Attention: Anne-Sofie Wiemann and Susanne Bech, email addresses awi@evaxion-biotech.com and sbe@evaxion-biotech.com and investor@evaxion-biotech.com or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email, number or address of such Holder appearing on the books of the Company, or if no such email, number or address appears on the books of the Company, then to the most recent email, number or address such Holder has provided to Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i)                Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to subscribe for Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the subscription price of any Warrant Shares or Warrant ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j)                Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)               Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

l)                Company Acknowledgement; Notice of Successor Danish Counsel. The Company acknowledges and agrees that the Holder’s payment of the aggregate Exercise Price to Company Danish Counsel in connection with any exercise hereunder shall be deemed to be the delivery by the Holder of the aggregate Exercise Price to the Company and shall satisfy the Holder’s obligations under this Warrant for the payment of the aggregate Exercise Price in connection with any exercise hereunder and shall require the Company to deliver the Warrant ADSs upon such exercise to the Holder pursuant to the terms hereunder. If the Company changes its Company Danish Counsel after the Initial Exercise Date, the Company shall promptly deliver notice of the successor Company Danish Counsel ((including the bank wire transfer instructions of such successor Company Danish Counsel) to the Holder (including, without limitation, any successor holder of this Warrant) on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company, with instructions in writing to pay the aggregate Exercise Price of this Warrant to such successor Company Danish Counsel.

m)             Reimbursement. The Company shall reimburse the Holder for any fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of the Warrant ADSs.

n)               Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

o)               Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

p)               Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

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(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

EVAXION BIOTECH A/S
By:	__________________________________________
Name:
Title:

20

NOTICE OF EXERCISE

To:      EVAXION BIOTECH A/S

(1)   The undersigned hereby elects to subscribe for ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of lawful money of the United States to be delivered to Company Danish Counsel (as defined in the Warrant) pursuant to the following bank wire transfer instructions:

Bank Name: Danske Bank

Bank Address: Holmens Kanal 2, 1092 Copenhagen K, Denmark

Bank Account Name: Mazanti-Andersen main client account

Bank Account Number: 4777175572

IBAN: DK7130004777175572

SWIFT-BIC: DABADKKK

Reference: Evaxion Biotech A/S

Contact Person and Telephone Number: Lars Lüthjohan. Ph. no.: +4540283536 E-mail: LLJ@mazanti.dk

(3)   Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

DTC Participant name and number: ________________________

Contact of DTC Participant: _______________________

Telephone Number of DTC Participant Contact: _____________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to subscribe for Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print)
Dated: ,
Holder’s Signature:
Holder’s Address:

Appendix 9

PLACEMENT AGENT WARRANT TO SUBSCRIBE FOR ORDINARY SHARES

REPRESENTED BY AMERICAN DEPOSITARY SHARES

EVAXION BIOTECH A/S

Warrant ADSs: ______	Initial Exercise Date: February 5, 2024

THIS PLACEMENT AGENT WARRANT TO SUBSCRIBE FOR ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, ______ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on February 1, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Evaxion Biotech A/S, a public limited liability company incorporated under the laws of the Kingdom of Denmark (the “Company”), up to ______ Ordinary Shares (the “Warrant Shares”) represented by _______ ADSs (the “Warrant ADSs”), as subject to adjustment hereunder. The subscription price of one Warrant ADS under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warant is being issued pursuant to that certain Engagement Agreement, dated as of September 27, 2023, as amended, by and between the Company and ______.

Section 1.      Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement, each representing ten (10) Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal or national holiday in the United States or Denmark or any day on which banking institutions in the State of New York or Denmark are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and Copenhagen, Denmark are generally open for use by customers on such day or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Company Danish Counsel” means Mazanti-Andersen, Amaliegade 10 1256 Copenhagen K, Denmark, or any successor Danish counsel to the Company.

“Deposit Agreement” means the Deposit Agreement, dated as of February 4, 2021, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon and any successor depositary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Ordinary Share(s)” means the ordinary shares of the Company, DKK 1 nominal value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Agreement” means the securities purchase agreement, dated as of February 1, 2024, by and between the Company and each of the purchasers signatory thereto.

“Registration Statement” means the Company’s registration statement on Form F-1 (File No. 333-276505).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare A/S, the current transfer agent of the Company, with a mailing address of Lottenborgvej 26 D, 1., DK-2800 Kgs. Lyngby, Denmark and company registration number (CVR) no. 27088899, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB Venture Market (“OTCQB”) or OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported in the “Pink” Open Market (“Pink Market”) operated by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.      Exercise.

a)               Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). On the Trading Day (based on New York City time) on which the delivery of the Notice of Exercise occurs, the Holder shall deliver to the Company Danish Counsel the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer to the Company Danish Counsel pursuant to the bank wire transfer instructions set forth on the Notice of Exercise attached hereto. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has subscribed for all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable following the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in the subscription of a portion of the total number of Warrant ADSs available hereunder shall have the effect of reducing the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs subscribed. The Company shall record the number of Warrants issued to the Holder and the number of Warrant ADSs subscribed through exercise and the date of such subscription of the Warrant ADSs. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the subscription for a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for subscription hereunder at any given time may be less than the amount stated on the face hereof.

b)               Exercise Price. The exercise price per ADS under this Warrant shall be $5.40, subject to adjustment hereunder (the “Exercise Price”).

c)               Unavailability of Registration Statement. Notwithstanding anything to the contrary contained herein, if there is no effective registration statement registering, or the prospectus contained therein is not available for, the sale of all of Warrant ADSs, representing the underlying Warrant Shares, issuable under this Warrant at any time following the Initial Exercise Date and ending on the Termination Date, the Holder shall be permitted to exercise this Warrant by delivery of a Notice of Exercise to the Company, and, within one (1) Trading Day (based on New York City time) following the delivery of such Notice of Exercise, deliver to the Company Danish Counsel the aggregate Exercise Price with respect to such exercise of this Warrant.  Upon delivery by the Holder of a Notice of Exercise during a Registration Failure Period (as defined below) and the timely payment by the Holder of the aggregate Exercise Price, the Company shall be required to (1) pay in cash to the Holder on each Trading Day during the Registration Failure Period an amount equal to 1.0% of the product of (A) the number of Warrant ADSs subject to the exercise by the Holder pursuant to the immediately preceding sentence and (B) the VWAP of the ADSs on the date of delivery of the Notice of Exercise to the Company, and (2) on the Trading Day immediately following the date on which the Registration Failure Period ends, deliver all of the Warrant ADSs required to be delivered pursuant to such Notice of Exercise by crediting the account of the Holder’s prime broker with The Depository Trust Company through DWAC (as defined below).  The Company shall pay any cash amounts owed pursuant to clause (1) of the immediately preceding sentence on each corresponding Trading Day during the Registration Failure Period. As used herein, “Registration Failure Period” means the period (x) beginning on the date of delivery of a Notice of Exercise at a time when there is no registration statement registering, or the prospectus contained therein is not available for, the sale of all of the Warrant ADSs, representing the underlying Warrant Shares, issuable under this Warrant, and (y) ending on the later of (A) the date that there is an effective registration statement registering, and the prospectus contained therein is available for, the sale of all of the Warrant ADSs, representing the underlying Warrant Shares, issuable hereunder and (B) the date of delivery of all of the Warrant ADSs required to be delivered pursuant to the Notice of Exercise by crediting the account of the Holder’s prime broker with The Depository Trust Company through DWAC.

d)	Mechanics of Exercise.

i.	Delivery of Warrant ADSs Upon Exercise. Upon the exercise of this Warrant, the Company shall enter the Warrant Shares in the name of the Holder in the Company’s share register, deposit the Warrant Shares in connection with such exercise with the Depositary for the ADSs, and instruct the Depositary to transmit the Warrant ADSs purchased hereunder to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal At Custodian system (“DWAC”) if the Depositary is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant ADSs, representing the underlying Warrant Shares, to the Holder, by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”), provided that the Company shall not be obligated to deliver the Warrant ADSs hereunder unless the Company Danish Counsel has received the aggregate Exercise Price on or before the Trading Day (based on New York City time) immediately prior to the Warrant ADS Delivery Date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant ADSs with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant ADSs, provided that payment of the aggregate Exercise Price is received by the Warrant ADS Delivery Date. If the Company fails for any reason to cause the Depositary to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of the ADSs on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant ADS Delivery Date) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or the Holder rescinds such exercise. The Company agrees to maintain a depositary and a transfer agent that each are a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Trading Day prior to the Initial Exercise Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver the Warrant ADSs subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant ADS Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price is delivered to Company Danish Counsel by 12:00 p.m. (New York City time) on the Trading Day prior to the Initial Exercise Date.

ii.	Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant certificate evidencing the rights of the Holder to subscribe for the unsubscribed Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.	Rescission Rights. If the Company fails to cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, then the Holder will have the right to rescind such exercise prior to the delivery of such Warrant ADSs hereunder (with the effect that the Holder’s right to acquire such Warrant ADSs pursuant to this Warrant shall be restored) and the Company shall return to the Holder the aggregate Exercise Price paid to the Company Danish Counsel for such Warrant ADSs.

iv.	Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs that the Company failed to deliver to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant in respect of the equivalent number of Warrant ADSs for which such exercise was not honored and return any amount received by the Company Danish Counsel in respect of the Exercise Price for those Warrant ADSs (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Warrant ADSs that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants for ADSs with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

v.	No Fractional Ordinary Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant ADS which the Holder would otherwise be entitled to subscribe upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS, provided that the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding would result in the issue price being lower than the nominal value of the Ordinary Shares.

vi.	Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary and Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic issuance and delivery of the Warrant ADSs. The Company shall pay all applicable fees and expenses of the Depositary and Transfer Agent in connection with the issuance of the Warrants ADSs hereunder.

vii.	Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)       Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares underlying such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent annual report on Form 20-F, Report on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary or the Transfer Agent setting forth the number of Ordinary Shares outstanding.  Upon the written or oral request of a Holder, the

Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.      Certain Adjustments.

a)     Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its ADSs or Ordinary Shares or any other equity or equity equivalent securities payable in ADSs or Ordinary Shares (which, for avoidance of doubt, shall not include any Warrant Shares or Warrant ADSs issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding ADSs or Ordinary Shares into a smaller number of Ordinary Shares or ADSs, as applicable, or (iv) issues by reclassification of ADSs, Ordinary Shares or any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs as applicable (excluding treasury Ordinary Shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable, outstanding immediately after such event, and the number of ADSs issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged, provided that any reduction in the nominal value of the Ordinary Shares without any dividend or distribution shall not lead to any such adjustment and provided, further, that the Exercise Price cannot be adjusted to a price that is less than the nominal value of the Ordinary Shares. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)     Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any Subsidiary, directly or indirectly, effects any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares (including Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Ordinary Shares (including Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by the Warrant ADSs that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any

Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares (including Ordinary Shares underlying ADSs) of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares (including Ordinary Shares underlying ADSs) are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that, if holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) will be deemed to have received common equity of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per Ordinary Share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(b), (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(b) regardless of (i) whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares represented by Warrant ADSs and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

c)     Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

d)     Notice to Holder.

i.     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares or ADSs of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange or action is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares (including Warrant Shares underlying Warrant ADSs) of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange or action; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

e)	Voluntary Adjustment By Company. Subject to the rules and regulations of the Trading Market, the Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

f)	The Company shall take no action that would result in the Exercise Price per ADS being adjusted hereunder to less than ten (10) Danish Krone, the nominal amount per share of the Ordinary Shares for ten (10) Ordinary Shares, as expressed in United States dollars at the applicable exchange rate published by the Danish National Bank.

Section 4.      Transfer of Warrant.

a)     Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the subscription for Warrant ADSs without having a new Warrant issued.

b)     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c)     Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.      Miscellaneous.

a)               No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)               Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)               Authorized Shares.

The Company covenants that, during the period that the Warrant is outstanding, it shall allot a sufficient number of shares to provide for the issuance of the Warrant ADSs and the underlying Ordinary Shares upon the exercise of any subscription rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the requisite Warrant Shares for the Depositary to issue the necessary Warrant ADSs upon the exercise of the subscription rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares and Warrant ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the ADSs and/or Ordinary Shares may be listed. The Company covenants that all Warrant Shares represented by Warrant ADSs which may be issued upon the exercise of the subscription rights represented by this Warrant will, upon exercise of the subscription rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than any taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the nominal value of any Warrant Shares represented by Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in nominal value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares represented by Warrant ADSs upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the Kingdom of Denmark, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f)                Restrictions. The Holder acknowledges that the Warrant Shares represented by Warrant ADSs acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)               Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)               Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at Dr. Neergaards Vej 5f, DK-2970 Hoersholm, Denmark, Attention: Anne-Sofie Wiemann and Susanne Bech, email addresses awi@evaxion-biotech.com and sbe@evaxion-biotech.com and investor@evaxion-biotech.com or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email, number or address of such Holder appearing on the books of the Company, or if no such email, number or address appears on the books of the Company, then to the most recent email, number or address such Holder has provided to Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

i)                Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to subscribe for Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the subscription price of any Warrant Shares or Warrant ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)               Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

l)                Company Acknowledgement; Notice of Successor Danish Counsel. The Company acknowledges and agrees that the Holder’s payment of the aggregate Exercise Price to Company Danish Counsel in connection with any exercise hereunder shall be deemed to be the delivery by the Holder of the aggregate Exercise Price to the Company and shall satisfy the Holder’s obligations under this Warrant for the payment of the aggregate Exercise Price in connection with any exercise hereunder and shall require the Company to deliver the Warrant ADSs upon such exercise to the Holder pursuant to the terms hereunder. If the Company changes its Company Danish Counsel after the Initial Exercise Date, the Company shall promptly deliver notice of the successor Company Danish Counsel ((including the bank wire transfer instructions of such successor Company Danish Counsel) to the Holder (including, without limitation, any successor holder of this Warrant) on Company letterhead and executed by the Chief Executive Officer or Chief Financial Officer of the Company, with instructions in writing to pay the aggregate Exercise Price of this Warrant to such successor Company Danish Counsel.

m)             Reimbursement. The Company shall reimburse the Holder for any fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of the Warrant ADSs.

n)               Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

o)               Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

p)               Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

EVAXION BIOTECH A/S
By:	__________________________________________
Name:
Title:

NOTICE OF EXERCISE

To:      EVAXION BIOTECH A/S

(1)   The undersigned hereby elects to subscribe for ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of lawful money of the United States to be delivered to Company Danish Counsel (as defined in the Warrant) pursuant to the following bank wire transfer instructions:

Bank Name: Danske Bank

Bank Address: Holmens Kanal 2, 1092 Copenhagen K, Denmark

Bank Account Name: Mazanti-Andersen main client account

Bank Account Number: 4777175572

IBAN: DK7130004777175572

SWIFT-BIC: DABADKKK

Reference: Evaxion Biotech A/S

Contact Person and Telephone Number: Lars Lüthjohan. Ph. no.: +4540283536 E-mail: LLJ@mazanti.dk

(3)   Please issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

DTC Participant name and number: ________________________

Contact of DTC Participant: _______________________

Telephone Number of DTC Participant Contact: _____________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to subscribe for Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
Phone Number: Email Address:	(Please Print)
Dated: ,
Holder’s Signature:
Holder’s Address:

Bilag 10 / appendix 10 til selskabets vedtægter / to the articles of association

The English part of this parallel document in Danish and English is an unofficial translation of the original Danish text. In the event of disputes or misunderstandings arising from the interpretation of the translation, the Danish language shall prevail.

bilag 10 til selskabets vedtægter Evaxion biotech A/S ("Selskabet")	appendix 10 to articles of association Evaxion biotech A/S (the "Company")

INTRODUKTION	INTRODUCTION
I henhold til bemyndigelse i vedtægternes punkt 2.11 har bestyrelsen bestemt, at følgende vilkår og betingelser skal være gældende for warrants ("Warrants"), der udstedes til konsulenter (”Warrantindehaver”).	Pursuant to the authorisation in article 2.11 of the articles of association, the board of directors has resolved that the following terms and conditions shall apply to warrants (the “Warrants”) granted to consultants (“Warrantholder”).

GENERELT	GENERAL

En warrant er en ret, men ikke en pligt, til i en nærmere fastlagt periode (udnyttelsesperiode) at tegne nye aktier i Selskabet til en udnyttelsespris fastsat af bestyrelsen (”Udnyttelsesprisen”), omregnet til DKK til den officielle vekselkurs mellem DKK/USD som er gældende på udnyttelsesdagen, dog minimum DKK 1 pr. aktie à nominelt kr. 1. Én warrant giver ret til at tegne én ordinær aktie i Selskabet á nominelt DKK 1.	A warrant is a right, but not an obligation, during a fixed period (exercise period) to subscribe for new ordinary shares in the Company at an exercise price determined by the board of directors (the “Exercise Price”), converted into DKK using the official exchange rate between DKK and USD on the exercise day, however no less than DKK 1 per share of nominal DKK 1. Each warrant carries the right to subscribe for nominal DKK 1 ordinary share in the Company.

TILDELING AF WARRANTS	GRANT OF WARRANTS

Warrants tildeles som udgangspunkt i forbindelse med indgåelse af konsulentaftaler.	Warrants are as a starting point granted in connection with the entering into consultancy agreements.

OPTJENING	VESTING

Alle Warrants anses for optjent og kan udnyttes straks på tildelingstidspunktet.	All Warrants shall be deemed vested and immediately exercisable as per the grant date.

UDNYTTELSE	EXERCISE

Warrants kan udnyttes i en periode på 12 måneder fra tidspunktet for udstedelsen:	Warrants may be exercised in a period of 12 months from the date of issuance:

("Udnyttelsesperioden").	(the “Warrant Exercise Period”).

Warrantindehaveren kan i Udnyttelsesperioden frit udnytte alle eller en del af sine Warrants på alle dage, hvor The Nasdaq Capital Market eller anden US handelsplads, hvor selskabets værdipapirer er noterede, er åben for handel (”Handelsdag”) med virkning fra den dag, hvor en Warrant Udnyttelsesmeddelelse leveres til Selskabet ("Udnyttelsesdagen").	The Warrantholder may exercise all or part of its Warrants on any day The Nasdaq Capital Market or any other U.S. trading market on which the securities of the Company are listed is open for business (“Trading Day”) of its choice effective at the date of its delivery of a Warrant Exercise Notice (the "Warrant Exercise Date") during the Warrant Exercise Period.

På hver valgt Udnyttelsesdag kan Warrantindehaveren udnytte alle eller en del af sine Warrants ved at give meddelelse til Selskabet ("Warrant Udnyttelsesmeddelelsen") og kontant betale til Selskabet den modsvarende Udnyttelsespris, herunder ved bankoverførsel.	On each chosen Warrant Exercise Date, the Warrantholder shall exercise all or part of its Warrants by giving notice to the Company (the “Warrant Exercise Notice”) and pay to the Companythe corresponding Exercise Price in cash (including by wire transfer).

Hvis den sidste dag i Udnyttelsesperioden er en lørdag eller en søndag, omfatter Udnyttelsesperioden også den herefter førstkommende hverdag.	If the last day of the Warrant Exercise Period is a Saturday or Sunday, the Warrant Exercise Period shall also include the first Trading Day immediately following the stipulated period.

De Warrants, som Warrantindehaveren ikke udnytter i Udnyttelsesperioden, bortfalder uden yderligere varsel og uden kompensation eller vederlag af nogen art til Warrantindehaveren.	Warrants not exercised by the Warrant-holder during the Warrant Exercise Period shall become null and void without further notice and without compensation or payment of any kind to the Warrantholder.

Selskabet vil så hurtigt som det praktisk er muligt efter at have modtaget en Warrant Udnyttelsesmeddelelse og den modsvarende kontante Udnyttelsespris iværksætte registrering af Warrant udnyttelsen hos Erhvervsstyrelsen.	The Company will as soon as practically possible after having received a Warrant Exercise Notice and having received the corresponding Exercise Price in cash initiate registration of the Warrant exercise with the Danish Business Authority.

JUSTERING AF WARRANTS	ADJUSTMENT OF WARRANTS

Hvis der sker ændringer i Selskabets kapitalforhold (herunder men ikke begrænset til aktiesplit, omvendt aktiesplit, sammenlægning eller anden lignende begivenhed, som giver anledning til sådan ændring), der medfører en ændring af værdien af en warrant, skal Warrants justeres i henhold til nærværende punkt 5.	Changes in the Company’s capital structure (including, but not limited to a stock splits, reverse stock split, consolidation or other similar event giving rise to such change) causing a change of the value of a Warrant shall require an adjustment of the Warrants in accordance with this clause 5.

En justering skal ske, således at den potentielle gevinstmulighed, der er knyttet til en Warrant, for så vidt angår de underliggende aktier, så vidt muligt er den samme som før og efter indtræden af den hændelse, der begrunder justeringen. Justeringen gennemføres med bistand fra en ekstern uafhængig rådgiver, som vælges af Selskabets bestyrelse. Justeringen kan ske enten ved en forøgelse eller en formindskelse af det antal aktier, der kan udstedes i henhold til en warrant, og/eller en forøgelse eller formindskelse af udnyttelseskursen.	Adjustments shall be made so that the change of the value of a Warrant with respect to the underlying ordinary shares of the Company shall remain the same before and after the occurrence of the event causing the adjustment. The adjustment shall be carried out with the assistance of an external independent advisor appointed by the Company’s board of directors. The adjustment may be completed either by an increase or decrease of the number of shares that can be issued following an exercise of a warrant and/or an increase or decrease of the Exercise Price.

Selskabets udstedelse af medarbejderaktier, aktieoptioner og/eller warrants som led i medarbejderaktieordninger (herunder til bestyrelsesmedlemmer, rådgivere og konsulenter) såvel som senere udnyttelse af sådanne optioner og/eller warrants, medfører ikke krav på justering af warrants. Den kapitalforhøjelse, der finder sted i) som følge af Warrantindehaverne udnyttelse af warrants i Selskabet eller ii) Warrantindehaverens udnyttelse af konvertible obligationer, medfører heller ikke justering af warrants.	Warrants shall not be adjusted solely as a result of the Company’s issue of employee shares, share options and/or warrants as part of employee share option schemes (including options to Directors, advisors and consultants) as well as future exercise of such options and/or warrants. Warrants shall, furthermore, not be adjusted solely as a result of i) capital increases following the Warrantholders’ exercise of Warrants in the Company or ii) the Warrantholder’s conversion of convertible notes issued by the Company.

Enhver regulering af Udnyttelseskursen og/eller det antal aktier som kan tegnes ved udnyttelse af Warrants i henhold til dette pkt. 5 skal alene gælde for Warrants, som endnu ikke er udnyttet på det tidspunkt, der medfører en regulering. Allerede udnyttede Warrants påvirkes ikke af reguleringer.	Any adjustments of the Exercise Price and/or the number of shares that can be subscribed for by exercising the Warrants pursuant to this clause 5 shall only apply to Warrants not exercised by the Warrantholder at the time of the event triggering the adjustment. No adjustment shall affect already exercised Warrants.

Fondsaktier:	Bonus Shares

Hvis det besluttes at udstede fondsaktier i Selskabet, skal Warrants justeres således:	If it is decided to issue bonus shares in the Company, Warrants shall be adjusted as follows:

Udnyttelsesprisen på enhver endnu ikke udnyttet Warrant ganges med faktoren:	The Exercise Price for each Warrant not yet exercised shall be multiplied by the factor:

a = ___A___ (A+B)	a = ___A___ (A+B)

og antallet af endnu ikke udnyttede Warrants ganges med faktoren:	and the number of Warrants not yet exercised shall be multiplied by the factor:

1 a	1 a

hvor:	where:

A = den nominelle aktiekapital før udstedelsen af fondsaktier, og	A = the nominal share capital be- fore issue of bonus shares, and

B = den samlede nominelle værdi på fondsaktierne.	B = the total nominal value of bonus shares.

Hvis det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

Kapitalændringer til en anden kurs end markedskursen:	Changes of capital at a price different from the market price:

Hvis det besluttes at forhøje eller nedsætte aktiekapitalen i Selskabet til en kurs under markedskursen (vedrørende kapitalnedsættelser også til over markedskursen), eller nye warrants med en udnyttelsespris under markedskursen for Selskabets aktier (undtagen medarbejderincitaments programmer) skal Warrants justeres således:	If it is decided to increase or decrease the share capital in the Company at a price below the market price (in relation to capital decreases also above the market price), or if new warrants with an exercise price below market price of the Company’s shares are issued to third parties (not including warrant incentive programs) Warrants shall be adjusted as follows:

Udnyttelsesprisen på enhver endnu ikke udnyttet warrant ganges med faktoren:	The Exercise Price for each non-exercised Warrant shall be multiplied by the factor:

a = (A_x K) + (B x T) (A+B) x K	a = (A_x K) + (B x T) (A+B) x K

og antallet af endnu ikke udnyttede Warrants ganges med faktoren:	and the number of non-exercised Warrants shall be multiplied by the factor:

1 a	1 a

hvor:	where:

A = den nominelle aktiekapital før ændringen i kapitalen	A = nominal share capital before the change in capital

B = den nominelle ændring i aktie- kapitalen	B = nominal change in the share capital

K = aktiens markedskurs / lukkekurs dagen forinden annoncering af ændringen i aktiekapitalen, og	K = market price / closing price of the share on the day prior to the announcement of the change in the share capital, and

T = tegningskurs/nedsættelseskurs ved ændringen i aktiekapitalen	T = subscription price/reduction price in relation to the change in the share capital

Hvis det det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal. Der skal uanset ovenstående ikke ske regulering af Warrants, såfremt Selskabet gennemfører rettede emissioner på markedsvilkår uanset at der i den forbindelse sker tegning til under den noterede kurs.	If the adjusted number of shares does not amount to whole numbers, each number shall be rounded down to the nearest whole number. Irrespective of the above no regulation shall take place to the extent that the Company carries out directed issuances of securities on market terms irrespective of whether shares in connection therewith are subscribed below the listed price.

Ændringer i den enkelte akties pålydende værdi:	Changes in the nominal value of each individual share:

Hvis det besluttes at ændre aktiernes pålydende værdi, skal Warrants justeres således:	If it is decided to change the nominal value of the shares, Warrants shall be adjusted as follows:

Udnyttelsesprisen på enhver endnu ikke udnyttet Warrant ganges med faktoren:	The Exercise Price for each non-exercised Warrant shall be multiplied by the factor:

a = __A____ B	a = __A____ B

og antallet af endnu ikke udnyttede warrants ganges med faktoren:	and the number of non-exercised Warrants shall be multiplied by the factor:

1 a	1 a

hvor:	where:
A = den enkelte akties nominelle værdi efter ændringen, og	A = nominal value of each share af- ter the change, and
B = den enkelte akties nominelle værdi før ændringen.	B = nominal value of each share before the change.

Hvis det justerede antal aktier ikke er et helt tal, skal der afrundes nedad til det nærmeste hele tal.	If the adjusted number of shares does not amount to a whole number, the number shall be rounded down to the nearest whole number.

Udbetaling af udbytte:	Payment of dividend:

Hvis det besluttes at udbetale udbytte, skal den del af udbyttet, der overstiger 10 % af egenkapitalen, medføre en justering af udnyttelsesprisen efter denne formel:	If it is decided to pay dividends, the part of the dividends exceeding 10 per cent of the equity capital shall lead to adjustment of the Exercise Price according to the following formula:

E2 = E1 - U – Umax A	E2 = E1 - U – Umax A

hvor:	where:

E2 = den justerede Udnyttelsespris	E2 = the adjusted Exercise Price

E1 = den oprindelige Udnyttelsespris	E1 = the original Exercise Price

U = det udbetalte udbytte	U = dividends paid out

Umax = 10 % af egenkapitalen, og	Umax = 10 per cent of the equity capi- tal, and

A = det samlede antal aktier i Sel- skabet.	A = total number of shares in the Company.

Den egenkapital, der skal lægges til grund ved ovenstående justering, er egenkapitalen anført i den årsrapport som godkendes af generalforsamlingen hvor udbytte besluttes, men justeret til markedsværdi. Hvis Selskabet er børsnoteret, fastsættes markedsværdien til aktiernes noterede pris på tidspunktet for beslutningen om at udbetale udbytte. Hvis Selskabet er unoteret, fastsættes markedsværdien fra seneste kapitalrunde i Selskabet hvor en eller flere investorer har tegnet aktier.	The equity capital which shall form the basis of the abovementioned adjustment, is the equity capital stipulated in the Annual Report to be adopted at the General Meeting where dividends shall be approved before allocation but adjusted to market price. If the Company is listed, then the market price shall be the listed price of the shares at the time of the decision to pay dividends. If the Company is unlisted then the market price shall be determined by the latest investment round in the Company, in which one or more investors have subscribed shares.

Andre ændringer i Selskabets kapitalforhold:	Other changes in the Company’s capital position:

Hvis der sker andre ændringer i Selskabets kapitalforhold, der medfører en ændring i Warrants værdi, skal (medmindre andet er angivet ovenfor) Warrants justeres, således at ændringen ikke påvirker Warrants økonomiske værdi.	In the event of other changes in the Company’s capital position causing changes to the value of Warrants, Warrants shall (unless otherwise indicated above) be adjusted in order to ensure that the changes do not influence the financial value of the Warrants.

Den beregningsmetode, der skal anvendes ved justeringen, fastsættes af en af bestyrelsen valgt ekstern uafhængig rådgiver.	The calculation method to be applied to the adjustment shall be decided by an external independent advisor appointed by the Board of Directors.

Likvidation:	Liquidation or Winding-up:

Hvis Selskabet bliver likvideret, kan Warrantindehaveren udnytte Warrants i en ekstraordinær udnyttelsesperiode umiddelbart før den pågældende transaktion finder sted.	Should the Company be liquidated the Warrantholder may exercise his/her Warrants in an extraordinary exercise period immediately preceding the relevant transaction.

Fusion og spaltning:	Merger and demerger:

Hvis Selskabet indgår i en fusion som det fortsættende selskab, bliver Warrants ikke påvirket, medmindre der i forbindelse med fusionen sker en kapitalforhøjelse til en anden kurs end markedskursen, idet Warrants i så fald justeres i henhold til ovenstående.	If the Company merges as the continuing company, Warrants shall remain unaffected unless, in connection with the merger, the capital is increased at a price other than the market price and in that case Warrants shall be adjusted in accordance with the above.

Hvis Selskabet fusionerer som det ophørende selskab eller bliver spaltet, kan det fortsættende selskab vælge én af disse muligheder:	If the Company merges as the terminating company or is demerged, the continuing company may choose one of the following possibilities:

- (a) Warrantindehaveren kan umiddelbart inden fusionen/spaltningen udnytte alle ikke udnyttede Warrants, der ikke er bortfaldet (inklusive Warrants der endnu ikke er optjent), eller (b) Warrants bliver erstattet af nye aktie/aktieinstrumenter i de(t) fortsættende selskab(er) af tilsvarende økonomisk værdi før skat. Ved spaltning kan de fortsættende selskaber selv bestemme, i hvilke(t) selskab(er) Warrantindehaverne skal modtage de nye aktier/aktieinstrumenter.	- (a) The Warrantholder may exercise all non-exercised Warrants that are not declared null and void (inclusive of Warrants not yet vested) immediately before the merger/demerger, or (b) new share instruments in the continuing company/companies of a corresponding financial pre-tax value shall replace the Warrants. Upon demerger, the continuing companies may decide in which company/companies the Warrantholders shall receive the new shares or share instruments.

Salg og aktieombytning:	Sale and exchange of shares:

Hvis mere end 50% af aktiekapitalen i Selskabet bliver solgt (ikke tegnet eller udstedt) eller indgår i en aktieombytning,	If more than 50 per cent of the share capital in the Company is sold (not subscribed or issued) or is part of a share swap,

- kan Warrantindehaveren umiddelbart inden salget/aktieombytningen udnytte alle ikke-udnyttede Warrants, der ikke er bortfaldet. Såfremt det erhvervende selskab tilbyder aktieinstrumenter i det erhvervende selskab af tilsvarende økonomisk værdi før skat kan Warrantindehaveren vælge i stedet at modtage sådanne aktieinstrumenter.	- the Warrantholder may exercise all non-exercised Warrants that are not declared null and void immediately before the sale/swap of shares. In the event that the acquiring company offers share instruments of a corresponding pre-tax value the Warrantholder may elect instead to replace the issued Warrants with such share instrument.

Fælles bestemmelser vedrørende 5.8-5.10:	Common provisions regarding 5.8-5.10:

Selskabet er forpligtet til at give Warrantindehaveren skriftlig meddelelse, hvis en af de ovenfor nævnte transaktioner finder sted. Når Warrantindehaveren har modtaget den skriftlige meddelelse, har Warrantindehaveren – i de tilfælde, hvor Warrantindehaveren ekstraordinært kan udnytte Warrants, jf. 5.8-5.10 – 2 uger til skriftligt at informere Selskabet om, hvorvidt Warrantindehaveren vil gøre brug af tilbuddet. Hvis Warrantindehaveren ikke har givet Selskabet skriftligt svar inden 2-uger eller undlader at betale inden for den betalingsfrist, der er fastsat, bortfalder Warrants uden yderligere varsel og uden kompensation. Udnyttelsesprisen kan ikke komme under aktiernes nominelle værdi.	If one of the transactions mentioned above is made, the Company shall inform the Warrantholder hereof by written notice. Upon receipt of the written notice, the Warrantholder shall – in cases where the Warrantholder may extraordinarily exercise Warrants, see 5.8-5.10 –inform the Company in writing whether the Warrantholder will make use of the offer. If the Warrant-holder has not answered the Company in writing within 2 weeks or fails to pay within the fixed time, Warrants shall become null and void without further notice or compensation. The Exercise Price cannot go below the nominal value of the shares.

Warrantindehaverens rettigheder i anledning af en beslutning truffet af et kompetent organ i selskabet, jf. 5.10-5.12, er betinget af, at den relevante beslutning efterfølgende registreres i Erhvervsstyrelsen, hvis registrering er en gyldighedsbetingelse.	The Warrantholder’s rights in connection with decisions made by any competent company body, see clause 5.10-5.12, shall be contingent on subsequent registration of the relevant decision with the Danish Business Authority provided that registration is a condition of its validity.

Tegning af nye aktier ved udnyttelse af warrants	Subscription for new shares by exercise of warrants

Tegning af nye aktier ved udnyttelse af tildelte warrants finder sted ved, at Warrantindehaveren afleverer en af Selskabet udarbejdet udnyttelsesmeddelelse til Selskabet senest kl. 16:00 CET den sidste dag i Udnyttelsesperioden. Udnyttelsesmeddelelsen skal være udfyldt med alle informationer. Udnyttelsesprisen for de nye aktier, der skal betales ved et kontant indskud, skal være modtaget af Selskabet på en af Selskabet angivet konto senest på den sidste dag i Udnyttelsesperioden.	Subscription for new shares by exercise of granted warrants must be made through submission by the Warrantholder no later than the last day of the Exercise Period at 16:00 CET to the Company of an exercise notice drafted by the Company. The exercise notice shall be filled in with all information. The Company must have received the exercise price for the new shares, payable as a cash contribution on an account specified by the Company, by the last day of the Warrant Exercise period.

Hvis den i punkt. 6.1 angivne frist overskrides, enten således at Udnyttelsesmeddelelsen i udfyldt stand eller betalingen ikke er Selskabet i hænde inden kl. 16 på den sidste dag i Udnyttelsesperioden, anses tegningen for ugyldig, og Warrantindehaveren kan i denne situation ikke anses for herved at have udnyttet sine warrants.	If the limitation period set forth in clause 6.1 expires as a result of the Company not having received the filled -in Warrant Exercise Notice or the payment by 16:00 of the last day of the Warrant Exercise Period, the subscription shall be deemed invalid, and in this situation the Warrantholder shall not be considered as having exercised his/her/its Warrants.

De warrants, som Warrantindehaveren ikke har udnyttet i den sidste dag i Udnyttelsesperioden, bortfalder uden yderligere varsel og uden kompensation.	Warrants not exercised by the Warrantholder prior to the last day in the Warrant Exercise Period shall become null and void without further notice and without compensation.

De nye ordinære aktiers rettigheder	The rights of new ordinary shares

Udover de ovenfor anførte vilkår for den til de udstedte Warrants hørende kapitalforhøjelse gælder følgende vilkår:	In addition to the terms and conditions set forth above, the increase of the share capital relating to the Warrants granted shall be subject to the following terms and conditions:

- De nye aktier udstedes i aktier à DKK 1 eller multipla heraf,	- The new shares will be divided into shares of nominally DKK 1 or multiples hereof;

- De nye aktier skal give ret til udbytte i selskabet for det løbende regnskabsår, hvori aktierne tegnes, på lige fod med de eksisterende aktier og andre rettigheder i selskabet fra og med datoen for tegningen af aktierne,	- The new shares will carry dividend rights for the financial year in which subscription takes place on equal terms with the existing shares as well as other rights in the company as from the day of subscription of the shares;

- De nye aktier skal tilhøre samme aktieklasse, som de eksisterende aktier i selskabet,	- The new shares shall belong to the same share class as the existing shares in the company;

- Kapitalforhøjelsen sker uden fortegningsret for de eksisterende aktionærer, idet tegningen sker på baggrund af Warrants udstedt til Warrantindehaveren,	- The capital increase shall be made without any pre-emption rights for the existing shareholders, given that the subscription is based on Warrants issued to the Warrantholder;

- Der skal ikke gælde indskrænkninger i den til de nye aktiers knyttede fortegningsret ved fremtidige kapitalforhøjelser,	- The pre-emption rights attached to the new shares shall not be subject to any restrictions in the event of future capital increases;

- Fristen for tegning af de nye aktier beregnes på baggrund af bestemmelserne ovenfor,	- The deadline for subscription of the new shares shall be calculated pursuant to the provisions set forth above;

- Det fulde beløb til tegning af det antal aktier, som ønskes tegnet, skal indbetales kontant og senest samtidig med tegningen af de pågældende aktier, og	- The full subscription amount for the number of shares which are to be subscribed, shall be paid in cash no later than on the day of subscription of the shares in question; and

- De nye aktier skal lyde på navn, noteres i selskabets ejerbog og være ikke-omsætningspapirer.	- The new shares shall be made out in the name of the holder, be recorded in the company’s register of shareholders and be non-negotiable instruments.

Selskabet afholder omkostninger i forbindelse med udstedelsen af Warrants og senere udnyttelse heraf. Selskabets omkostninger forbundet med udstedelsen af Warrants og den hertil hørende kapitalforhøjelse anslås til DKK 10.000.	The Company shall pay all costs connected with granting of Warrants and later exercise thereof. The Company’s costs in connection with issue of Warrants and the related capital increase are estimated to DKK 10,000.

SKATTEMÆSSIGE KONSEKVENSER	TAX CONSEQUENCES

De skattemæssige konsekvenser forbundet med Warrantindehaverens tegning eller udnyttelse af Warrants er Selskabet uvedkommende.	The tax implications connected to the Warrantholder’s subscription for, or exercise of Warrants shall be of no concern to the Company.

LOVVALG OG VÆRNETING	LAW AND VENUE

Tegningen af Warrants, vilkårene herfor og udnyttelsen, og vilkårene for senere tegning af aktier i Selskabet skal reguleres af dansk ret.	Acceptance of Warrants, the terms and conditions thereto and the exercise, and terms and conditions for future subscription for shares in the Company shall be governed by Danish law.

Hvis der måtte opstå en tvist mellem Warrantindehaveren og Selskabet i relation til forståelsen eller gennemførelsen af warrantprogrammet, skal denne søges bilagt i mindelighed ved en forhandling mellem parterne.	Any disagreement between the Warrant-holder and the Company in relation to the understanding or implementation of the warrant scheme shall be settled amicably by negotiation between the parties.

Hvis parterne ikke kan opnå enighed, skal eventuelle tvister afgøres ved de almindelige danske domstole.	If the parties fail to reach consensus, any disputes shall be settled by the ordinary Danish courts.